                                                                     EXHIBIT 4.5
================================================================================

                              AEI RESOURCES, INC.
                                  as Borrower

                                      and

                          THE GUARANTORS PARTY HERETO

                          ___________________________

                                  $875,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of September 2, 1998

                  Amended and Restated as of December 14, 1998

                          ___________________________

                            WARBURG DILLON READ LLC,
                       as Arranger and Syndication Agent,

                                      and

                            UBS AG, STAMFORD BRANCH,
                            as Administrative Agent

===============================================================================

                               TABLE OF CONTENTS
                               =================


          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                       Page
                                                                                       ----
Section 1.  Definitions, Accounting Matters and Rules of Construction...................  1
        1.01.  Certain Defined Terms....................................................  1
        1.02.  Accounting Terms and Determinations...................................... 34
        1.03.  Classes and Types of Loans............................................... 34
        1.04.  Rules of Construction.................................................... 34

Section 2.     Commitments, Letters of Credit, Fees, Register,
                                      Prepayments and Replacement of Lenders............ 35
        2.01.  Loans.................................................................... 35
        2.02.  Borrowings............................................................... 36
        2.03.  Letters of Credit........................................................ 37
        2.04.  Termination and Reductions of Commitments................................ 42
        2.05.  Fees..................................................................... 42
        2.06.  Lending Offices.......................................................... 43
        2.07.  Several Obligations of Lenders........................................... 43
        2.08.  Notes: Register.......................................................... 43
        2.09.  Optional Prepayments and Conversions or Continuations of Loans........... 44
        2.10.  Mandatory Prepayments.................................................... 44
        2.11.  Replacement of Lenders................................................... 48

Section 3.  Payments of principal and Interest.......................................... 48
        3.01.  Repayment of Loans....................................................... 48
        3.02.  Interest................................................................. 49

Section 4.  Payments: Pro Rata Treatment: Computations Etc.............................. 50
        4.01.  Payments................................................................. 50
        4.02.  Pro Rata Treatment....................................................... 50
        4.03.  Computations............................................................. 51
        4.04.  Minimum Amounts.......................................................... 51
        4.05.  Certain Notices.......................................................... 51
        4.06. Non-Receipt of Funds by Administrative Age................................ 52
        4.07.  Right of Setoff, Sharing of Payments: Etc................................ 53

Section 5.  Yield Protection. Etc....................................................... 54
        5.01.  Additional Costs......................................................... 54
        5.02.  Limitation on Types of Loans............................................. 55

        5.03.  Illegality............................................................... 56
        5.04.  Treatment of Affected Loans.............................................. 56
        5.05.  Compensation............................................................. 56
        5.06.  Net Payments............................................................. 57

9.13.   Post-Closing Deliveries; Further Assurances.....................................101

(i)     Post-Closing Deliveries.........................................................101

(ii)    Security Interests, Further Assurances..........................................102

9.14.   Compliance with Environmental Laws..............................................103

9.15.   Limitation on Transactions with Affiliates......................................104

9.16.   Limitation on Accounting Changes, Limitation on.................................104
        Investment Company Status.

9.17.   Limitation on Modifications of Certain Documents,...............................104
        Etc.

9.18.   Interest Rate Protection Agreements.............................................104

9.20.   Additional Obligors.............................................................105

9.21.   Limitation on Leases............................................................105

9.22.   Limitation on Other Restrictions on Amendment of................................106
        Credit Documents

9.23.   Designated Senior Debt..........................................................106

9.24.   Limitation on Issuance or Dispositions
            of Equity Interests of Borrower, Subsidiaries
            and Unrestricted Subsidiaries...............................................106

9.26.   Take or Pay Contracts...........................................................107

9.27.   Tax Sharing Arrangements........................................................107

9.28.   Maintenance of Corporate Separateness...........................................107

9.29.   Changes in Factual Information Regarding the....................................107
        Collateral

9.30.   Casualty and Condemnation.......................................................108

        Section 10.  Events of Default..................................................108

Section 11.  Agents.....................................................................111

11.01.  General Provisions..............................................................111

11.02.  Indemnification.................................................................113

11.03.  Consents Under Other Credit Documents...........................................114

11.04.  Collateral Sub-Agent............................................................114

        Section 12.  Miscellaneous......................................................114

12.01.  Waiver..........................................................................114

12.02.  Notices.........................................................................114

12.03.  Expenses, Indemnification, Etc..................................................115

12.04.  Amendments, Etc.................................................................116

12.05.  Successors and Assigns..........................................................119

12.06.  Assignments and Participations..................................................119

12.07.  Survival........................................................................121

12.08.  Captions........................................................................122

12.10.  Governing Law: Submission to Jurisdiction, Waivers..............................122

12.11.  Confidentiality.................................................................122

Signatures..............................................................................S-1

ANNEX A                    -  Commitments

SCHEDULE 1.01(a)           -  Applicable Margins Before Reset Date
SCHEDULE 1.01(b)           -  Applicable Margins After Reset Date
SCHEDULE 1.01(c)           -  Applicable Revolving Credit Fee Percentage
SCHEDULE 1.01(d)           -  Covered Properties
SCHEDULE 1.01(e)           -  Existing Debt
SCHEDULE 1.01(f)           -  Guarantors
SCHEDULE 1.01(g)           -  Mine Sites
SCHEDULE 1.01(h)           -  Shipyard Properties
SCHEDULE 3.01(B)           -  Amortization Schedule
SCHEDULE 7.01(xviii)(4)    -  Surveys
SCHEDULE 8.02(b)           -  Certain Contingent Obligations
SCHEDULE 8.02(c)           -  Certain Financial Matters
SCHEDULE 8.03              -  Litigation
SCHEDULE 8.06              -  Consents
SCHEDULE 8.09              -  Tax Matters
SCHEDULE 8.11              -  Environmental Matters
SCHEDULE 8.14(a)           -  Subsidiaries of Borrower
SCHEDULE 8.14(b)           -  Organizational Structure
SCHEDULE 8.20              -  Material Contract
SCHEDULE 8.21              -  Labor Matters
SCHEDULE 9.07              -  Certain Existing Liens
SCHEDULE 9.08              -  Certain Indebtedness to Remain Outstanding
SCHEDULE 9.09              -  Investments
SCHEDULE 9.15              -  Existing Affiliate Agreements

EXHIBIT A-1                   -  Form of Revolving Credit Note
EXHIBIT A-2                   -  Form of Tranche A Amended and Restated Term
                              Loan Note
EXHIBIT A-3                   -  Form of Tranche B Amended and Restated Tenn
                              Loan Note
EXHIBIT B                  -  Form of Intercompany Note
EXHIBIT C                  -  Form of Interest Rate Certificate
EXHIBIT D                  -  Form of Security Agreement
EXHIBIT E-1                -  Form of Opinion of Counsel to the Obligors
EXHIBIT E-2                -  Form of Local Counsel Opinion
EXHIBIT F                  -  Form of Notice of Assignment
EXHIBIT G-1                -  Form of Mortgage
EXHIBIT G-2                -  Form of Mortgage Amendment
EXHIBIT H                  -  Form of Notice of Borrowing
EXHIBIT I                  -  Form of Notice of Conversion/Continuation
EXHIBIT J                  -  Form of Joinder Agreement
EXHIBIT K                  -  Form of Section 5.06 Certificate for Lenders
EXHIBIT L                  -  Form of Lien Waiver and Access Agreement
EXHIBIT M                  -  Form of Assignment Agreement
EXHIBIT N                  -  Form of Intercompany Lease Agreement
EXHIBIT O                  -  Form of 7.01 (xviii)(9) Officers' Certificate

          AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 2,1998, amended and restated as of December 14, 1998, among AEI RESOURCES, INC., as
Borrower; the Guarantors party hereto; each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b), shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); WARBURG DILLON READ
                  ------                          -------
LLC, as arranger and syndication agent ("Arranger"); UBS AG, Stamford Branch, as
                                         --------
administrative agent ("Administrative Agent").
                       --------------------

          A. Borrower, the Guarantors party thereto, the Lenders party thereto, the Arranger and the Administrative Agent are parties to that certain Credit Agreement dated as of September 2, 1998 (the "Existing Credit Agreement") pursuant to which the Lenders agreed, subject to the terms and limitations of the Existing Credit Agreement, to make certain Loans (as hereinafter defined) to Borrower in an aggregate principal amount not to exceed $750,000,000.

          B. The parties hereto wish to make certain modifications to the Existing Credit Agreement to, among other things, make certain additional Term Loans (as hereinafter defined) and reduce the Revolving Credit Loans (as hereinafter defined).

          The parties hereto agree as follows:

           Section 1.  Definitions, Accounting Matters and Rules of
                       --------------------------------------------
Construction.
-------------

           1.01.  Certain Defined Terms. As used herein, the following terms
                  ---------------------
shall have the following meanings:

          "ABR Loans" shall mean Loans that bear interest at rates based upon
           ---------
the Alternate Base Rate.

          "Acquisition" shall mean, with respect to any Person, any transaction
           -----------
or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person, (b) acquisition of in excess of 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person, or (c) merger or consolidation or any other combination with any other Person.

          "Acquisition Consideration" shall mean the purchase consideration for
           -------------------------
any Acquisition and all other payments made by any Company in exchange for, or as part of, or in connection with any Acquisition, whether paid in cash or by exchange of Equity Interests or of assets or otherwise and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other Profit Payment Agreements, consulting agreements, service agreements and non-competition agreements.

          "Additional Collateral" see Section 9.12.
           ---------------------

          "Additional Obligors" see Section 9.20.
           -------------------

          "Adjusted Net Income" shall mean, for any period, the consolidated net
           -------------------
income (loss) for such period, of Borrower and its Consolidated Subsidiaries calculated on a consolidated basis in accordance with GAAP, adjusted by excluding (to the extent taken into account in the calculation of such consolidated net income (loss)) the effect of (a) gains or losses for such period from Dispositions not in the ordinary course of business and Excluded Dispositions, and the tax consequences thereof, (b) any non-recurring or extraordinary items of income or expense for such period and the tax consequences thereof, (c) the portion of net income (loss) of any Person (other than a Subsidiary) in which Borrower or any Subsidiary has an ownership interest, except to the extent of the amount of cash dividends or other cash distributions actually paid to Borrower or (subject to clause (e) below) any Subsidiary during such period, (d) the net income (loss) of any Person combined with Borrower or any Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distribution by such Subsidiary was not for the relevant period permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders, (f) any net gain from the collection of proceeds of life insurance or "key man" insurance policies, (g) any income or loss from discontinued and terminated operations, and (h) costs and expenses incurred in connection with Acquisitions consummated on or prior to the Amendment and Restatement Date and the financing therefor.

          "Administrative Agent" see the introduction hereto.
           --------------------

          "Advance Date" see Section 4.06.
           ------------

          "AEI" shall mean AEI Holding Company, Inc., a Delaware corporation and
           ---
its Subsidiaries.

          "Affiliate" shall mean, with respect to any Person, any other Person
           ---------
which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including,
                                                         -------
with its correlative meanings, "controlled by" and "under common control with")
                                -------------       -------------------------
shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, solely for purposes of Section 9.15, Borrower shall not be deemed an Affiliate of any Subsidiary and no Subsidiary shall be deemed an Affiliate of any other Subsidiary or Borrower. Each Unrestricted Subsidiary shall be deemed an Affiliate of Borrower and the Subsidiaries.

          "Affiliate Transaction" see Section 9.15.
           ---------------------

          "Agent" means either of the Administrative Agent or Arranger.
           -----

          "Agreement" shall mean this Credit Agreement, as amended from time to
           ---------
time.

          "Alternate Base Rate" shall mean for any day, a rate per annum that is
           -------------------                                 --- -----
equal to the higher of (i) the Federal Funds Rate, plus 0.50%, or (ii) the Prime
                                                   ----
Rate.

          "Amended and Restated Revolving Credit Notes" shall mean the
           -------------------------------------------
promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Amended and Restated Term Loan Notes" shall mean the Amended and
           ------------------------------------
Restated Tranche A Term Loan Notes and the Amended and Restated Tranche B Term Loan Notes.

          "Amended and Restated Tranche A Term Loan Notes" shall mean the
           ----------------------------------------------
promissory notes provided for by Section 2.08(a)(ii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Amended and Restated Tranche B Term Loan Notes" shall mean the
           ----------------------------------------------
promissory notes provided for by Section 2.08(a)(iii) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Amendment and Restatement Date" shall mean the date on which all
           ------------------------------
conditions to the effectiveness of this Amended and Restated Credit Agreement have been satisfied or waived.

          "Amortization Payment" shall mean each scheduled installment of
           --------------------
payments on the Term Loans as set forth in Section 3.01(b).

          "Applicable Lending Office" shall mean, for each Lender and for each
           -------------------------
Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such type of Loan on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall be, for any Loan, (x) from the Closing Date
           -----------------
to the first date (the "Reset Date") Borrower shall have delivered to the
                        ----------
Lenders the financial statements and Interest Rate Certificates required by Sections 9.01(a) and (e) and an Officers' Certificate demonstrating the then applicable Leverage Ratio, the percentage per annum set forth on Schedule
                                          --- -----              --------
1.01(a) for such Loan, and (y) on and after the Reset Date, when the Leverage
-------
Ratio at the end of the most recently ended fiscal quarter ending after such date is as set forth in Schedule 1.01(b), the percentage per annum set forth
                        ----------------                 --- -----
opposite such Leverage Ratio in Schedule 1.01 (b) for such Loan. Any change in
                                ------------------
the Leverage Ratio shall be effective to adjust the Applicable Margin as of the date of receipt by Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to Section 9.01(e). If Borrower fails to deliver the Interest Rate Certificates and financial statements within the times specified in Sections 9.01(a), (b) and (e), the Leverage Ratio shall be deemed to be greater than or equal to 3.0:1.0 until Borrower delivers such Interest Rate Certificates and financial statements.

          "Applicable Revolving Credit Fee Percentage" shall mean 0.5000% per
           ------------------------------------------                     ---
annum.
-----

          "Approved Fund" shall mean, with respect to any Lender that is a fund
           -------------
or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" see the introduction hereto.
           --------

          "Assets Held for Sale" means (i) assets of the Borrower that are
           --------------------
reported on the pro forma. financial statements of the Borrower contained in the Amended Offering Memorandum and Solicitation Statement dated November 16, 1998 relating to the Borrowers exchange offer for the 10% Senior Notes due November 15, 2007 of AEI Holding Company, Inc. as assets held for sale in accordance with GAAP and (ii) the office building in Fairview Heights, Illinois.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Borrower" shall mean AEI Resources, Inc., a Delaware corporation.
           --------

          "Bridge Loan Agreement" shall mean the Senior Subordinated Credit
           ---------------------
Agreement dated as of September 2, 1998 among Borrower, the guarantors party thereto, the financial institutions party thereto, Warburg Dillon Read LLC, as arranger and syndication agent and UBS AG, Stamford Branch, as administrative agent.

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Continuation or Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, any direct or
           --------------------
indirect (by way of acquisition of securities of a Person or the expenditure of cash or the incurrences of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets, excluding (i) normal replacement and maintenance programs properly charged to current operations,
(ii) any expenditure made with the Net Available Proceeds of any Disposition effected pursuant to Section 9.06(g), (iii) any expenditure made with the proceeds of any Excluded Disposition, (iv) expenditures in an amount not to exceed the sum of (x) the Net Available Proceeds of any Casualty Event to the extent such Net Available Proceeds are not required to be applied to the prepayment of the Loans in accordance with Section 2.10(a)(i) and (y) the amount of any applicable insurance deductibles with respect to such Casualty Event to the extent such amount is applied as set forth in clause (w)(1) or (w)(II) of
Section 2.10(a)(i) within the period specified therein, (v) the purchase price of equipment to the extent that the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business, and (vi) Acquisitions made pursuant to Section 9.06(h).

          "Capital Lease" as applied to any Person, shall mean any lease of any
           -------------
Property by that Person as lessee which, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Casualty Event" shall mean, with respect to any Property (including
           --------------
Real Property) of any Person, any loss of title with respect to Real Property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such Property (including Real Property) for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. "Casualty
                                                                     --------
Event" shall include but not be limited to any taking of any Mortgaged Real
-----
Property or Real Property of any Company or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of any Mortgaged Real Property or Real Property of any Company or any part thereof, by any Governmental Authority, civil or military.

          "CERCLA" shall mean the United States Comprehensive Environmental
           ------
Response, Compensation and Liability Act of 1980, as amended.

          "Change of Control" shall mean any transaction or event (including,
           -----------------
without limitation, an issuance, sale or exchange of Equity Interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of Borrower) as a direct or indirect result of which (a) if such transaction or event occurs prior to the consummation of an Initial Public Offering, the Excluded Persons fail to beneficially own, directly or indirectly, shares of Equity Interests of Borrower representing at least a majority (on a fully diluted basis) of the aggregate voting power of the voting Equity Interests of Borrower at the time outstanding or the ability to appoint a majority of the board of directors of Borrower; (b) if such transaction or event is an Initial Public Offering or occurs after the consummation of an Initial Public Offering, (i) any Person or any group (other than the Excluded Persons or the Excluded Group) shall (A) (directly or indirectly) beneficially own in the aggregate shares of Equity Interests of Borrower having 33-1/3% or more of the aggregate voting power of all shares of Equity Interests of Borrower at the time outstanding and greater aggregate voting power than the Excluded Persons, collectively, or (B) have the right or power to appoint a majority of the board of directors of Borrower or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Borrower was approved by a vote of at least a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the board of directors of Borrower then in office; or (c) if such transaction or event occurs at any time, whether before or after the consummation of an Initial Public Offering, any event or circumstance constituting a "change of control" or other similar occurrence under any documentation evidencing or governing any

Indebtedness of any Company in a principal amount in excess of $25.0 million (other than under the Credit Documents or any mineral leases or real property leases of any Company not constituting Indebtedness) shall occur which results in an obligation of any Company to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of this definition, the terms "beneficially own" and "group" shall have the respective
                       ----------------       -----
meanings ascribed to them pursuant to Section 13(d) of the United States Securities Exchange Act of 1934, except that a Person or group shall be deemed to "beneficially own" all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Class" see Section 1.03.
           -----

          "Closing Date" shall mean the date on which the initial extensions of
           ------------
credit are made hereunder.

          "Code" shall mean the United States Internal Revenue Code of 1986, as
           ----
amended.

          "Collateral" shall mean all of the Pledged Collateral, Mortgaged Real
           ----------
Property, the Intercompany Leases and all other Property of whatever kind or nature pledged as collateral for the Obligations under any Security Document.

          "Collateral Account" see Section 9 of the Security Agreement.
           ------------------

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Commitment Letter" shall mean the Commitment Letter among UBS,
           -----------------
Stamford Branch, Warburg Dillon Read LLC and Coal Ventures, Inc. dated August 3, 1998 together with all exhibits and schedules thereto and incorporated therein, as such letter has been amended to the date hereof.

          "Commitments" shall mean the Revolving Credit Commitments and the Term
           -----------
Loan Commitments.

          "Companies" shall mean the Obligors and their respective Subsidiaries;
           ---------
and "Company" shall mean any of them. No Unrestricted Subsidiary (including AEI
     -------
and its Subsidiaries until such time as AEI and its Subsidiaries shall cease to constitute Unrestricted Subsidiaries hereunder) is a Company.

          "Consolidated Interest Expense" shall mean, for any period, all
           -----------------------------
interest expense for such period (including original issue discount, interest paid in kind, commitment fees, letter of credit fees and the interest component of Capital Leases) of Borrower and its Consolidated Subsidiaries for such period including all capitalized interest and the net amounts payable under all Interest Rate Protection Agreements.

          "Consolidated Net Worth" shall mean at the date of determination
           ----------------------
thereof, the sum of (a) all items which in conformity with GAAP would be classified as stockholders' equity on a consolidated balance sheet of the Borrower at such date and (b) preferred stock of the Borrower which (i) has no mandatory redemptions prior to December 31, 2005 and (ii) was issued and is outstanding on terms and conditions reasonably satisfactory to the Agents.

          "Consolidated Rental Payments" shall mean, for any period, the
           ----------------------------
aggregate amount of all rents paid or to be incurred under all operating leases of Borrower and its Consolidated Subsidiaries as lessees (net of sublease income).

     "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of
      -----------------------
such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Contaminant" see Section 8.11.
           -----------

          "Contingent Obligation" shall mean, as to any Person, any direct or
           ---------------------
indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the
                                 -------------------
"primary obligor"), including any obligation of such Person (but excluding
----------------
reclamation surety and similar bonds and undrawn letters of credit issued in the ordinary course of business or in connection with any acquisition) (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each of (i)-(iv), a "Guaranty Obligation"); (b)
                                                      -------------------
with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract; provided, however, that the
                                                  --------  -------
term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business or obligations for any recoupable advance or minimum royalty payments under any mineral lease or real property lease. The amount of any Contingent Obligation shall (x) in the case of a Guaranty Obligation, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (y) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.09 of a LIBOR Loan from one Interest Period to the next Interest Period.

          "Contractual Obligation" shall mean as to any Person, any provision of
           ----------------------
any security issued by such Person or of any mortgage, security agreement, pledge agreement, indenture, credit agreement, securities purchase agreement, debt instrument, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound or subject.

          "Contribution" shall mean the contribution of all of the outstanding
           ------------
capital stock of Borrower to Holding by AEI Enterprises, Inc. and Mr. Larry Addington.

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Covered Properties" shall mean (i) with respect to the Real Property
           ------------------
of Zeigler, the Real Property set forth on Schedule 1.01(d)(i), (ii) with
                                           -------------------
respect to the Real Property of Coal Ventures Holding Company, Inc. and its Subsidiaries (other than Mid-Vol Leasing, Inc., Mega Minerals, Inc. and Premium Processing, Inc. (collectively, "Mid-Vol") and CC Coal Company) and West-Virginia-Indiana Coal Holding Company, Inc. and its Subsidiaries, the Real Property set forth on Schedule 1.10(d)(ii), (iii) with respect to the Real
                      --------------------
Property of Mid-Vol, the Real Property set forth on Schedule 1.01(d)(iii), (iv)
                                                    ---------------------
with respect to the Real Property of CC Coal Company, the Real Property set forth on Schedule 1.01(d)(iv), (v) with respect to the Real Property of Kindill,
         --------------------
the Real Property set forth on Schedule 1.01(d)(v), (vi) with respect to the
                               -------------------
Real Property of AEI, the Real Property set forth on Schedule 1.01(d)(vi) and
(viii) all Real Properties of the Obligors on which there are situated any significant surface Improvements (as determined in the reasonable discretion of the Administrative Agent) as set forth on Schedule 1.01(d)(viii).

          "Covered Taxes" see Section 5.06(a).
           -------------

          "Credit Documents" shall mean this Agreement, the Notes, the Letter of
           ----------------
Credit Documents and the Security Documents and each of the other documents, agreements, instruments, opinions and certificates now or. hereafter executed and delivered in connection herewith or therewith.

          "Creditor" shall mean (i) any Agent, (ii) the Issuing Lender, (iii)
           --------
any Lender, and (iv) any Affiliate of a Lender party to a Swap Contract with an Obligor to the extent such Swap Contract relates to any Loan.

          "Cyprus Purchase Agreement" shall mean the Stock Purchase and Sale
           -------------------------
Agreement dated as of May 28, 1998 between Cyprus Amax Coal Company, a Delaware corporation, and AEI.

          "Debt Issuance" shall mean the incurrence by any Obligor of any
           -------------
Indebtedness after the Closing Date (other than as permitted by Section 9.08).

          "Default" shall mean any event or condition that constitutes an Event
           -------
of Default or that would become, with notice or lapse of time or both, an Event of Default.

          "Disposition" shall mean (i) any conveyance, sale, lease, assignment,
           -----------
transfer or other disposition (including by way of merger or consolidation and including any sale-leaseback transaction) of any Property (including receivables and shares of Equity Interests of any Subsidiary or joint venture of any Person) (whether now owned or hereafter acquired) by any Company to any Person other than Borrower or any Wholly Owned Subsidiary, (ii) any issuance or sale by any Subsidiary of its Equity Interests to any Person other than Borrower or any Wholly Owned Subsidiary and any issuance or sale by any Unrestricted Subsidiary of its Equity Interests to any Person other than Borrower or a Wholly Owned Unrestricted Subsidiary, and (iii) any liquidating or other non-ordinary course dividend or distribution received by any Company in respect of any Unrestricted Subsidiary or any joint venture or similar enterprise, excluding, however, in each case any Excluded Disposition.

          "Disposition Event" shall mean the receipt by any Company of proceeds
           -----------------
or distributions of any kind from Property received in consideration for a Disposition.

          "Disqualified Capital Stock" shall mean, with respect to any Person,
           --------------------------
any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than solely for Qualified Capital Stock) or exchangeable or convertible into debt securities of the issuer thereof at the note option of the holder thereof, in whole or in part, on or prior to the date which is 90 days after the Final Maturity Date.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any Equity Interests or Equity Rights of any Company, but excluding dividends paid through the issuance of additional shares of Qualified Capital Stock and any redemption or exchange of any Qualified Capital Stock of such Obligor through the issuance of Qualified Capital Stock of such Obligor.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Eligible Person" shall mean (i) a commercial bank organized under the
           ---------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such
                                  ----
country, and having a combined capital and surplus in a dollar equivalent amount of at least $100.0 million; provided, however, that such bank is acting through
                            --------  -------
a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (iii) an insurance company, mutual fund entity which is regularly engaged in making, purchasing or investing in loans or securities or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a dollar equivalent amount of at least $100.0 million; (iv) any Affiliate of a Lender; and (v) any other entity (other than a natural person) which is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds, and investment funds. With respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Person.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging such Person's liability for any costs, cleanup costs, response or corrective action costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of or resulting from (i) the presence, Release or threatened Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) any violation of any Environmental Law. The term

"Environmental Claim" shall include any claim by any Person seeking damages,
--------------------
contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Laws" shall mean any and all applicable laws, rules or
           ------------------
regulations of any Governmental Authority, any orders, decrees, judgments or injunctions and the common law relating to mining operations and activities or pollution or protection of human health, safety or the environment, including without limitation, ambient air, indoor air, soil, surface water, ground water, wetlands, land or subsurface strata, including, without limitation, those relating to Releases or threatened Releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          "Environmental Requirement" see Section 8.11.
           -------------------------

          "Equity Interests" shall mean, with respect to any Person, any and all
           ----------------
shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Closing Date.

          "Equity Issuance" shall mean any of (a) any issuance or sale after the
           ---------------
Closing Date by Borrower or any direct or indirect parent of Borrower of (x) any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (y) any other security or instrument representing an Equity Interest (or the right to obtain any Equity Interest) in the issuing or selling Person, or (b) the receipt by any Company after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution) other than from any other Company, excluding in each case (i) any issuance of common

Equity Interests of Holding to the seller or sellers in consideration for a Permitted Acquisition, (ii) any issuance or sale of Equity Interests in any Subsidiary (which, for the avoidance of doubt, is treated as a Disposition),
(iii) any issuance or sale by Holding of Equity Interests of Holding to employees, directors, officers or consultants pursuant to a benefit or compensation plan in the ordinary course of business, (iv) any issuance of Qualified Capital Stock of Holding to the extent that the proceeds thereof are used for a contemporaneous purchase or redemption of Equity Interests of Holding pursuant to Section 9.10(b)(iii), (v) any issuance of Equity Interests by any Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds, (vi) and issuance or sale by Borrower of Equity Interests of Borrower pursuant to the exercise of stock options outstanding on the Closing Date; and (viii) the issuance of Equity Interests to any Excluded Person.

          "Equity Rights" shall mean. with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the United States Employee Retirement Income
           -----
Security Act of 1974, as amended.

          "ERISA Entity" shall mean any member of an ERISA Group.
           ------------

          "ERISA Event" shall mean (a) any "reportable event," as defined in
           -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Plan; (f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Company or any Unrestricted Subsidiary.

          "ERISA Group" shall mean any Company and any Unrestricted Subsidiary
           -----------
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, any Subsidiary or any Unrestricted Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Projected Annualized Cost Savings" shall mean (i) for December 31,
           ---------------------------------
1998, $50.0 million, (ii) for March 31, 1999, $37.5 million, (iii) for June 30, 1999, $25.0 million, (iv) for September 30, 1999, $12.5 million and (v) for each Test Date after September 30, 1999, $0.

          "Event of Default" see Section 10.
           ----------------

          "Excess Cash Flow" shall mean, for any period, (A) the sum of (i)
           ----------------
Operating Cash Flow for such period (calculated for this definition by adding back the cash portion of all extraordinary or nonrecurring items of income (other than from Dispositions and Excluded Dispositions) to the extent excluded in the calculation of Adjusted Net Income and by deducting the cash portion of all extraordinary or non-recurring items of expense or loss to the extent excluded in the calculation of Adjusted Net Income), (ii) any net decrease in Working Capital during such period, and (iii) cash received from the proceeds of any life insurance or "key man" policies during such period, minus (B) the sum of (i) cash interest expense (including, without duplication, cash Capital Lease expense and commitment fees) of Borrower and its Consolidated Subsidiaries for such period to the extent deducted in calculating Adjusted Net Income, (ii) the sum of all scheduled principal payments (other than pursuant to Section 2.10(a)(v)) on any Indebtedness (including Capital Leases and Term Loans pursuant to Section 3.01(b)) of Borrower and its Consolidated Subsidiaries made during such period from internally generated funds and all prepayments of Revolving Credit Loans made from internally generated funds to the extent accompanied by a permanent reduction in Revolving Credit Commitments, (iii) Capital Expenditures made during such period by Borrower and the Subsidiaries to the extent funded from internally generated funds, (iv) all cash income taxes actually paid by Borrower during such period and dividends paid during such period by Borrower pursuant to Section 9.10(c)(ii), and (v) cash paid during such period for any Permitted Acquisition to the extent funded from internally generated funds, and (vi) any net increases in Working Capital during such period.

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
1934.

          "Excluded Dispositions" shall mean (i) Dispositions for fair market
           ---------------------
value resulting in no more than $10.0 million in aggregate proceeds in any fiscal year; (ii) an exchange of equipment or inventory for like equipment or inventory, provided that the Person effecting such exchange receives substantially equivalent value in such exchange for the Property disposed of,
(iii) any transaction permitted by Section 9.06 (other than clause (g) thereof), any Lien permitted by Section 9.07 and any Investment permitted by Section 9.09;
(iv) any issuance of Equity Interests by any Subsidiary or Unrestricted Subsidiary to directors or nominees if required by applicable law if resulting in de minimis proceeds, (v) the disposition of Triton, (vi) the disposition of
   -- -------
the Shipyard Properties, and (vii) the sale of one share of Employee Benefits Management Inc. to Addington Enterprises, Inc. and the sale of up to 20% of the Equity Interests in Employee Benefits Management Inc.

          "Excluded Equity Issuance" shall mean any issuance of Qualified
           ------------------------
Capital Stock of Borrower excluded from the definition of Equity Issuance by virtue of clause (iv) thereof.

          "Excluded Group" shall mean a "group" (as such term is used in
           --------------
Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided, however, that the voting power of the Equity Interests of
         --------  -------
Borrower "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Equity Interests "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

          "Excluded Person" shall mean Larry Addington, Bruce Addington, Robert
           ---------------
Addington, Stephen Addington, John Baum, Donald P. Brown, Kevin Crutchfield, Vic Grubb, John Lynch, Bernie Mason, Marc Merritt, Jim Morris, Keith Sieber and any Affiliate of any of the foregoing that is directly or indirectly controlling or controlled by, or under direct or indirect common control with, any of the foregoing.

          "Existing Affiliate Agreements" see Section 9.15.
           -----------------------------

          "Existing Debt" shall mean the Indebtedness of and commitments to make
           -------------
extensions of credit in favor of Borrower and the Subsidiaries under the existing debt instruments and credit facilities listed on Schedule 1.01(e).
                                                          ----------------

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------                                    --- -----
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, however, that (a) if the day for which such
                          --------  -------
rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to Administrative Agent on such Business Day on such transactions by three federal funds brokers of recognized standing, as determined by Administrative Agent.

          "Fee Letter" shall mean the Fee Letter dated as of December 14, 1998
           ----------
by and among UBS AG, Stamford Branch, Warburg Dillon Read LLC and Coal Ventures, Inc.

          "Final Maturity Date" shall mean, September 30, 2005
           -------------------

          "Financial Maintenance Covenants" shall mean the covenants set forth
           -------------------------------
in Section 9.11 (a) through (d).

          "Funding Date" shall mean the date of the making of any extension of
           ------------
credit hereunder (including the Closing Date).

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" shall mean any government or political
           ----------------------
subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "Governmental Real Property Disclosure Requirements" shall mean any
           --------------------------------------------------
Requirement of Law of any Governmental Authority requiring notification of the buyer or mortgagee of real property, or notification, registration, or filing to or with any Governmental Authority, prior to the sale or mortgage of any real property or transfer of control of an establishment, of the actual or threatened presence or release into the environment, or the use, disposal, or handling of Hazardous Material on, at, under, or near the real property to be sold or the establishment for which control is to be transferred.

          "Guarantee" shall mean the guarantee of each Guarantor pursuant to
           ---------
Section 6.

          "Guaranteed Obligations" see Section 6.01.
           ----------------------

          "Guarantors" shall mean Holding and each Subsidiary listed on Schedule
           ----------                                                   --------
1.01(f), and each direct and indirect Subsidiary that guarantees the payment of
-------
the Obligations of Borrower hereunder and under the other Credit Documents pursuant to Section 9.20.

          "Guaranty Obligation" see the definition of Contingent Obligation.
           -------------------

          "Hayman" shall mean Hayman Holdings, Inc. a Kentucky corporation.
           ------

          "Hazardous Material" shall mean any pollutant, contaminant, toxic,
           ------------------
hazardous, deleterious or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance subject to regulation under any Environmental Law including, without limitation, petroleum or any petroleum product, including crude oil or any fraction thereof, polychlorinated biphenyls, urea-formaldehyde insulation and asbestos.

          "Holding" shall mean AEI Resources Holding, Inc.
           -------

          "Improvements" shall have the meaning given such term in the
           ------------
Mortgages.

          "in the ordinary course of business" shall mean in the ordinary course
           ----------------------------------
of business of Borrower and the Subsidiaries consistent with past practice.

          "incur" shall mean, with respect to any Indebtedness or other
           -----
obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence" "incurred" and "incurring" shall
                                   ----------   --------       ---------
have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Company (or is merged into or consolidates with any Company), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Company (or being merged into or consolidated with any Company), shall be deemed incurred at the time any such Person becomes a Company or merges into or consolidates with any Company. Neither the accrual of interest, nor the accretion of accreted value, shall be deemed to be an incurrence.

          "Indebtedness" shall mean, for any Person, without duplication, (a)
           ------------
all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of Property or services (other than trade payables and accrued expenses paid on customary terms incurred in the ordinary course of business on ordinary terms and not more than 90 days past due); (c) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments (such as, for example, unpaid reimbursement obligations in respect of a drawing under a letter of credit, but excluding reclamation, surety and similar bonds and undrawn letters of credit issued in the ordinary course of business or in connection with any acquisition); (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations of such Person; (g) all net obligations of such Person with respect to Swap Contracts (such obligations to be equal at any time to the aggregate net amount that would have been payable by such Person at the most recent fiscal quarter end in connection with the termination of such Swap Contracts at such fiscal quarter end); (h) all obligations with respect to payments received in consideration of coal or other minerals required to be acquired or produced after the time of payment (including obligations under "take-or-pay" contracts to deliver coal in return for payments already received); (i) all amounts required to be paid by such Person as a guaranteed payment to partners, including any mandatory redemption of shares or interests; 0) all indebtedness of other Persons referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; and (k) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through 0) above. Indebtedness shall not include accounts extended by suppliers in the ordinary course of business on normal trade terms in connection with the purchase of goods and services or obligations for any recoupable advance or minimum royalty payments under any mineral lease or real property lease. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

          "Indemnitee" see Section 12.03.
           ----------

          "Initial Public Offering" shall mean a primary underwritten public
           -----------------------
offering of the common stock of Borrower, other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

          "Insolvency Proceeding" shall mean, with respect to any Person, (a)
           ---------------------
any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding-up or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

          "Intercompany Lease Agreement" shall mean an Amended and Restated
           ----------------------------
Collateral Assignment of Intercompany Leases, Subordination and Attainment Agreement substantially in the form of Exhibit N among the Obligors and
                                       ---------
Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent a Lien on and security interest in the Intercompany Leases.

          "Intercompany Leases" shall have the meaning set forth in the
           -------------------
Intercompany Lease Agreement delivered on the Closing Date or thereafter pursuant to Section 9.12.

          "Intercompany Note" shall mean a promissory note substantially in the
           -----------------
form of Exhibit B.
        ---------

          "Interest Coverage Ratio" shall mean, for any Test Date, the ratio of
           -----------------------
(x) the sum of Operating Cash Flow for the four fiscal quarters ending on such Test Date and the Projected Annualized Cost Savings applicable to such Test Date to (y) Consolidated Interest Expense for the four fiscal quarters ending on such Test Date. In computing the Interest Coverage Ratio, (i) Operating Cash Flow will be calculated on a pro forma basis for all Acquisitions consummated during the four full fiscal quarters ending on the applicable Test Date as if such Acquisitions had been consummated at the beginning of such period and Consolidated Interest Expense shall be calculated on a pro forma, basis assuming any Indebtedness incurred in connection with the Acquisitions referred to in clause (i) had been incurred at the beginning of the four fiscal quarters ending on the applicable Test Date.

          "Interest Period" shall mean, with respect to any LIBOR Loan, each
           ---------------
period commencing on the date such LIBOR Loan is made or Converted from an ABR Loan or the last day of the next preceding Interest Period for such LIBOR Loan and (subject to the requirements of Sections 2.01(a), 2.01(b), 2.01(c) and 2.09) ending on the numerically corresponding day in the first, second or third or sixth calendar month thereafter, as Borrower may select as provided in Section 4.05, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date, unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day fails in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

          "Interest Rate Certificate" shall mean an Officers' Certificate
           -------------------------
substantially in the form of Exhibit C delivered pursuant to Section 9.01(e),
                             ---------
demonstrating in reasonable detail the calculation of the Leverage Ratio as of any Test Date.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "internally generated funds" shall mean funds not generated from the
           --------------------------
proceeds of any Loan, Debt Issuance, Equity Issuance, Disposition, insurance recovery or Indebtedness (in each case without regard to the exclusions from the definition thereof (other than sales of inventory in the ordinary course of business)).

          "Investment" shall mean, for any Person: (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures or other securities of any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) any capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others) any other Person; and (d) the entering into, or direct or indirect incurrence, of any Guaranty Obligation with respect to Indebtedness or other liability of any other Person.

          "Issuing Lender" shall mean UBS AG, Stamford Branch, or any of its
           --------------
Affiliates, or such other Lender or Lenders selected by Administrative Agent reasonably satisfactory to Borrower, as the issuer of Letters of Credit under Section 2.03, together with its successors and assigns in such capacity.

          "Kindill" shall mean Kindill Holding, Inc., a Kentucky corporation,
           -------
and its Subsidiaries.

          "Lease" shall mean any lease, sublease, franchise agreement, license,
           -----
occupancy or concession agreement.

          "Lender" and "Lenders" see the introduction to this Agreement.
           ------       -------

          "Letter of Credit" see Section 2.03.
           ----------------

          "Letter of Credit Agreements" shall mean the Letter of Credit
           ---------------------------
Agreement dated September 2, 1998 between Zeigler and First Chicago National Bank, pursuant to which such Bank has issued letters of credit with an aggregate face amount of approximately $6.0 million.

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the fights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Revolving Credit
           -------------------------
Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's fights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

          "Letter of Credit Liability" shall mean without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.

          "Leverage Ratio" shall mean, for any Test Date, the ratio of (x) Total
           --------------
Debt at such Test Date, to (y) the sum of Operating Cash Flow for the four full fiscal quarters ending on such Test Date and the Projected Annualized Cost Savings applicable to such Test Date. In computing the Leverage Ratio, Operating Cash Flow will be calculated on a pro forma basis for all Acquisitions consummated during the four full fiscal quarters ending on the applicable Test Date as if such Acquisitions had been consummated at the beginning of such period.

          "LIBOR Base Rate" shall mean, with respect to any LIBOR Loan for any
           ---------------
Interest Period therefor, the rate per annum determined by Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i), if no comparable term
                             --------  -------
for an Interest Period is available, the LIBOR Base rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "LIBOR Base Rate" shall mean, with respect to each day during each Interest
 ---------------
Period pertaining to LIBOR Loans comprising part of the same Borrowing, the rate per annum equal to the rate at which Administrative Agent is offered deposits in
--- -----
Dollars at approximately 11:00 am., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such LIBOR Loan to be outstanding during such Interest Period.
"Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the
 --------------------------------------------------------------
display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

          "LIBOR Loans" shall mean Loans that bear interest at rates based on
           -----------
rates referred to in the definition of "LIBOR Base Rate" in this Section 1.01.

          "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period
           ----------
therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the LIBOR Base Rate for such Loan for such Interest Period divided by I minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "Lien" shall mean, with respect to any Property, any mortgage, deed of
           ----
trust, lien, pledge, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, any other type of preferential arrangement in respect of such Property or any filing of any financing statement under the UCC or any other similar notice of Lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing. For purposes of the Credit Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

          "Loans" shall mean the Revolving Credit Loans and the Term Loans.
           -----

          "Losses" of any Person shall mean the losses, liabilities, claims
           ------
(including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, reasonable and documented costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

          "Majority Lenders" shall mean (i) at any time prior to the Closing
           ----------------
Date, Lenders holding at least a majority of the aggregate amount of the Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans, plus (b) the aggregate amount of all Letter of
                             ----
Credit Liabilities, plus (c) the aggregate Unutilized Revolving Credit
                    ----
Commitments then in effect, plus (d) the aggregate amount of unused Term Loan
                            ----
Commitments then in effect.

          "Majority Revolving Credit Lenders" shall mean (i) at any time prior
           ---------------------------------
to the Closing Date, Lenders holding at least a majority of the aggregate amount of the Revolving Credit Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (without duplication) (a) the aggregate principal amount of outstanding Revolving Credit Loans, plus (b) the
                                                                  ----
aggregate amount of all Letter of Credit Liabilities, plus (c) the aggregate
                                                      ----
Unutilized Revolving Credit Commitments then in effect.

          "Majority Term Lenders" shall mean (i) at any time prior to the
           ---------------------
Closing Date, Lenders holding at least a majority of the Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the stun of (a) the aggregate principal amount of outstanding Term Loans plus
                                                                            ----
(b) the aggregate amount of unused Term Loan Commitments then in effect.

          "Majority Tranche A Term Loan Lenders" shall mean (i) at any time
           ------------------------------------
prior to the Closing Date, Lenders holding at least a majority of the Tranche A Term Loan Commitments, and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (a) the aggregate principal amount of outstanding Tranche A Term Loans plus (b) the aggregate amount of unused Tranche
                                 ----
A Term Loan Commitments then in effect.

          "Majority Tranche B Term Loan Lenders" shall mean (i) at any time
           ------------------------------------
prior to the Closing Date, Lenders holding at least a majority of the Tranche B Tenn Loan Commitments and (ii) at any time after the Closing Date, Lenders holding at least a majority of the sum of (a) the aggregate principal amount of outstanding Tranche B Term Loans plus (b) the aggregate amount of unused Tranche
                                 ----
B Term Loan Commitments then in effect.

          "Margin Stock" shall mean margin stock within the meaning of
           ------------
Regulations T, U and X.

          "Material Adverse Change" shall mean, with respect to any Person, a
           -----------------------
material adverse change, or any condition or event that has resulted or could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, Properties or results of operations of such Person, individually or together with the Subsidiaries taken as a whole.

          "Material Adverse Effect" shall mean, any of (a) a material adverse
           -----------------------
effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the operations, Properties, prospects or financial or other condition of Borrower, individually or together with the Subsidiaries taken as a whole,
(b) a material adverse effect on the ability of the Obligors to consummate in a timely manner the transactions contemplated hereby or to perform their obligations under any Credit Document or (c) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or the rights and remedies of Administrative Agent, the Lenders, the Issuing Lender or Arranger thereunder.

          "Mine" shall mean any excavation or opening into the earth now or
           ----
hereafter made from which coal or other minerals are or can be extracted on or from any of the Covered Properties owned or leased by any Obligor, including, without limitation, the mines described in the Reserve Reports delivered to the Agents pursuant to Section 7.01(vii) of the Credit Agreement.
                   -----------------

          "Mine Site" shall mean all Covered Property comprising a mine site
           ---------
(which site (i) shall include, without limitation, all Improvements (other than Shipyard Properties) relating to or used in connection with such mine site regardless of physical proximity to any Mine and (ii) contains one or more Mines) as described, and commonly known by the names set forth, in Schedule 1.01(g).

          "Mortgage" shall mean an agreement, including, but not limited to, a
           --------
fee or leasehold mortgage, deed of trust or any other document acceptable to Administrative Agent, creating and evidencing a Lien on a Mortgaged Real Property, which shall be substantially in the form of Exhibit G-1, with such
                                                      -----------
schedules and including such additional provisions and other deviations from such Exhibit or form as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

          "Mortgage Amendment" shall mean an amendment to any Mortgage
           ------------------
substantially in the form of Exhibit G-2, with such schedules and including such additional provisions and other deviations from such Exhibit or form as shall be necessary to conform such document to applicable Requirements of Law or as shall be customary under such applicable Requirements of Law, as the same may at any time be amended in accordance with the terms thereof and hereof.

          "Mortgaged Real Property" shall mean all Real Property which shall be subject to a Mortgage (i) in the case of the Covered Properties described in clauses (i), (ii), (iii), (iv), (v) and (vii) of the definition thereof, delivered on the Closing Date, (ii) in the case of the Covered Properties described in clauses (vi) and (vii) of the definition thereof, delivered on the Amendment and Restatement Date (iii) in the case of all other Real Property (other than the Intercompany Leases) delivered thereafter pursuant to Section
9.12 or Section 9.13, or (iv) in the case of the Intercompany Leases, delivered pursuant to the provisions of the Intercompany Lease Agreement.

          "Multiemployer Plan" shall mean at any time a multiemployer plan
           ------------------
within the meaning of Section 4001(a)(3) of ERISA (i) to which any member of the ERISA Group is then making or accruing an obligation to make contributions, (ii) to which any member of the ERISA Group has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period, or (iii) with respect to which any Company could incur liability.

          "NAIC" shall mean the National Association of Insurance Commissioners.
           ----

          "Net Available Proceeds" shall mean:
           ----------------------

               (i) in the case of any Disposition Event, the amount of Net Cash Payments received by any Company in connection with such Disposition Event;

               (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Company in respect of such Casualty Event net of (A) fees and expenses incurred by such Company in connection with recovery thereof, (B) repayments of Indebtedness (other than Indebtedness hereunder) to the extent secured by a Lien on such Property that is permitted hereunder and, to the extent such Property constitutes Collateral, under the applicable Security Document, and (C) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or payable by any Company in respect of amount so recovered (after application of all credits and other offsets); and

               (iii) in the case of any Equity Issuance or any Debt Issuance, the aggregate amount of all cash received by any Company in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses, actually incurred and satisfactorily documented in connection therewith.

          "Net Cash Payments" shall mean, with respect to any Disposition Event,
           -----------------
the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Company directly or indirectly in connection with such Disposition Event; provided, however, that Net Cash Payments shall be net
                        --------  -------
(without duplication) of (i) the amount of all fees and expenses paid by any Company in connection with such Disposition Event (the "Relevant Dispositions");
                                                        ---------------------
(ii) any taxes (including income, transfer, stamp, duty, customs, withholding and any other taxes) paid or estimated to be payable by any Company as a result of the Relevant Disposition (after application of all credits and other offsets); (iii) any repayments by any Company of Indebtedness (other than the Obligations) to the extent that (a) such Indebtedness is secured by a Lien on the Property that is the subject of the Relevant Disposition that is permitted hereunder and, to the extent such Property constitutes Collateral, under the applicable Security Document and (b) the transferee of (or holder of a Permitted Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property; (iv) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to such Relevant Disposition; and (v) appropriate amounts to be provided by any Company, as a reserve, in accordance with GAAP, against any liabilities associated with such Relevant Disposition and retained by any Company after such Relevant Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Relevant Disposition, all as reflected in an Officers' Certificate delivered to Administrative Agent.

          "Non-U.S. Lender" see Section 5.06(b).
           ---------------

          "Notes" shall mean the Amended and Restated Revolving Credit Notes and
           -----
the Amended and Restated Term Loan Notes.

          "Notice of Assignment" shall mean a notice of assignment pursuant to
           --------------------
Section 12.06 substantially in the form of Exhibit F.
                                           ---------

          "Notice of Borrowing" shall mean a notice of borrowing substantially
           -------------------
in the form of Exhibit H.
               ---------

          "Obligations" shall mean all amounts, direct or indirect, contingent
           -----------
or absolute, of every type or description, and at any time existing, owing to any Creditor or any of its Related Parties or their respective successors, transferees or assignees pursuant to the terms of any Credit Document or secured by any of the Security Documents, whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

          "Obligors" shall mean Borrower and the Guarantors.
           --------

          "Officers' Certificate" shall mean, as applied to any corporation, a
           ---------------------
certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or one of its Vice Presidents (or an equivalent officer) and by its Chief Financial Officer, Vice President-Finance or its Treasurer (or an equivalent officer) or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every
                                                   --------  -------
Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loan or the taking of any other action hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, and (ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Cash Flow" shall mean, for any period, the sum (without
           -------------------
duplication) of the amounts for such period of Adjusted Net Income, plus in each
                                                                    ----
case to the extent deducted in calculating such Adjusted Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and amortization expense, and (iv) the non-cash component of any item of expense (including, without limitation, writedowns and impairment of property, plant and equipment and intangibles and other long-lived assets), other than to the extent requiring an accrual or reserve for future cash expenses, all as determined on a consolidated basis for Borrower and its Consolidated Subsidiaries.

          "Original Lenders" shall mean the Lenders named on the signature pages
           ----------------
hereof who were Lenders at the Closing Date.

          "Organic Document" shall mean, relative to any Person, its certificate
           ----------------
of incorporation, its bylaws, its partnership agreement, its memorandum and articles of association, share designations or similar organization document, voting trusts and similar arrangements applicable to any of its authorized shares of Equity Interests.

          "Other Taxes" see Section 5.06(b).
           -----------

          "Participant" see Section 12.06(c).
           -----------

          "Payment Date" shall mean any Principal Payment Date and each date on
           ------------
which interest is due and payable on any Loan.

          "Payor" see Section 4.06.
           -----

          "PBGC" shall mean the United States Pension Benefit Guaranty
           ----
Corporation or any successor thereto.

          "Permits" see Section 8.17.
           -------

          "Permitted Acquisition" shall mean any Acquisition effected in
           ---------------------
compliance with Section 9.06(h), (in) or (n).

          "Permitted Investments" shall mean, for any Person: (a) direct
           ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers' acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500.0 million and a deposit rating of investment grade or
(ii) Kentucky Bank & Trust in an amount not to exceed $5.0 million at any one time; (c) commercial paper rated A-1 or better by Standard & Poor's Corporation or P-1 or better by Moody's Investors Service, Inc., respectively, maturing not more than 180 days from the date of acquisition thereof by such Person; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; or (f) money market mutual funds that invest primarily in the foregoing items.

          "Permitted Liens" see Section 9.07.
           ---------------

          "Permitted Refinancing" shall mean, with respect to any Indebtedness
           ---------------------
or Contingent Obligation, any refinancing thereof, provided, however that (w) no
                                                   --------  -------
Default shall have occurred and be continuing or would arise therefrom, (x) any such refinancing Indebtedness shall (I) not be on financial and other terms that are more onerous, taken as a whole, to any Company or Creditor than the Indebtedness or Contingent Obligation being refinanced and shall not have defaults, rights or remedies more burdensome, taken as a whole, to any Company or Creditor than the Indebtedness being refinanced, (II) not have a stated maturity or weighted average life that is shorter than the Indebtedness or Contingent Obligation being refinanced, (III) be at least as subordinate to the Obligations as the Indebtedness or Contingent Obligation being refinanced (and unsecured if the refinanced Indebtedness is unsecured), and (IV) be in principal amount that does not exceed the principal amount so refinanced, plus the lesserof (1) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Contingent Obligation being refinanced and (2) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus in either case, the amount of
                                    ----
reasonable expenses of any Obligor or any Subsidiary incurred in connection with such refinancing and (y) the sole obligor on such refinancing Indebtedness or Contingent Obligation shall be Borrower or the original obligor on such Indebtedness or Contingent Obligation being refinanced; provided, however, that
                                                        --------  -------
(1) any guarantor of the Indebtedness or Contingent Obligation being refinanced shall be permitted to guarantee the refinancing Indebtedness, and (ii) Borrower shall be permitted to guarantee any such refinancing of any Qualified Subsidiary.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean at any time an employee pension benefit plan (other
           ----
than a Multiemployer Plan) which is covered by Title TV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any member of the ERISA Group or with respect to which any Company or Unrestricted Subsidiary could incur liability.

          "Pledged Collateral" shall have the meaning set forth in any Security
           ------------------
Agreement delivered on the Closing Date or thereafter pursuant to Section 9.12.

          "Prime Rate" shall mean for any day, a rate per annum that is equal to
           ----------                                 --- -----
the corporate base rate of interest established by Administrative Agent from time to time, changing when and as said corporate base rate changes. The corporate base rate is not necessarily the lowest rate charged by Administrative Agent to its customers.

          "Principal Office" shall mean the principal office of Administrative
           ----------------
Agent, located on the date hereof at 677 Washington Boulevard, Stamford, Connecticut 06912, or such other office as may be designated by Administrative Agent.

          "Principal Payment Date" shall mean, with respect to any Term Loan,
           ----------------------
each Quarterly Date set forth on Schedule 3.01(b) on which a payment of principal is due with respect to such Term Loan.

          "Prior Liens" shall mean Liens which, pursuant to the provisions of
           -----------
any Security Document, are or may be superior to the Lien of such Security Document.

          "Proceeding" shall mean any claim, counterclaim, action, judgment,
           ----------
suit, hearing, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

          "Profit Payment Agreement" shall mean any agreement to make any
           ------------------------
payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business.

          "Pro Forma Balance Sheets" see Section 8.02(d).
           ------------------------

          "Pro Forma Date" see Section 8.02(d).
           --------------

          "Property" shall mean any right, title or interest in or to property
           --------
or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person.

          "Qualified Capital Stock" shall mean with respect to any Person any
           -----------------------
Equity Interests of such Person which is not Disqualified Capital Stock.

          "Qualified Subsidiary" shall mean any Wholly Owned Subsidiary of
           --------------------
Borrower that is an Obligor.

          "Quarter" shall mean each three month period ending on March 31, June
           -------
30, September 30 and December 31.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, commencing with the last Business Day of March, 1999.

          "Real Property" shall mean, collectively, all right, title and
           -------------
interest of any Company (including, without limitation, any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by any Company, whether by lease, license or other use agreement, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof

          "redeem" shall mean redeem, repurchase, repay, defease or otherwise
           ------
acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

          "refinance" shall mean refinance, renew, extend, replace, defease or
           ---------
refund, in whole or in part, including successively; and "refinancing" and
                                                          -----------
"refinanced" have correlative meanings.
-----------

          "Register" see Section 2.08.
           --------

          "Regulation D" shall mean Regulation D (12 C.F.R. Part 204) of the
           ------------
Board of Governors of the United States Federal Reserve System.

          "Regulations T, U and X" shall mean, respectively, Regulation T (12
           ----------------------
C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) and Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the United States Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in United States Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority or any other regulatory agency with proper authority, including non-governmental agencies or bodies, charged with the interpretation or administration thereof or by the NAIC.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Related Parties" see Section 11.01.
           ---------------

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment.

          "Replaced Lender" see Section 2.11.
           ---------------

          "Replacement Lender" see Section 2.11.
           ------------------

          "Required Payment" see Section 4.06.
           ----------------

          "Requirement of Law" shall mean as to any Person, the Certificate of
           ------------------
Incorporation and ByLaws or other Organic Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Reports" see Section 7.01(vii).
           ---------------

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

          "Reset Date" see the definition of Applicable Margin.
           ----------

          "Responsible Officer" shall mean the chief executive officer of
           -------------------
Borrower and the president of Borrower (if not the chief executive officer) and, with respect to financial matters, the chief financial officer of Borrower.

          "Revolving Credit Commitment" shall mean, for each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption
                                                   -------
"Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.04 or changed pursuant to Section 12.06(b)). The aggregate principal amount of the Revolving Credit Commitments as of the Amendment and Restatement Date is $300.0 million (subject to the limitations set forth in Section 2.01(a)).

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean the last
           --------------------------------------------
Business Day in December 2003.

          "Revolving Credit Commitments" shall mean the aggregate sum of the
           ----------------------------
Revolving Credit Commitments.

          "Revolving Credit Facility" shall mean the credit facility comprising
           -------------------------
the Revolving Credit Commitment of all of the Revolving Credit Lenders.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the
           ------------------------
Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Revolving Credit Loans" see Section 2.01(a).
           ----------------------

          "Security Agreement" shall mean an Amended and Restated Security
           ------------------
Agreement substantially in the form of Exhibit D among the Obligors and
                                       ---------
Administrative Agent, as the same may be amended in accordance with the terms thereof and hereof or such other agreements reasonably acceptable to Administrative Agent as shall be necessary to comply with applicable Requirements of Law and effective to grant to Administrative Agent a perfected first priority Lien on and security interest in the Pledged Collateral.

          "Security Documents" shall mean the Security Agreements, the
           ------------------
Mortgages, the Mortgage Amendments, the Intercompany Lease Agreement and each other security document or pledge agreement required by applicable Requirements of Law to grant a valid, perfected Lien on and security interest in any property or asset acquired or developed pursuant to a Permitted Acquisition or any other Additional Collateral, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any Mortgage to be filed with respect to the security interests in Property and fixtures created pursuant to any Security Agreements or any Mortgage and any other document or instrument utilized to pledge any Property of whatever kind or nature as collateral for the Obligations.

          "Senior Notes Indenture" means the indenture dated as of December 14,
           ----------------------
1998 between the Borrower and IBJ Schroder Bank & Trust Company, as trustee.

          "Senior Subordinated Notes Indenture" means the indenture dated as of
           -----------------------------------
December 14, 1998 between the Borrower and State Street Bank and Trust Company, as trustee.

          "Shipyard Properties" shall mean all import/export shipyard terminal
           -------------------
facilities located on any Real Properties of the Obligors as set forth on
Schedule 1.01(h).

          "Significant Subsidiary" shall have the meaning set forth in Rule 1-02
           ----------------------
of Regulation S-X under the Securities Act of 1933, as amended.

          "Solvent" and "Solvency" shall mean, for any Person on a particular
           -------       --------
date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and
(e) such Person is able to pay its debts as they become due and payable.

          "Subordinated Indebtedness" shall mean Indebtedness of or any Company
           -------------------------
that is subordinated to any other Indebtedness of such Company.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Subsidiary shall mean a

Subsidiary of Borrower. All references to any Subsidiary of Borrower shall include all those Persons which become Subsidiaries of Borrower upon consummation of the transactions contemplated hereby. Other than for purposes of the definition of "Unrestricted Subsidiary," unless otherwise indicated, all reference herein to any Subsidiary of Borrower shall not include any Unrestricted Subsidiary.

          "Supermajority Lenders" shall mean (i) at any time prior to the
           ---------------------
Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (without duplication) (a) the aggregate principal amount of outstanding Loans, plus (b) the aggregate amount of all Letter of
                             ----
Credit Liabilities, plus (c) the aggregate unused amount of Revolving Credit
                    ----
Commitments then in effect, plus (d) the aggregate amount of unused Term Loan
                            ----
Commitments then in effect.

          "Supermajority Lenders of the Affected Class" shall mean (i) at any
           -------------------------------------------
time prior to the Closing Date, Lenders holding at least two-thirds of the aggregate amount of the Commitments of the applicable tranche of Term Loan Commitments which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i), and (ii) at any time after the Closing Date, Lenders holding at least two-thirds of the sum of (a) the aggregate amount of the outstanding Loans of the applicable tranche of Term Loans, plus (b) the aggregate amount of unused Term Loan
                       ----
Commitments then in effect which would be affected by any modification, supplement or waiver contemplated by clause (e) or (f) to the proviso to Section 12.04(i).

          "Surety Instruments" shall mean all letters of credit (including
           ------------------
standby and commercial), bankers' acceptances, bank guarantees, surety bonds and similar instruments.

          "Survey" shall mean a survey of any Real Property (and all
           ------
improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Real Property is located, (ii) dated (or redated) not earlier than 6 months prior to the date of delivery thereof unless there shall have occurred after the date of such survey any exterior construction on the site of such Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or, if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor (in a manner acceptable to Administrative Agent) to Administrative Agent and (iv) with respect to Real Property set forth on Schedule 1.01(d)(vi) and any other Real Property on which significant surface Improvements (as determined in the reasonable discretion of Administrative Agent) are located, sufficiently detailed for the Title Company to delete the survey exception or issue a comprehensive endorsement in the applicable title policy (or, in the case of significant surface Improvements located on the portions of the Covered Properties affected by the consents set forth on Schedule 8.06, sufficiently detailed for the Person delivering a title opinion or certificate of title with respect thereto, to deliver such opinion or certificate free from exceptions of the type commonly known as "survey exceptions" to title insurance policies), and if necessary, to do so, complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such Survey.

          "Swap Contract" shall mean any agreement entered into in the ordinary
           -------------
course of business (as a bona fide hedge and not for speculative purposes) (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, crosscurrency rate swap agreement, swaption, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18).

          "Take-Out Securities" shall have the meaning given to such term in the
           -------------------
Bridge Loan Agreement.

          "Tax Returns" see Section 8.09.
           -----------

          "Taxes" see Section 8.09.
           -----

          "Term Loan Commitments" shall mean the Tranche A Term Loan Commitments
           ---------------------
and the Tranche B Term Loan Commitments, collectively.

          "Term Loan Facilities" shall mean the credit facilities comprising the
           --------------------
Term Loan Commitments.

          "Term Loan Lenders" shall mean the Tranche A Term Loan Lenders and the
           -----------------
Tranche B Term Loan Lenders, collectively.

          "Term Loan Tranches" shall mean the Term Loans outstanding under the
           ------------------
Tranche A Term Loans and the Tranche B Term Loans, collectively, and "Term Loan
                                                                      ---------
Tranche" shall mean any of them.
-------

          "Term Loans" shall mean the Tranche A Term Loans and the Tranche B
           ----------
Term Loans, collectively.

          "Test Date" shall mean the last day of each fiscal quarter, beginning
           ---------
with December 31, 1998. Compliance with the Financial Maintenance Covenants shall be tested, as of each Test Date, on the date on which financial statements pursuant to Section 9.01(a) or (b) have been, or should have been, delivered for the applicable fiscal period.

          "Title Company" shall mean such title insurance or abstract company as
           -------------
shall be designated by, or reasonably acceptable to, Administrative Agent.

          "Total Debt" shall mean, at any date, the aggregate amount of
           ----------
Indebtedness of Borrower and its Consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

          "Tranche A Term Loan Commitment" shall mean, for each Tranche A Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche A Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche A Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)).

          "Tranche A Term Loan Commitment Percentage" shall mean, with respect
           -----------------------------------------
to any Tranche A Term Loan Lender, the ratio of (a) the amount of the Tranche A Term Loan Commitment of such Lender to (b) the Tranche A Term Loan Commitments.

          "Tranche A Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche A Term Loan Commitment of all the Lenders.

          "Tranche A Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having

          "Tranche A Term Loan Commitments" on the signature pages hereof, and
           -------------------------------
(b) thereafter, the Lenders from time to time holding Tranche A Term Loans and Tranche A Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche A Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(b), which may be ABR Loans and/or LIBOR Loans.

          "Tranche B Term Loan Commitment" shall mean, for each Tranche B Term
           ------------------------------
Loan Lender, the obligation of such Lender to make a Tranche B Term Loan in an amount up to but not exceeding the amount set opposite the name of such Lender on Annex A under the caption "Tranche B Term Loan Commitment" (as the same may
   -------
be changed pursuant to Section 12.06(b)).

          "Tranche B Term Loan Commitment Percentage" shall mean, with respect
           -----------------------------------------
to any Tranche B Term Loan Lender, the ratio of (a) the amount of the Tranche B Term Loan Commitment of such Lender to (b) the Tranche B Term Loan Commitments.

          "Tranche B Term Loan Commitments" shall mean the aggregate sum of the
           -------------------------------
Tranche B Term Loan Commitment of all the Lenders.

          "Tranche B Term Loan Lenders" shall mean (a) on the date hereof, the
           ---------------------------
Lenders having Tranche B Term Loan Commitments on the signature pages hereof, and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans and Tranche B Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b).

          "Tranche B Term Loans" shall mean the loans provided for by Section
           --------------------
2.01(c), which may be ABR Loans and/or LIBOR Loans.

          "Triton" shall mean Triton Coal Company, L.L.C.
           ------

          "Type" see Section 1.03.
           ----

          "UCC" shall mean the Uniform Commercial Code as in effect in the
           ---
applicable state of jurisdiction.

          "Unrestricted Subsidiary" shall mean any Subsidiary of Borrower, that,
           -----------------------
at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Borrower, as provided below). The Board of Directors of Borrower may designate any Subsidiary of Borrower (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Equity Interests of, or own or hold any Lien on any Property of, any Company, (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect any Indebtedness pursuant to which the lender has recourse to any Property of any Company (except that such Subsidiary and its Subsidiaries may become Guarantors if consented to by Arranger), and (d) a default by such Person on any of its Indebtedness will not result in, or permit any holder of Indebtedness of any Company to declare, a default on such Indebtedness of any Company or cause the payment thereof to be accelerated or payable prior to its stated maturity. Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement. Each such designation shall be evidenced by filing with Administrative Agent a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Unutilized Revolving Credit Commitment" shall mean, for any Revolving
           --------------------------------------
Credit Lender, at any time, the excess of such Lender's Revolving Credit Commitment at such time over the sum of (i) the aggregate outstanding principal amount of Revolving Credit Loans made by such Lender and (ii) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of Letter of Credit Liabilities at such time.

          "Wholly Owned Subsidiaries" shall mean, with respect to any Person,
           -------------------------
any corporation, partnership or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

          "Wholly Owned Unrestricted Subsidiary" shall mean any Unrestricted
           ------------------------------------
Subsidiary of which all the Equity Interests (other than, in the case of a corporation, directors' qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by Borrower or one or more Wholly Owned Unrestricted Subsidiaries or by Borrower and one or more Wholly Owned Unrestricted Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as
           --------------------
a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital" shall mean an amount determined for Borrower and the
           ---------------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to the sum of all current assets (other than cash) less the sum of all current liabilities (other than the current portion of long-term Indebtedness).

          1.02.  Accounting Terms and Determinations. Except as otherwise
                 -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date hereof. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP. All financial covenants are to be calculated in accordance with GAAP as in effect on the date hereof unless such modifications are agreed to by the parties hereto. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such parry may by written notice to the others and Arranger not later than ten days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and the Majority Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

          1.03.  Classes and Types of Loans. Loans hereunder are distinguished
                 --------------------------
by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a
                               -----
Loan) refers to whether such Loan is a Revolving Credit Loan, Tranche A Term Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Type" of
                                                                       ----
a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

          1.04.  Rules of Construction. (a) In this Agreement and each other
                 ---------------------
Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement), promissory notes and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be a reference to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, restate, amend and restate,
                          -----
supplement or modify"; and "amended," "amending," and "amendment" shall have
                            -------    --------        ---------
meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from
                                                       ----
and including"; "to" and "until" shall mean "to but excluding"; and "through"
                 --       -----                                      -------
shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and
                                      ------    ------       ---------
similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document;
(iv) "including" (and similar terms) shall mean "including without limitation"
      ---------
(and similarly for similar terms); (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) "satisfactory to" any Creditor shall
                                          ---------------
mean in form, scope and substance and on terms and conditions satisfactory to such Creditor; (vii) references to "the date hereof" shall mean the date first
                                    ---------------
set forth above; and (viii) "asset" and "Property" shall have the same meaning
                             -----       --------
and effect and refer to all tangible and intangible assets and property, whether real, personal or mixed and of every type and description.

          (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

          (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

           Section 2. Commitments, Letters of Credit, Fees, Register, Prepayments and Replacement of Lenders.
                         -------------------------------------------------

           2.01.  Loans.
                  -----

          (a) Revolving Credit Loans. Each Revolving Credit Lender severally
              ----------------------
agrees, on the terms and conditions of this Agreement, to make revolving credit loans (the "Revolving Credit Loans") to Borrower in Dollars during the period
            ----------------------
from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time; provided, however, that in no event shall
                                       --------  -------
the sum of the aggregate principal amount of (without duplication) all Revolving Credit Loans then outstanding, plus the aggregate amount of all Letter of Credit
                               ----
Liabilities at any time exceed the aggregate amount of the Revolving Credit Commitments as in effect at such time. Subject to the terms and conditions of this Agreement, during such period Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of ABR Loans and LIBOR Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09).

          (b) Tranche A Term Loans. Each Tranche A Term Loan Lender severally
              --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Amendment and Restatement Date in an aggregate principal amount equal to the Tranche A Term Loan Commitment of such Lender, such loan to be used to finance the transactions contemplated hereby and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.09) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.09). Each Tranche A Term Loan shall be made by a Tranche A Term Loan Lender pro rata based on such Lender's Tranche A Term Loan Commitment Percentage. The
--- ----
aggregate sum of the amount of the Tranche A Term Loans made on the Amendment and Restatement Date shall not exceed the Tranche A Term Loan Commitments or, with respect to any Lender, its Tranche A Term Loan Commitment.

          Tranche A Term Loans that are repaid or prepaid may not be reborrowed.

          (c) Tranche B Tenn Loans. Each Tranche B Term Loan Lender severally
              --------------------
agrees, on the terms and conditions of this Agreement, to make a single term loan to Borrower in Dollars on the Amendment and Restatement Date in an aggregate principal amount equal to the Tranche B Term Loan Commitment of such Lender, such loan to be used to finance the transactions contemplated hereby and to pay related fees and expenses. Subject to the terms and conditions of this Agreement, thereafter Borrower may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.09) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.09). Each Tranche B Term Loan shall be made by a Tranche B Term Loan Lender pro rata based on such Lender's Tranche B Term Loan Commitment
                 --- ----
Percentage. The aggregate amount of the Tranche B Term Loans made on the Amendment and Restatement Date shall not exceed the Tranche B Term Loan Commitments or, with respect to any Lender, its Tranche B Term Loan Commitment.

          Tranche B Term Loans that are repaid or prepaid may not be reborrowed.

          (d) Limit on LIBOR Loans. No more than ten separate Interest Periods
              --------------------
in respect of LIBOR Loans of any Class may be outstanding at any one time. LIBOR Loans made prior to the earlier to occur of December 31, 1998 and such time as An-anger has notified Borrower that the primary syndication of the credit commitments and loans hereunder has been completed may only have an Interest Period of one (1) month. No LIBOR Loans may be made at the Closing Date unless consented to by An-anger in its sole discretion.

          2.02.  Borrowings. Borrower shall give Administrative Agent notice of
                 ----------
each borrowing hereunder as provided in Section 4.05. The form of such notice of borrowing shall be substantially in the form of Exhibit H. Not later than 12:00
                                                ---------
noon New York City Time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower. Each borrowing of Revolving Credit Loans shall be made by each Revolving Credit Lender pro rata based on such Lender's Revolving Credit
                                --- ----
Commitment Percentage. The amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by depositing the same, in immediately available funds, in an account of Borrower maintained with Administrative Agent at the Principal Office designated by Borrower.

          2.03.  Letters of Credit. Subject to the terms and conditions hereof,
                 -----------------
the Revolving Credit Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called "Letters of Credit") issued by the Issuing Lender for the account of Borrower or
 -----------------
any Subsidiary which is an Obligation that Borrower shall be a co-applicant (and jointly and severally liable) with respect to each Letter of Credit issued for the account of any such Subsidiary); provided, however, that in no event shall
                                     --------  -------
(i) the aggregate amount of all Letter of Credit Liabilities, plus the aggregate
                                                              ----
principal amount of the Revolving Credit Loans then outstanding exceed at any time the Revolving Credit Commitments as in effect at such time, (ii) the sum of the aggregate principal amount of Revolving Credit Loans then outstanding made by any Revolving Credit Lender, plus such Lender's pro rata share (based on the
                                ----               --- ----
Revolving Credit Commitments) of the aggregate amount of all Letter of Credit Liabilities exceed such Lender's Revolving Credit Commitment as in effect at such time, (iii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $225.0 million, (iv) the face amount of any Letter of Credit be less than $ 100,000, (v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the Revolving Credit Commitment Termination Date and (y) the date twelve months following the date of such issuance for standby Letters of Credit or 180 days after the date of such issuance for commercial documentary Letters of Credit, unless the Majority Revolving Credit Lenders have approved such expiry date in writing (but never beyond the fifth Business Day prior to the Revolving Credit Commitment Termination Date); provided however, that any (a) standby Letter of Credit may
                   -------- -------
be automatically extendible for periods of up to one year (but never beyond the fifth Business Day preceding the Revolving Credit Commitment Termination Date) so long as such Letter of Credit provides that the Issuing Lender retains an option satisfactory to the Issuing Lender to terminate such Letter of Credit prior to each extension date, unless all of the Revolving Credit Lenders have approved such expiry date in writing and (b) any Letter of Credit issued in connection with an Investment pursuant to Section 9.09(q) may have an expiration date of June 30, 2002, or (vi) the Issuing Lender issue any Letter of Credit after it has received notice from Borrower or the Majority Revolving Credit Lenders stating that a Default exists until such time as the Issuing Lender shall have received written notice of (x) rescission of such notice from the Majority Revolving Credit Lenders, (y) waiver of such Default in accordance with this Agreement or (z) Administrative Agent's good faith determination that such Default has ceased to exist. The following additional provisions shall apply to Letters of Credit:

               (a) Borrower shall give Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the date (which shall be no later than thirty days preceding the Revolving Credit Termination Date) each Letter of Credit is to be issued and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) (including whether such Letter of Credit is to be a commercial Letter of Credit or a standby Letter of Credit). Upon receipt of any such notice, Administrative Agent shall advise the Issuing Lender of the contents thereof. Each Lender hereby authorizes the Issuing Lender to issue, and perform its obligations under, Letters of Credit. Letters of Credit shall be issued in accordance with the customary procedures of the Issuing Lender, which may include an application for Letters of Credit. The Issuing Lender may refuse to issue any Letter of Credit the contents of which are not reasonably satisfactory to it. If there is any conflict between the procedures required by the Issuing Lender and this Agreement, this Agreement shall govern.

               (b) On each day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit. The Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests.

               (c) Upon the making of any payment to the beneficiary of any Letter of Credit, the Issuing Lender shall promptly notify Borrower (through Administrative Agent) of the amount paid by the Issuing Lender and the date on which payment was made to such beneficiary. Borrower hereby unconditionally agrees to pay and reimburse the Issuing Lender for the amount of payment under such Letter of Credit, together with interest thereon at the Alternate Base Rate plus the Applicable Margin applicable to Revolving Credit Loans from the date payment was made to such beneficiary to the date on which payment is due, not later than the next Business Day after the date on which Borrower receives such notice from the Issuing Lender. Any such payment due from Borrower and not paid on the required date shall bear interest at rates specified in Section 3.02(b).

               (d) Forthwith upon its receipt of a notice referred to in clause
     (c) of this Section 2.03, Borrower shall advise the Issuing Lender whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
     Section 4.05. In the event that Borrower fails to so advise Administrative Agent, or if Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the next Business Day after the date of such notice, Administrative Agent shall give each Revolving Credit Lender prompt notice of the amount of the demand for payment, specifying such Lender's Revolving Credit Commitment Percentage of the amount of the related demand for payment.

               (e) Each Revolving Credit Lender (other than the Issuing Lender) shall pay to Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit

     Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payments to Administrative Agent for account of the Issuing Lender under this clause
     (e), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Credit Lender to make its payment under this clause (e), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

               (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Lender pursuant to clause (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation. Upon receipt by the Issuing Lender from or for the account of Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to Administrative Agent for account of each Revolving Credit Lender which has satisfied its obligations under clause
     (e) above, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through Administrative Agent), repay to the Issuing Lender (through Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in clause
     (i) of this Section 2.03.

               (g) Borrower shall pay to Administrative Agent for the account of the Issuing Lender in respect of each Letter of Credit a letter of credit commission in an amount equal to (x) the rate per annum equal to the
                                                   --- -----
     Applicable Margin for Revolving Credit Loans that would be LIBOR Loans in effect at the time of issuance thereof, multiplied by (y) the daily average undrawn face amount of such Letter of Credit (but in no event less than $500 per Letter of Credit on a per annum basis) for the period from and
                                    --- -----
     including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated, such fee to be non-refundable and to be paid in arrears quarterly, on each Quarterly Date (or such minimum $500 per annum fee to be paid on the date of issuance of the
                       --- -----
     applicable Letter of Credit), and on the earlier of the Revolving Credit Commitment Termination Date or the date of the termination of the Revolving Credit Commitments or the date of such termination, expiration or the Business Day subsequent to notice of a drawing. The Issuing Lender shall pay to Administrative Agent for account of each Revolving Credit Lender (other than the Issuing Lender), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Revolving Credit Commitment Percentage of all letter of credit commissions referred to in the first sentence of this clause (g). In addition, Borrower shall pay to Administrative Agent for account of the Issuing Lender only in respect of each Letter of Credit a letter of credit issuance fee in an amount equal to 0.25% per annum multiplied by the original face amount from the issue date
           --- -----
     through the expiry date of such Letter of Credit (but in no event less than $500 per Letter of Credit), such amount to be payable quarterly in arrears on each Quarterly Date, plus all charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance, amendment or transfer of each Letter of Credit and drawings and other transactions relating thereto.

               (h) Promptly following the end of each calendar month, the Issuing Lender shall deliver (through Administrative Agent) to each Revolving Credit Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

               (i) To the extent that any Revolving Credit Lender fails to pay an amount required to be paid pursuant to clause (e) or (f) of this Section
     2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the
                                                    --- -----
     Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the post-default rate (as in effect from time to
            --- -----
     time) pursuant to Section 3.02(b).

               (j) The issuance by the Issuing Lender of any modification or supplement to any Letter of Credit hereunder that would extend the expiry date or increase the face amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

               (k) Notwithstanding the foregoing, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if at the time of such issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof. At any time that the Issuing Lender shall not be under any obligation to issue Letters of Credit pursuant to this paragraph (k), the Issuing Lender may be replaced by Borrower with another Lender reasonably acceptable to Administrative Agent upon notice to the Issuing Lender and Administrative Agent. Upon any such replacement, Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender and the replacement Issuing Lender shall agree to be bound by the applicable provisions of this Agreement. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.03(g). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and
     (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

The obligations of Borrower under this Agreement and any Letter of Credit Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Credit Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit Document; (ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor; provided, however, that Borrower shall
                                       --------  -------
not be obligated to reimburse the Issuing Lender for any wrongful payment determined by a court of competent jurisdiction to have been made by the Issuing Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender. To the extent that any provision of any Letter of Credit Document is inconsistent with the provisions of this
Section 2.03, the provisions of this Section 2.03 shall control.

          2.04.  Termination and Reductions of Commitments. (a) (i) The
                 -----------------------------------------
aggregate amount of the Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date. The aggregate amount of Revolving Credit Commitments shall be permanently reduced on the date any required prepayments described in Section 2.10(a) are required to be made in the amount specified in Section 2.10(b)(ii).

          (ii) The aggregate amount of the Term Loan Commitments shall be automatically and permanently reduced to zero immediately after the making of the Term Loans on the Amendment and Restatement Date.

          (b) Borrower shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities will be outstanding as of the date specified for termination, to terminate the Revolving Credit Commitments, and (ii) to reduce the aggregate amount of the Unutilized Revolving Credit Commitments of all the Revolving Credit Lenders; provided,
                                                                  --------
however, that (x) Borrower shall give notice of each such termination or
-------
reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $5.0 million (or a larger multiple of $
1.0 million) or, if less, the remaining Revolving Credit Commitments.

          (c) The Commitments once terminated or reduced may not be reinstated.

          2.05.  Fees. (a) Borrower shall pay to Administrative Agent for the
                 ----
account of each Revolving Credit Lender a commitment fee on the daily average amount of such Lender's Unutilized Revolving Credit Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable
                                       --- -----
Revolving Credit Fee Percentage. Any accrued commitment fee under this Section 2.05(a) shall be payable in arrears on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date.

          (b) Borrower shall pay to Administrative Agent for its own account a nonrefundable administrative fee pursuant to the terms of the Fee Letter.

          2.06.  Lending Offices. The Loans of each Type made by each Lender
                 ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07.  Several Obligations of Lenders. The failure of any Lender to
                 ------------------------------
make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06) no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.

          2.08.  Notes: Register. (a) (i) At the request of any Revolving Credit
                 ---------------
Lender, the Revolving Credit Loans made by such Revolving Credit Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-1, dated the Closing Date, payable to such Lender and otherwise
   -----------
duly completed.

          (ii) At the request of any Lender, the Tranche A Term Loans made by such Tranche A Term Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-2 dated the Closing
                                                -----------
Date, payable to such Lender and otherwise duly completed.

          (iii) At the request of any Lender, the Tranche B Term Loans made by such Tranche B Term Loan Lender shall be evidenced by one or more promissory notes of Borrower, substantially in the form of Exhibit A-3 dated the Closing
                                                -----------
Date, payable to such Lender and otherwise duly completed.
          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided, however,
                                                            --------  -------
that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

          (c) Borrower hereby designates Administrative Agent to serve as its agent, solely for purposes of this Section 2.08, to maintain a register (the

"Register") on which it will record the name and address of each Lender, the
---------
Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations in respect of such Loans. The entries in the Register shall be prima facie evidence of Borrower's Loans, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          2.09.  Optional Prepayments and Conversions or Continuations of Loans.
                 --------------------------------------------------------------
Subject to Section 4.04, Borrower shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time to be applied as specified by Borrower; provided, however, that: (a) Borrower shall give
                          --------  -------
Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) if LIBOR Loans are prepaid or Converted other
than on the last day of an Interest Period for such Loans, Borrower shall at such time pay all expenses and costs required by Section 5.05; and (c) prepayments of the Term Loans pursuant to this Section 2.09 shall be applied pro
                                                                             ---
rata. among the Term Loan Tranches based upon the remaining unpaid amounts
----
thereof and, as to each such Term Loan Tranche, the amount to be applied thereto shall be applied pro rata among the remaining Amortization Payments based upon
                 --- ----
the remaining unpaid amounts thereof. Each notice of Conversion or Continuation shall be substantially in the form of

Exhibit 1.
---------

          Notwithstanding the foregoing, any Tranche B Term Loan Lender may, with respect to any voluntary prepayment to the extent that Tranche A Term Loans are outstanding (after giving effect to the application of such voluntary prepayment to the Tranche A Term Loans), elect not to have all or any part of any voluntary prepayments applied to such Lender's Tranche B Term Loans, in which case the aggregate amount of such prepayment so declined shall be applied to the remaining Amortization Payments with respect to the Tranche A Term Loans pro rata. If no Tranche A Term Loans are outstanding, such election to decline
--- ----
prepayments shall not be available.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Borrower to Convert any Loan into a LIBOR Loan, or to Continue any Loan as a LIBOR Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

          2.10.  Mandatory Prepayments. (a) Borrower shall prepay the Term Loans
                 ---------------------
as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in subsection (b) below of this Section 2.10):

               (i) Casualty Events. On the date on which Borrower or any
                   ---------------
     Subsidiary receives any Net Available Proceeds from any Casualty Event, in an aggregate principal amount equal to 100% of such Net Available Proceeds; provided, however, that
     --------  -------

                    (w) so long as no Default or Event of Default then exists, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that (1) in the event that such Net Available Proceeds are less than or equal to $5.0 million, Borrower has delivered an Officers' Certificate to Administrative Agent on or prior to such date stating that such proceeds shall be used or (11) in the event that such Net Available Proceeds exceed $5.0 million Administrative Agent has elected by notice to Borrower on or prior to such date to require such proceeds to be used to (A) in the case of Mortgaged Real Property, repair, replace or restore any Property in respect of which such Net Available Proceeds were paid or (B) in the case of Property other than Mortgaged Real Property, fund the substitution of other Property used or usable in the business of Borrower and the Subsidiaries or repair, replace or restore such Property i respect of which such Casualty Event has occurred, in each case within 360 days following the date of the receipt of such Net Available Proceeds,

                    (x) all such Net Available Proceeds in excess of $ 150,000 individually or $ 1.5 million in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                    (y) if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso (w) is not so used within 360 days after the date of the receipt of such Net Available Proceeds, such remaining portion shall be applied on the last day of such period as specified in
          Section 2.10(b).

               (ii) Equity Issuance. Upon any Equity Issuance after the Closing
                    ---------------
     Date, in an aggregate principal amount equal to 50% of the Net Available Proceeds of such Equity Issuance; provided, however, no such prepayment
                                       --------  -------
     shall be required so long as the Leverage Ratio at the end of the most recently ended fiscal quarter is less than 3.0:1.0.

               (iii)  Debt Issuance. Upon any Debt Issuance after the Closing
                      -------------
     Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance (other than any Debt Issuance consisting of Subordinated Indebtedness, to the extent the proceeds thereof are used to refinance Indebtedness incurred pursuant to the Bridge Loan Agreement).

               (iv) Disposition Events. Upon the date of receipt of any Net
                    ------------------
     Available Proceeds from any Disposition Event, in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Disposition Event; provided, however, that
            --------  -------

                    (w) up to $25.0 million in the aggregate in each fiscal year (or $50.0 million if the Leverage Ratio at the end of the most recently ended fiscal quarter shall be less than 3.0:1.0) of Net Available Proceeds from any Disposition (including any Disposition of any Assets held for Sale to the extent not utilized as provided in clause(x) below) effected pursuant to Section 9.06(g) shall not be required to be applied as provided herein on such date if and to the extent that (1) no Default or Event of Default then exists or would arise therefrom, and (2) Borrower delivers an Officers' Certificate to Administrative Agent on or prior to such date stating that such Net Available Proceeds shall be reinvested in capital assets of Borrower or any Subsidiary in each case within 360 days following the date of such Disposition Event (which certificate shall set forth the estimates of the proceeds to be so expended),

                    (x) up to $1 0.0 million in the aggregate from the Disposition of Assets Held for Sale shall not be required to be applied as provided herein so long as such amounts are applied to repay a like amount under the Bridge Loan Agreement on or prior to March 31, 1999,

                    (y) all such Net Available Proceeds in excess of $150,000 individually and $1.5 million in the aggregate shall be held in the Collateral Account and released therefrom only in accordance with the terms of the Security Agreement, and

                    (z) if all or any portion of such Net Available Proceeds which are permitted to be applied to reinvestment pursuant to the terms of Section 2.10(a)(iv)(w) is not so used within such 360 day period, such remaining portion shall be applied on the last day of such period (or such earlier date as Borrower determines not to reinvest any portion thereof) as specified in Section 2.10(b) (it being understood that the foregoing shall in no way affect the obligation of any Company to obtain the consent of the Majority Lenders if required pursuant to this Agreement to effect any Disposition).

               (v) Excess Cash Flow. Not later than 95 days after the end of
                   ----------------
     each fiscal year of Borrower commencing with the fiscal year ended December 31, 1998, in an aggregate principal amount equal to (A) 75% of Excess Cash Flow for such fiscal year when the Leverage Ratio at the end of such fiscal year is greater than or equal to 3.0: 1.0 (as evidenced in an Officers' Certificate delivered to Administrative Agent) and (B) 50% of Excess Cash Flow for such fiscal year when the Leverage Ratio at the end of such fiscal year is less than 3.0: 1.0 (as evidenced in an Officers' Certificate delivered to Administrative Agent).

               (vi) Other Required Prepayments. If the terms of any agreement,
                    --------------------------
     instrument or indenture pursuant to which any Indebtedness pari passu with
                                                                ---- -----
     or junior in right of payment to the Loans is outstanding (or pursuant to which such Indebtedness is guaranteed) require prepayment of such Indebtedness out of the proceeds of any Disposition or otherwise unless such proceeds are used to prepay other Indebtedness, then, to the extent not otherwise required by this Section 2.10(a), the Loans shall be repaid in an amount equal to the amount that would be required to be prepaid at such time as and upon such terms so that such other Indebtedness will not be required to be prepaid pursuant to the terms of the agreement, indenture or instrument or guarantee governing such other Indebtedness.

          (b) Application. The amount of any required prepayments described in
              -----------
Section 2.10(a) shall be applied as follows:

               (i) first, the amount of the required prepayment shall be applied
                   -----
     to the reduction of Amortization Payments on the Term Loans required by
     Section 3.01(b) pro rata among the Term Loan Tranches based upon the
                     --- ----
     remaining unpaid amounts thereof and, as to Tranche A Term Loans, the amount to be applied thereto shall be applied pro rata to the remaining
                                                   --- ----
     Amortization Payments thereunder based on the remaining unpaid amounts thereof (provided that any prepayments required pursuant to Section 2.10(a)(iv) from the Triton Disposition shall be applied to the Tranche A Term Loans in inverse order of maturity to the remaining Amortization Payments thereunder) and as to Tranche B Term Loans, the amount to be applied thereto shall be applied in inverse order of maturity to the remaining Amortization Payments thereunder. Notwithstanding the foregoing,
     (x) any holder of Tranche B Term Loans may, with respect to any mandatory prepayment, to the extent that Tranche A Tenn Loans are outstanding (after giving effect to such required prepayment to the Tranche

     A Term Loans), elect not to have all or any amount of any such required prepayments applied to such holder's Tranche B Term Loans, as the case may be, in which case the aggregate amount so declined shall be applied to the remaining Amortization Payments in respect of the Tranche A Term Loans pro
                                                                            ---
     rata and (y) if no Tranche A Term Loans are outstanding (after giving
     ----
     effect to such required prepayment), such election to decline prepayments shall not be available; and

               (ii) second, after such time as no Term Loans remain outstanding,
                    ------
     Revolving Credit Commitments shall be permanently reduced (at the same time that the prepayment of the Term Loans would have been made and assuming an unlimited amount thereof then outstanding) pro rata in an amount equal to
                                                --- ----
     the amount of any such required prepayment that would have been applied to the Term Loans (assuming an unlimited amount thereof then outstanding) and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans, plus the aggregate amount of
                                                 ----
     all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, Borrower shall, first prepay outstanding Revolving Credit
                                  -----
     Loans, and second, provide cover for Letter of Credit Liabilities as
                ------
     specified in Section 2.10(d), in an aggregate amount equal to such excess.

          Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05. Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

          (c) Revolving Credit Extension Reductions. Until the Revolving Credit
              -------------------------------------
Commitment Termination Date, Borrower shall from time to time immediately prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in Section 2.10(d)) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans, plus the aggregate outstanding Letter of Credit Liabilities shall
              ----
not exceed the Revolving Credit Commitments as in effect at such time, such amount to be applied, first, to Revolving Credit Loans outstanding and, second,
                      -----                                             ------
as cover for Letter of Credit Liabilities outstanding as specified in Section 2.10(d).

          (d) Cover for Letter of Credit Liabilities. In the event that Borrower
              --------------------------------------
shall be required pursuant to this Section 2.10 to provide cover for Letter of Credit Liabilities, Borrower shall effect the same by paying to Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Letter of Credit Liabilities) until such time as all Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

          2.11.  Replacement of Lenders. Borrower shall have the right, if no
                 ----------------------
Default then exists, to replace any Lender (the "Replaced Lender") with one or
                                                 ---------------
more other Eligible Persons reasonably acceptable to Arranger (collectively, the "Replacement Lender") if (x) such Lender is charging Borrower increased costs
 ------------------
pursuant to Section 5.01 or 5.06 in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 and/or (y) as provided in Section 12.04(ii), such Lender refuses to consent to certain proposed amendments, waivers or modifications with respect to this Agreement; provided, however, that (i) at the
                                              --------  -------
time of any replacement pursuant to this Section 2.11, the Replacement Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section 12.06 to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case Letter of Credit Interests by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) all Reimbursement Obligations owing to such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05, and (y) the Issuing Lender an amount equal to such Replaced Lender's Revolving Credit Commitment Percentage of any Reimbursement Obligations (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations of Borrower owing to the Replaced Lender (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

           Section 3.  Payments of principal and Interest.
                       ----------------------------------

           3.01.  Repayment of Loans.
                  ------------------

          (a) Revolving Credit. Borrower hereby promises to pay to
              ----------------
Administrative Agent for the account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (b) Term Loan. (1) Tranche A Term Loans. Borrower hereby promises to
              ---------      --------------------
pay to Administrative Agent for the account of the Tranche A Term Loan Lenders, in repayment of the principal of the Tranche A Term Loans, the amounts set forth on Schedule 3.01(b) on the dates set forth on Schedule 3.01(b) (subject to
   ----------------                           ----------------
adjustment for any prepayments required by Section 2.10 to the extent actually made).

          (2) Tranche B Term Loans. Borrower hereby promises to pay to
              --------------------
Administrative Agent, for the account of the Tranche B Term Loan Lenders, in repayment of the principal of the Tranche B Term Loans, the amounts set forth in
Schedule 3.01(b) on the dates set forth in Schedule 3.01(b) (subject to
----------------                           ----------------
adjustment for any prepayments required by Section 2.10 to the extent actually made).

          3.02.  Interest. (a) Borrower hereby promises to pay to Administrative
                 --------
Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

               (i) during such periods as such Loan is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable
                                                           ----
     Margin and

               (ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period, plus the Applicable Margin.
                      ----

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other overdue amounts owed by any Obligor under the Credit Documents shall bear interest at a rate per annum equal to (x)
                                                         --- -----
in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans, (y) in the case of interest, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time and (z) in the case of such other amounts, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Credit Loans from time to time. Interest which accrues under this paragraph shall be payable on demand.

          (c) Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period and (iii) in the case of any LIBOR Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the rate set forth in Section 3.02(b) shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

           Section 4.  Payments: Pro Rata Treatment: Computations Etc.
                       -----------------------------------------------

          4.01.  Payments. (a) Except to the extent otherwise provided herein,
                 --------
all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 1:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02, may determine to be appropriate).

          (c) Except to the extent otherwise provided in the second sentence of
Section 2.03(g), each payment received by Administrative Agent under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent prior to 1:00 p.m. (New York City time) on any day, on such day and (y) if the payment was actually received by Administrative Agent after 1:00 p.m. (New York City time) on any day, on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent, Administrative Agent shall pay to such Lender, upon demand, interest at the Federal Funds Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent pays such Lender the amount).

          (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02.  Pro Rata Treatment. Except to the extent otherwise provided
                 ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro
                                                                             ---
rata according to the amounts of their respective Commitments of such Class; (b)
----
except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders
                                            --- ----
according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans);
(c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in
                                                                    --- ----
accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then
        --- ----
due and payable to the respective Lenders.

          4.03.  Computations. Interest on LIBOR Loans and commitment fee and
                 ------------
letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Alternate Base Rate is calculated by reference to the Federal Funds Rate, interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day),

          4.04.  Minimum Amounts. Except for mandatory prepayments made pursuant
                 ---------------
to Section 2.10 and Conversions or prepayments made pursuant to Section 5.04, each borrowing, Conversion and prepayment of principal of Loans shall be in an amount at least equal to $1.0 million with respect to ABR Loans and $1.0 million with respect to LIBOR Loans and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $1.0 million and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

          4.05.  Certain Notices. Notices by Borrower to Administrative Agent of
                 ---------------
terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent not later than 11:00 a.m. New York City time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified in the table below,



                                 NOTICE PERIODS

Notice                                                     Number of Business Days Prior
---------------------------------------------------------  -----------------------------
Termination or reduction of Commitments                                 2

Borrowing or optional prepayment of, or Conversions
into, ABR Loans                                                         1

Borrowing or optional prepayment of, Conversions
into, Continuations as, or duration of Interest Periods
for, LIBOR Loans                                                        3

          Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that Borrower fails to select the Type of Loan, or the duration of any Interest Period for any LIBOR Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR
Loan) will be automatically Converted into a LIBOR Loan with a one month Interest Period on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

          4.06. Non-Receipt of Funds by Administrative Age. Unless
                ------------------------------------------
Administrative Agent shall have received written notice from a Lender or Borrower (the "Payor" prior to the date on which the Payor is to make payment to
               -----
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or a payment to Administrative Agent for the account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt,
            ----------------
that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so
                                               ------------
made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for
                               --- -----
such day and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided, however, that if
                                                --------  -------
neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows (without double recovery):

               (i) if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate set forth in Section 3.02(b) (without duplication of the obligation of Borrower under Section 3.02 to pay interest on the Required Payment at the rate set forth in Section 3.02(b)), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 3.02 to pay interest at the rate set forth in Section 3.02(b) in respect of the Required Payment and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

          4.07.  Right of Setoff, Sharing of Payments: Etc. (a) If any Event of
                 ------------------------------------------
Default shall have occurred and be continuing, each Obligor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and Administrative Agent thereof, provided, however, that such Lender's failure to give such notice shall
         --------  -------
not affect the validity thereof.

          (b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 5) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Obligor to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of
                            --------  -------
such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Borrower consents to the foregoing arrangements.

          (c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

           Section 5.  Yield Protection. Etc.
                       ----------------------

          5.01.  Additional Costs. (a) If the adoption of, or any change in, any
                 ----------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or the NAIC made subsequent to the date hereof

               (i) shall subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit or any Lender's participation therein, any Letter of Credit Document or any LIBOR Loan made by it or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for taxes covered by Section 5.06 and changes in the rate of tax on the overall net income of such Lender or its Applicable Lending Office, or any affiliate thereof or franchise tax by any Governmental Authority);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Issuing Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii) shall impose on such Lender or Issuing Lender any other condition (excluding taxes);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender or Issuing Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, Borrower shall promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Lender for such increased cost or reduced amount receivable. If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or Issuing Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error. Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) In the event that any Lender or Issuing Lender shall have determined that the adoption of any law, rule, regulation or guideline regarding capital adequacy (or any change therein or in the interpretation or application thereof) or compliance by any Lender or Issuing Lender or any corporation controlling such Lender or Issuing Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority or the NAIC, in each case, made subsequent to the date hereof including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or Issuing Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or Issuing Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time, after submission by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) of a written request therefor, Borrower shall promptly pay to such Lender or Issuing Lender such additional amount or amounts as will compensate such Lender or Issuing Lender for such reduction.

          5.02.  Limitation on Types of Loans. Anything herein to the contrary
                 ----------------------------
notwithstanding, if, on or prior to the determination of any LIBOR Base Rate for any Interest Period:

               (i) Administrative Agent determines, which determination shall be conclusive, absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Base Rate" in
     Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

               (ii) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Tranche A Term Loans, the Majority Tranche A Term Loan Lenders or, if the related Loans are Tranche B Term Loans, the Majority Tranche B Term Loan Lenders determine, which determination shall be conclusive, that the relevant rates of interest referred to in the definition of "LIBOR Base Rate" in Section
     1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely adequate to cover the cost to the applicable Lenders of making or maintaining LIBOR Loans for such Interest Period, then Administrative Agent shall give Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the affected Lenders shall be under no obligation to make additional LIBOR Loans, to Continue LIBOR Loans or to Convert ABR Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or Convert such Loans into ABR Loans in accordance with Section 2.09.

          5.03.  Illegality. Notwithstanding any other provision of this
                 ----------
Agreement, in the event that any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Issuing Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender or Issuing Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender or Issuing Lender), then such Lender or Issuing Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender's or Issuing Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or Issuing Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

          5.04.  Treatment of Affected Loans. If the obligation of any Lender to
                 ---------------------------
make LIBOR Loans or to Continue, or to Convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender's LIBOR Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such Conversion no longer exist:

               (i) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its ABR Loans; and

               (ii) all Loans which would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be Converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender's ABR Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and
                            --- ----
Interest Periods) in accordance with their respective Commitments.

          5.05.  Compensation. (a) Borrower agrees to indemnify each Lender and
                 ------------
to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, Conversion into or Continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of the Agreement, or (4) the making of a payment or a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained.

          (b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that
                                                     --------  -------
each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive. Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          5.06.  Net Payments. (a) All payments made by Borrower or any
                 ------------
Guarantor hereunder or under any Note or any Guarantee will be made without setoff, counterclaim or other defense. Except as provided in Section 5.06(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any jurisdiction in which such Lender conducts business or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Covered Taxes"). If any
                                                    -------------
Covered Taxes are so levied or imposed, Borrower and each Guarantor, as the case may be, agrees to pay the full amount of such Covered Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, the Guarantees or under any Note, after withholding or deduction for or on account of any Covered Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Covered Taxes pursuant to the preceding sentence, Borrower and each Guarantor agrees on a joint and several basis to reimburse each Lender, upon the written request of such Lender, (i) for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction by reason of the making of payments in respect of Covered Taxes pursuant to this Section (including pursuant to this sentence) and (ii) for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of amounts paid in respect of Covered Taxes to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. Borrower and each Guarantor, as the case may be, will furnish to Administrative Agent within 45 days after the date the payment of any Covered Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower or any Guarantor. Borrower and the Guarantors agree to jointly and severally indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Covered Taxes so levied or imposed and paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") agrees to
                                                         ------
deliver to Borrower and

Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.06 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certi to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender), or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, a
                                         ---------
"Section 5.06 Certificate") and (y) two accurate and complete original signed
-------------------------
copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from, or reduction in rate of, United States withholding tax with respect to payments to be made under this Agreement and under any Note (or, with respect to any assignee Lender, at least as extensive as the assigning Lender). In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 5.06 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this
Section 5.06(b). Notwithstanding the foregoing, no Lender shall be required to deliver any such form or certificate if a change in treaty, law or regulation has occurred prior to the date on which such delivery would otherwise be required that renders any such form or certificate inapplicable or would prevent the Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises Borrower. Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement; provided however that this clause (i)
                                         ----------------
shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender would be entitled to receive (without regard to this clause
(i)) do not exceed the indemnity payments or additional amounts that the Person making the assignment or transfer to such Lender would have been entitled to receive in the absence of such assignment or transfer, or (y) such assignment or transfer had been requested by Borrower, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this Section 5.06(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.06 and except as set forth in Section 12.06(b), Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 5.06(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Covered Taxes.

          (c) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

     Section 6.     Guarantee.
                    ---------

          6.0 1.    The Guarantee. The Guarantors hereby jointly and severally
                    --------------
guarantee as a primary obligor and not as a surety to each Lender, Issuing Lender and Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest (including any interest that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower and all other Obligations from time to time owing to the Lenders, Issuing Lender or Agents by Borrower under this Agreement and under the Notes and by any Obligor under any of the other Credit Documents, and all obligations of Borrower or any Subsidiary to any Lender or any Affiliate of any Lender in respect of any Swap Contract and all Obligations owing to the Issuing Lender under the Letter of Credit Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby jointly and severally agree that if Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02.     Obligations Unconditional. The obligations of the Guarantors
                    --------------------------
under Section 6.01 are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under this Agreement, the Notes or any other Credit Document or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any lien or security interest granted to, or in favor of, the Issuing Lender or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

          (v) the release of any other Guarantor.

          The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Issuing Lender or any Agent or any Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Issuing Lender, any Lender or any Agent upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between Borrower and the Issuing Lender, Lenders and Agents shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee. This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Issuing Lender, Lenders and Agents, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Issuing Lender, Lenders or Agents or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

          6.03.     Reinstatement. The obligations of the Guarantors under this
                    -------------
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. The Guarantors jointly and severally agree that they will indemnify the Issuing Lender, each Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Issuing Lender, such Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence or bad faith of such Creditor.

          6.04.     Subrogation; Subordination. Each Guarantor hereby agrees
                    ---------------------------
that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.0 1, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. The payment of any amounts due with respect to any indebtedness of Borrower or any other Guarantor now or hereafter owing to any Guarantor by reason of any payment by such Guarantor under the Guarantee in this Section 6 is hereby subordinated to the prior indefeasible payment in full in cash of the Guaranteed Obligations. Each Guarantor agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of Borrower to such Guarantor until the Obligations shall have been indefeasibly paid in full in cash. If, notwithstanding the foregoing sentence, any Guarantor shall prior to the indefeasible payment in full in cash of the Guaranteed Obligations collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for Agents, the Issuing Lender and the Lenders and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Guarantor under the other provisions of the guaranty contained herein.

          6.05.     Remedies. The Guarantors jointly and severally agree that,
                    ---------
as between the Guarantors and the Lenders, the obligations of Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 6.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 6.01.

          6.06.     Instrument for the Payment of Money. Each Guarantor hereby
                    ------------------------------------
acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07.     Continuing Guarantee. The guarantee in this Section 6 is a
                    ---------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.08.     General Limitation on Guarantee Obligations. In any action
                    --------------------------------------------
or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding; provided that, without limiting the generality of the foregoing, in any such action or proceeding in which KRS 371.065 governs,
(i) the maximum aggregate liability of any Guarantor under Section 6.01 shall be deemed to be $875,000,000 and (ii) the guarantee shall terminate on September 30, 2005; provided, further, that nothing herein shall be construed to imply
          --------  --------
that KRS 371.065 governs.

     Section 7.     Conditions Precedent.
                    ---------------------

          7.01.     Effectiveness and Initial Extension of Credit. The
                    ----------------------------------------------
effectiveness of this Amended and Restated Credit Agreement and the other Credit Documents and the obligation of the Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the satisfaction of the conditions precedent that:

          (i) Documentation and Evidence of Certain Matters. The Agents shall have received the following documents, each duly executed where appropriate (with sufficient conformed copies for each Lender), each of which shall be reasonably satisfactory to the Agents (and to the extent specified below, to each Lender) in form and substance:

               (1) Corporate Documents. Certified true and complete copies of
                   --------------------
          the charter and by-laws and all amendments thereto (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder and the consurnmation of the transactions contemplated hereby, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of Borrower.

               (2) Officers' Certificate. An Officers' Certificate of Borrower,
                   ----------------------
          dated the Closing Date, to the effect set forth in clauses (a) and (b) of Section 7.02(i) and to the effect that all conditions precedent to the making of such extension of credit have been satisfied.

               (3) Opinions of Counsel. (a) Opinion of Brown, Todd & Heyburn
                   --------------------
          PLLC, counsel to the Obligors, substantially in the form of Exhibit E-1, and (b) an opinion of counsel to the Obligors, substantially in the form of Exhibit E-2 addressed to

          Agents and the Lenders, in each jurisdiction where Mortgaged Real Property is located in form and substance reasonably satisfactory to Agents (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and Agents).

               (4) The Credit Agreement. This Agreement, (a) executed and
                   ---------------------
          delivered by a duly authorized officer of each Obligor with a counterpart for each Lender, and (b) executed and delivered by a duly authorized officer of each Lender and Agent.

               (5) Notes. The Notes, duly completed and executed for each Lender
                   ------
          that has requested Notes prior to the Closing Date.

               (6) Security Agreement. The Security Agreement and such other
                   -------------------
          pledge agreements required under applicable Requirements of Law in the judgment of counsel to Administrative Agent (each of which shall be in full force and effect), duly authorized, executed and delivered by the Obligors and Administrative Agent, together with (a) the certificates, if any, identified under the name of such Obligors in Schedule I-A and
                                                                ------------
          Schedule I-B to the Security Agreement, accompanied by undated stock
          ------------
          powers or instruments of assignment executed in blank if applicable, and (b) the notes identified under the name of such Obligors in

          Schedule 11 to the Security Agreement, accompanied by undated
          -----------
          notations or instruments of assignment executed in blank.

               (7) Solvency Certificate and Opinion. A certificate from the
                   ---------------------------------
          chief financial officer of Borrower and, at Borrower's expense, a nationally recognized appraisal firm or valuation consultant reasonably satisfactory to Arrangers in form and substance reasonably Satisfactory to Arrangers and the Lenders with respect to the Solvency of each Obligor immediately after giving effect to the transactions contemplated hereby.

               (8) Insurance. Evidence of insurance and certificates of
                   ----------
          Insurance complying with the requirements of Section 9.04 and the Security Documents.

               (9) Certain Documents, etc. Any management or similar agreement
                   -----------------------
          entered into with any Excluded Person or any of their respective Affiliates and all exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of Borrower as true, complete and correct copies thereof. The Agents shall have had at least three Business Days to review all documentation to be delivered pursuant to this paragraph and all such documentation shall be in form and substance reasonably satisfactory to the Agents.

               (10) Officers' Certificate Regarding Covered Properties. An
                    ---------------------------------------------------
          Officers' Certificate of Borrower certifying that, to the best of such
          Officers' knowledge and in all material respects: (a) except as set forth on an exhibit to the certificate, on a net basis there are no take or pay or other prepayments with respect to the Covered Properties (other than those permitted by the Security Documents) which would require any Company to deliver coal mined from the Covered Properties at some future time without then or thereafter receiving full payment therefor, (b) none of the Covered Properties has been sold, and (c) the Covered Properties are part of the Mortgaged Real Property as of the Amendment and Restatement Date.

               (11) Repayment of Existing Indebtedness. Evidence in the form of
                    -----------------------------------
          a "pay-off" letter that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness listed on Schedule
                                                                        --------
          7.01(i)(11) have been (or shall be simultaneously) paid in full, that
          -----------
          any commitments to extend credit under the agreements or instruments relating to such Indebtedness have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any such Indebtedness have been released (or arrangements for such release satisfactory to Agents have been made); in addition, from any Person holding any Lien securing any such Indebtedness, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Agents shall have reasonably requested to release and terminate of record the Liens securing such Indebtedness (or arrangements for such release and termination reasonably satisfactory to Agents and the Majority Lenders have been made).

               (12) Financial Statements. Unaudited interim financial statements
                    ---------------------
          of Borrower and each Acquired Business for each fiscal month and quarterly period ended subsequent to June 30, 1998 as to which such financial statements are available and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the financial condition of Borrower and each of the Acquired Business as reflected in the financial statements previously furnished to the Lenders.

               (13) Business Plan. A detailed budget for fiscal years 1998 and
                    --------------
          1999 and a written analysis of the business and prospects of Borrower and the Subsidiaries (after giving effect to the transactions contemplated hereby).

               (14) Consents, Licenses and Approvals. A certificate of a
                    ---------------------------------
          responsible officer of Borrower stating that all consents, authorizations and filings (other than the consents set forth on
          Schedule 8.06) necessary to enter into and consummate the transactions
          -------------
          contemplated hereby and perform the obligations under the Credit Documents are in full force and effect (or there shall be a plan satisfactory to Agents and the Majority Lenders in their respective sole discretion for the obtaining thereof) and that all applicable waiting periods have expired without any action being taken by any competent authority or threatened which, would restrain, prevent or otherwise impose materially adverse conditions on any Company, and each such consent, authorization and filing shall be in form and substance satisfactory to Agents.

          (ii) Management Agreements. The Agents shall be reasonably satisfied
               ----------------------
     with the terms and conditions of any management agreement entered into or proposed to be entered into with any Excluded Person or any of their Affiliates or any other Person.

          (iii)  Legality. Each of the transactions contemplated hereby to be
                 ---------
     consummated on the Amendment and Restatement Date shall be in compliance with all laws and regulations, or the Agents shall have determined such to be inapplicable to such transactions.

          (iv)  [omitted]

          (v)   [omitted]

          (vi)  [omitted]

          (vii)  Reserve Reports. Completed and signed reserve reports by the
                 ----------------
     engineering firms previously identified to Agents with respect to the Obligors, which completed reserve reports will not be materially different from the summary information previously furnished to Agents.

          (viii)  No Other Debt or Preferred Stock. After giving effect to the
                  ---------------------------------
     transactions contemplated hereby, Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) outstanding other than the Loans under this Agreement, and the Existing Debt.

          (ix) No Mat rial Adverse Change. (1) Zeigler shall not have sustained
               ---------------------------
     any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Lender, has had or has a material adverse effect on the business, condition (financial or other), or operations of Zeigler and there shall not have been, in the reasonable judgment of the Lender, any material adverse change in the business, condition (financial or other), or operations of Zeigler;
     (2) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (3) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State governmental authorities; and (4) there shall not have occurred any outbreak or escalation of hostilities or any material adverse change in financial markets or any calamity or crisis that, in the reasonable judgment of the Agents, makes it impracticable to sell or syndicate the Loans and the Commitments. As used in the previous sentence, "material adverse change in financial markets" shall mean a decline of 12% or more in the Dow Jones Industrial Average from August 3, 1998.

          (x) Pro Forma Balance Sheet. The Lenders shall have received a pro
              ------------------------
     forma consolidated balance sheet of Borrower and the Subsidiaries dated as of the date of the most recently available financial statements of Borrower after giving effect to the transactions contemplated hereby, which balance sheet shall be consistent in all material respects with the sources and uses of funds and the other conditions contemplated hereby. Each Company shall also have provided such other financial information as the Lenders or Agents may reasonably request in connection with the transactions contemplated hereby.

          (xi) Approvals. Except for the consents set forth on Schedule 8.06,
               ----------                                      -------------
     all requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action or Proceeding, actual or threatened, that has had the effect of (or could reasonably be expected to have the effect of) restraining, preventing or imposing materially burdensome conditions on any of the transactions contemplated hereby, except, in each case, as would not, singly or in the aggregate, result in a Material Adverse Effect.

          (xii)  No Default in Other Agreements. Any defaults in any material
                 -------------------------------
     agreements of any Company that may result from the transactions contemplated hereby shall have been resolved or otherwise addressed in a manner reasonably satisfactory to Agents and the Majority Lenders; and no law or regulation adopted, proposed or applicable after the date of the Commitment Letter shall be applicable in the reasonable judgment of Agents and the Majority Lenders that restrains, prevents or imposes materially adverse conditions upon any component of the transactions contemplated hereby or the financing thereof, including the extensions of credit under this Agreement.

          (xiii)  Margin Rule Compliance. All Loans and other financing to
                  -----------------------
     Borrower shall be in full compliance with all applicable requirements of Regulations T, U and X.

          (xiv)  Satisfactory Environmental Reports Governmental Real Property
                 -------------------------------------------------------------
     Disclosure Requirements. The Agents shall have received (1) reasonably
     ------------------------
     satisfactory third-party environmental reports (including Phase I reports) of the Borrower and the Subsidiaries reasonably requested by the Agents and
     (2) all documentation necessary under all applicable Governmental Real Property Disclosure Requirements. The Obligors shall take or cause to be taken all actions necessary in connection with such Governmental Real Property Disclosure Requirements.

          (xv) Other Documentation. All other documentation, including any
               --------------------
     employment agreement, management compensation arrangement (including any agreements entered into with any of the senior management of any Company) after the transactions contemplated hereby or other financing arrangement of each Company shall be reasonably satisfactory in form and substance to Agents and the Majority Lenders.

          (xvi)  Payment of Fees and Expenses. All accrued fees and expenses
                 -----------------------------
     (including the reasonable fees and expenses of Cahill Gordon & Reindel, special counsel to Agents) of Agents and accrued fees of the Lenders in connection with the Credit Documents and the Fee Letter shall have been paid.

          (xvii)  Filings and Lien Searches. The Obligors shall have authorized,
                  --------------------------
     executed and delivered each of the following:

               (1) UCC Financing Statements (Form UCC-1 or UCC-2, as appropriate) in appropriate form for filing under the UCC and any other applicable Requirements of Law in each jurisdiction as may be necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Documents;

               (2) certified copies of Requests for Information (Form UCC-11), tax lien, judgment lien and pending lawsuit searches or equivalent reports or lien search reports, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in those state and county jurisdictions in which any of the Collateral of such Obligor is located and the state and county jurisdictions in which each such Obligor's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Documents other than those encumbrances which constitute Prior Liens;

               (3) to the extent equipment or inventory is maintained on a leased premise located in a Covered Property, a copy of each Lease or other agreement relating to such possessory interest; and

               (4) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement, including filings with the United States Patent, Trademark and Copyright offices, and delivery of such other security and other documents, including, without limitation, financial account consent letters and consents of counter parties to contracts and leases, and the taking of all actions as may be necessary or, in the opinion of Administrative Agent, desirable, to perfect the Liens created, or purported to be created, by the Security Agreement, except for any of the foregoing to be provided after the Closing Date pursuant to Section 9.13 hereof.

          (xviii)  Conditions Relating to Covered Property and Real Property.
                   ---------------------------------------------------------
     Each Obligor shall have caused to be delivered to Administrative Agent on behalf of Agents and the Lenders, the following documents and instruments:

               (1) (i) a Mortgage Amendment to each Mortgage delivered on the Closing Date (other than a Mortgage which encumbers the Shipyard Properties, which shall be subject to the provisions of Section 9.13 hereof), duly authorized and executed, in form for recording in the recording office of each jurisdiction where the Covered Property encumbered thereby is situated, together with such other instruments as shall be necessary or appropriate (in the judgment of the Administrative Agent) to maintain and create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage Amendment together with the appropriate Mortgage shall be effective to create and/or maintain a first priority Lien on such Covered Property subject to no Liens other than Prior Liens applicable to such Covered Property or (ii) a Mortgage duly authorized and executed encumbering each Covered Property described in clause (vi) of the definition thereof (other than any portions of the Covered Properties affected by the consents described on Schedule 8.06) in favor of Administrative Agent,
                                -------------
          for the benefit of the

          Agents and the Lenders, in form for recording in the recording office of each jurisdiction where each such Covered Property is situated, together with such other instruments as shall be necessary or appropriate (in the judgment of the Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create a first priority Lien on such Covered Property subject to (i) no Liens other than Prior Liens applicable to such Covered Property and (ii) the inability of the Obligors to grant a security interest in unrecorded Real Property interests; provide however, that the Obligors shall endeavor to record such unrecorded instruments in accordance with Section 1.4 of the Mortgage;

               (2) an Intercompany Lease Agreement, duly authorized and executed, assigning each Obligor's interest in the Intercompany Leases to Administrative Agent, for the benefit of the Agents and the Lenders, in form for recording in the recording office of each jurisdiction where the Real Property demised under each Intercompany Lease is situated, together with such other instruments as shall be necessary or appropriate (in the judgment of Administrative Agent) to create and/or maintain a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Intercompany Lease Agreement and other instruments would be effective to create and/or maintain (upon recordation of such instruments at the times contemplated in the Intercompany Lease Agreement) a first priority Lien on such Obligor's interests in the Intercompany Leases subject to no Liens other than Prior Liens permitted by the Intercompany Lease Agreement;

               (3) except for any of the following which are to be provided after the Amendment and Restatement Date pursuant to Section 9.13, with respect to each leased Covered Property and each other leased Real Property at which significant Pledged Collateral (as determined in the reasonable discretion of Administrative Agent) is located Lien Waiver and Access Agreement, substantially in the form of Exhibit L;

               (4) with respect to each Covered Property listed on Schedule
                                                                   --------
          1.01(d)(viii)(4) and such Covered Properties as determined in the
          ----------------
          reasonable discretion of the Administrative Agent, a Survey;

               (5) with respect to each Real Property, policies or certificates of insurance of the type required by Section 1.7 of the Mortgages;

               (6) with respect to each Real Property, UCC, judgment and tax Lien searches in form and substance satisfactory to Administrative Agent;

               (7) evidence acceptable to Administrative Agent of payment by Borrower of all title insurance premiums, search and examination charges, survey costs, mortgage recording taxes and related charges required for the recording of the

          Mortgages and issuance of the title insurance policies referred to in this Section 7.01(xviii);

               (8) with respect to each Covered Property, copies of all leases in which any Obligor holds the landlord's or the tenants interest, each of which shall be acceptable to Administrative Agent;

               (9) with respect to each Covered Property, an Officer's Certificate substantially in the form of Exhibit O;
                                                   ---------

               (10) except for any of the following which are to be provided after the Amendment and Restatement Date pursuant to Section 9.13, with respect to (a) each Covered Property on which significant surface Improvements are located as indicated on Schedule 1.01(d)(vii) (other
                                                   ----------------------
          than any portions of such Covered Properties affected by the consents described on Schedule 8.06), a policy (or commitment to issue a
                       -------------
          policy) of title insurance insuring (or committing to insure) the Lien of the Mortgage encumbering such Covered Property as a valid first priority Lien on the Real Property and fixtures described therein (or, if such title insurance is unavailable at commercially reasonable rate, in the case of significant surface Improvements located on the portions of the Covered Properties affected by the consents described on Schedule 8.06, a title opinion or certificate of title containing
             -------------
          no exceptions to title other than exceptions for Prior Liens and other exceptions reasonably acceptable to Administrative Agent), and (b) each other Covered Property except such Covered Property the loss of which would not materially impair the value or operation of any Mine Site as determined in the sole discretion of the Administrative Agent, a title opinion confirming that the Lien of the Mortgage encumbering such Covered Property constitutes a valid first priority Lien on the Real Property and fixtures described therein. Each policy (or commitment to issue a policy) of title insurance shall be in an amount not less than 115% of the fair market value thereof and shall (i) be issued by the Title Company, (ii) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent, (iii) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel or other professionals acceptable to Administrative Agent) as shall be reasonably requested by Administrative Agent and shall be available in the applicable jurisdiction at commercially reasonable rates (including, without limitation, endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, road access, variable rate and so-called comprehensive coverage over covenants and restrictions), (iv) include such affidavits and instruments of indemnifications by Borrower and the applicable Subsidiary as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in this paragraph and (v) contain no exceptions to title other than exceptions for Prior Liens and other exceptions reasonably acceptable to Administrative Agent. Each title opinion shall (a) contain such supplemental opinions as shall be reasonably requested by Administrative Agent and shall be commercially reasonably available (including, without limitation, opinions on matters relating to zoning, contiguity and road access),
          (b) be accompanied by such affidavits and instruments as shall be reasonably requested by Administrative Agent in connection with such opinions and (c) contain no exceptions to title other than exceptions for Prior Liens and other exceptions reasonably acceptable to Administrative Agent; and

               (11) with respect to each Covered Property (other than any portions of such Covered Property affected by the consents described on Schedule 8.06), all such other items as shall be reasonably
             -------------
          necessary in the opinion of counsel to the Lenders to create a valid perfected first priority mortgage Lien on such Covered Real Property subject only to Prior Liens.

          (xix)  Other Matters. The Lenders shall have received such other legal
                 --------------
     opinions, corporate documents and other instruments and/or certificates, including, as the Agents or the Majority Lenders may request in their reasonable discretion.

          7.02. Initial and Subsequent Extensions of Credit. The obligation of
                --------------------------------------------
the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each borrowing or other extension of credit (whether by making a Loan or issuing a Letter of Credit but excluding any Continuation of any LIBOR Loan or any Conversion) hereunder (including the initial borrowing) is subject to the further conditions precedent that:

          (i) No Default, Representations and Warranties True. Both immediately
              ------------------------------------------------
     prior to the making of such Loan or other extension of credit and also after giving pro forma effect thereto and to the intended use thereof

               (A) no Default shall have occurred and be continuing; and

               (B) the representations and warranties made by the Obligors in
          Section 8, and by each Obligor in each of the other Credit Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          (ii) No Legal Bar. The Loans and the use of proceeds thereof shall not
               -------------
     contravene, violate or conflict with, nor involve any Lender in a violation of, any law, rule, injunction, or regulation or determination of any court of law or other Governmental Authority.

          (iii)  No Material Adverse Effect. There shall not have occurred any
                 ---------------------------
     event or circumstances which has had or is reasonably likely to have a Material Adverse Effect.

          (iv) Notice of Borrowing. Administrative Agent shall have received a
               --------------------
     Notice of Borrowing duly completed and complying with Section 4.05.

          Each notice of borrowing or request for the issuance of a Letter of Credit by Borrower hereunder shall constitute a certification by Borrower to the effect set forth in clause (i) above as of the date of such borrowing or issuance.

          Each notice submitted by Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by Borrower, as of the date of such notice and as of the relevant borrowing date or date of issuance of a Letter of Credit, as applicable, that the applicable conditions in Sections
7.01 and 7.02 have been satisfied in accordance with the terms hereof.

          7.03. Determinations Under Section 7. For purposes of determining
                -------------------------------
compliance with the conditions specified in Sections 7.01 and 7.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that Borrower, by notice to the Lenders, designates as the proposed date of the extension of credit, specifying its objection thereto.

          Section 8. Representations and Warranties. Each Obligor represents and
                     -------------------------------
warrants to the Creditors that at and as of each Funding Date (in each case immediately before and immediately after giving effect to the transactions to occur on such date):

          8.01.     Corporate Existence. Each Obligor and each Subsidiary: (a)
                    --------------------
is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to be so qualified and in good standing individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          8.02.     Financial Condition, Etc. (a) Borrower has heretofore
                    -------------------------
delivered to the Lenders the audited consolidated balance sheets of Borrower and the Subsidiaries and of each of the businesses acquired prior to the Amendment and Restatement Date (each an "Acquired Business") as of December 31, 1995,
                               -----------------
December 31, 1996 and December 31, 1997, and the related statements of earnings, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1996 and December 31, 1997, (B) the unaudited consolidated balance sheets of Borrower and the Subsidiaries and of each of the Acquired Businesses as of June 30, 1998, and the related statements of earnings and cash flows for the fiscal periods ended on June 30, 1998. All of said financial statements, including in each case the related schedules and notes, are true, complete (in the case of year-end financial statements) and correct in all material respects, have been prepared in accordance with GAAP consistently applied and present fairly and accurately the financial position of Borrower and the Subsidiaries and each of the Acquired Businesses as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to period-end audit adjustments.

          (b) Except as set forth in Schedule 8.02(b) or in the financial
                                     ----------------
statements referred to in 8.02(a), there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would, or could reasonably be expected to, have a Material Adverse Effect and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under this Agreement or liabilities incurred in connection with the transactions contemplated hereby.

          (c) Except as set forth in Schedule 8.02(c), since June 30, 1998 there
                                     ----------------
has been no Material Adverse Change, or any event, change or circumstance which could reasonably be expected to have a Material Adverse Change.

          (d) Each of the pro forma balance sheet of Borrower and its Consolidated Subsidiaries (the "Pro Forma Balance Sheets"), certified by the
                                ------------------------
chief financial officer of Borrower, copies of which have been heretofore furnished to each Lender, is the balance sheet of Borrower and its Consolidated Subsidiaries as of the date of the latest available balance sheet of Borrower prior to the Closing Date (the "Pro Forma Date"), adjusted to give effect (as if
                                --------------
such events had occurred on such date) to the transactions to occur on the Closing Date and the application of the proceeds of all Indebtedness incurred on such date. Each Pro Forma Balance Sheet, together with the notes thereto, accurately reflects in all material respects all adjustments necessary to give effect to the transactions contemplated hereby, was prepared based on good faith assumptions, and presents fairly in all material respects on a pro forma basis the consolidated financial position of Borrower and its Consolidated Subsidiaries as at the Pro Forma Date, adjusted as described above.

          8.03.     Litigation. Except as set forth in Schedule 8.03 there is no
                    -----------                        -------------
Proceeding pending against, or to the knowledge of Borrower threatened against or affecting, any Company or any of its respective Properties before any Governmental Authority which is reasonably likely to have a Material Adverse Effect.

          8.04.     No Breach, No Default. (a) None of the execution, delivery
                    ----------------------
and performance by each Obligor of any Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated will
(i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of any Company, or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on any Company, or any term or provision of any Contractual Obligation of any Company, or (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (iii) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Company pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to subject any Agent, Lender or Issuing Lender to any material risk of damages or liability to third parties.

          (b) No Company is in default under or with respect to any Contractual Obligation or any order, award or decree of any Governmental Authority or arbitrator binding upon it or any of its Property in any respect which could reasonably be expected to have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          8.05.     Action. Each Company has all necessary corporate power,
                    -------
authority and legal right to execute, deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by each Company of each Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Credit Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06.     Approvals.  No authorizations, approvals or consents of, and
                    ----------
no filings or registrations with, any Governmental Authority, any securities exchange or any other Person are necessary for the execution, delivery or performance by any Company of the Credit Documents to which it is a party or for the granting of a Lien on any Company's Property in favor of Administrative Agent pursuant to the Security Documents or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Security Documents and except for consents, authorizations and filings (i) that have been obtained or made and are in full force and effect or (ii) set forth on Schedule 8.06.
                                      -------------

          8.07.     [Omitted].
                     -------

          8.08.     ERISA. No ERISA Event has occurred or is reasonably expected
                    ------
to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1.0 million the fair market value of the assets of all such underfunded Plans. Each member of the ERISA Group is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

          8.09.     Taxes. Except as could not reasonably be expected to have a
                    ------
Material Adverse Effect, (i) all Tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "Tax
                                                                     ---
Returns") required to be filed with any taxing authority by, or with respect to, each Company and each Unrestricted Subsidiary have been filed in accordance with all applicable laws; (ii) each Company and each Unrestricted Subsidiary has timely paid or made provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Company and each Unrestricted Subsidiary (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on Borrower's financial statements); (iii) each Company and each Unrestricted Subsidiary have made provision for all Taxes payable by such Company and each Unrestricted Subsidiary for which no Tax Return has yet been filed; Ov) the charges, accruals and reserves for Taxes with respect to each Company and each Unrestricted Subsidiary reflected on Borrower's financial statements are adequate under United States generally accepted accounting principles to cover the Tax liabilities accruing through the date thereof, and (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to any Company or any Unrestricted Subsidiary in respect of any Tax where there is a reasonable possibility of an adverse determination.

          Except as set forth on Schedule 8.09, (i) no extension of a statute of
                                 --------------
limitations relating to material Taxes is in effect with respect to any Company or any Unrestricted Subsidiary; (ii) no Company or any Unrestricted Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group of corporations of which Borrower was the common parent; and (iii) there are no material Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any Company or any Unrestricted Subsidiary.

          For purposes of this Section 8.09, "Taxes" means any and all taxes,
                                              -----
charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, license, net worth, payroll, franchise, and transfer and recording, imposed by the Internal Revenue Service or any taxing authority (whether domestic or foreign, including any federal, state, U.S. possession, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, including interest, fines, penalties or additions to tax attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

          8.10.     Investment Company Act; Public Utility Holding Company Act;
                    -----------------------------------------------------------
Other Restrictions. No Company is an "investment company", or a company
-------------------
"controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. No Company is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. No Obligor is subject to the Federal Power Act. No Obligor is subject to regulation under any law or regulation which limits its ability to incur Indebtedness, including Laws relating to common contract carriers or the sale of electricity, steam, water or other public utilities, other than Regulation X of the Board of Governors of the Federal Reserve System.

          8.11.     Environmental Matters. Except as disclosed in Schedule 8.11
                    ----------------------                        -------------
and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Obligor and the Subsidiaries are in compliance with and in the last five years have been in compliance with, and are not subject to liability under, any Environmental Laws applicable to them and there are no Environmental Laws which would reasonably be expected to result in material expenditures by any Obligor or any Subsidiary, and no such Environmental Laws would reasonably be expected to interfere in any material way with current or projected operations of any Obligor or any Subsidiary; (ii) no Obligor or any Subsidiary has received notice that it or any of their respective predecessors interests has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state or foreign or state law,
                      ------
nor has any Obligor or any Subsidiary received notice that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, have been found at any site at which any Person is conducting or plans to conduct any action pursuant to any Environmental Law, and no Obligor or any Subsidiary, or to the knowledge of the Obligors, any of their respective predecessors in interest, has disposed of, arranged for the disposal or treatment of, or otherwise released Hazardous Materials at any site at which any Person is conducting or plans to conduct any action under Environmental Law;
(iii) no properties now or formerly owned, leased or operated by any Obligor or any Subsidiary or, to the knowledge of the Obligors, any of their respective predecessors in interest, are (x) listed or proposed for listing on the National Priorities List under CERCLA or (y) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA or (z) included on any similar lists maintained by any Governmental Authority; (iv) there are no past or present events, conditions, activities, practices or actions, or any agreements, judgments, decrees or orders by which any Obligor or any Subsidiary is bound, which would reasonably be expected to prevent any Obligor's or any Subsidiary's compliance with any Environmental Law, or which would reasonably be expected to give rise to any liability of any Obligor or any Subsidiary under any Environmental Law, including, without limitation, liability under CERCLA or similar state or foreign laws; (v) no Lien has been asserted or recorded, or to the knowledge of the Obligors, threatened, under any Environmental Law with respect to any asset, facility, inventory or property currently owned, leased or operated by any Obligor or any Subsidiary; and (vi) there are no underground storage tanks or related piping at any property owned, operated or leased by any Obligor or any Subsidiary, (vii) and no such tanks or related piping has been removed from such properties, and (viii) no Obligor or any Subsidiary is subject to any judicial or administrative Proceeding alleging the violation of, or liability under, any Environmental Law and, to the knowledge of the Obligors, no such Proceeding is threatened.

          8.12.     Environmental Investigations. All material environmental
                    -----------------------------
investigations, studies, audits or assessments which have been conducted and which are in the possession, custody or control of any Company relating (i) to the current or prior business, operations, facilities or Property of any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest or (ii) to any facility, Property or other asset now or previously owned, operated, leased or used by any Company or any Unrestricted Subsidiary or any of their respective predecessors in interest have been made available to the Agents and the Lenders.

          8.13.     Use of Proceeds. No Company is engaged principally, or as
                    ----------------
one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund

Indebtedness originally incurred for such purpose. Following application of the proceeds of each extension of credit hereunder, not more than 25 percent of the value of the assets (either of Borrower only or of Borrower and the Subsidiaries on a consolidated basis) will be Margin Stock. If requested by any Lender or Administrative Agent, Borrower will furnish to Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form UI referred to in Regulation U.

          8.14.     Subsidiaries. As of the Closing Date, Borrower does not have
                    -------------
any Subsidiaries or interests in partnerships, joint ventures or business trusts other than the entities set forth on Schedule 8.14(a). Schedule 8.14(b) depicts
                                     ----------------  ----------------
the organizational structure of the Obligors as of the Closing Date. Borrower owns, as of the Closing Date, the percentage of the issued and outstanding Equity Interests or other evidences of the ownership of each of the Subsidiaries, partnerships or joint ventures listed on Schedule 8.14(a) as set
                                                       ----------------
forth on such Schedule. No such Subsidiary, partnership or joint venture has issued any securities convertible into shares of its Equity Interests (or other evidence of ownership) or any Equity Rights to acquire such shares or securities convertible into such shares (or other evidence of ownership), and the outstanding stock and securities (or other evidence of ownership) of such Subsidiaries, partnerships or joint ventures are owned by Borrower and the Subsidiaries free and clear of all Liens and Equity Rights of others of any kind whatsoever, except for Liens permitted pursuant to the Security Documents with respect thereto. Any Unrestricted Subsidiary created or acquired after the Closing Date will be created or acquired in accordance with the terms hereof.

          8.15.     Properties. (a) Except for such exceptions that do not or
                    -----------
could not reasonably be expected to have a Material Adverse Effect, Borrower or a Subsidiary (i) has good and marketable title to all the Real Properties owned in fee reflected in the Borrower Balance Sheet or in any later financial statements provided hereunder as being owned by Borrower or any Subsidiary (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), or acquired after the date thereof and (ii) has valid leasehold interests in all leased Real Properties constituting Covered Properties and is in possession of the Real Properties purported to be leased thereunder (except with respect to portions thereof subleased to third parties in the ordinary course of business and in accordance with the provisions of the applicable Security Documents), in each case, free and clear of all Liens, except Liens of the type described as Prior Liens in the Mortgages. To the knowledge of Borrower, each lease described in clause (ii) of the immediately preceding sentence is valid without default thereunder by the lessee or lessor except as disclosed in the Officers' Certificate delivered on the Amendment and Restatement Date pursuant to the provisions of Section 7.01(xviii)(9). Title to all Property other than Real Property is held by a Company free and clear of all Liens except for Prior Liens and other Liens expressly permitted to exist on such type of Property by the terms of the applicable Security Document.

          (b) The estate, title and interest of the Obligors in the Covered Properties constitute all of the estate, title and interest in Real Properties as are necessary for the conduct of the business and operations of Borrower and its Subsidiaries as presently conducted and all of the Covered Properties (other than the portions thereof affected by the consents described in Schedule 8.06
                                                                -------------
and any Mortgaged Leases (as defined in the Mortgage) which are unrecorded) are as of the date hereof encumbered by Mortgages in favor of Administrative Agent. The estate, title and interest of the Obligors in the Covered Properties listed in Schedule 1.01(d)(i), (ii),
                                                 -------------------------
(iii), (iv), (v) and (vi) are the only leasehold or fee simple mineral estates
-------------------------
or interest of the Obligors which are within the Obligors' current five-year mine plans. The estate, title and interest of the Obligors in their respective Properties (other than the Real Properties) constitute all of the estate, title and interest in Properties (other than Real Properties) as are necessary for the conduct of the business and operations of Borrower and its Subsidiaries as presently conducted and all such Properties (other than the portions thereof affected by the consents described in Schedule 8.06) are as of the date hereof
                                      -------------
encumbered by Security Documents in favor of Administrative Agent.

          (c) Except for such exceptions that do not, or could not reasonably be expected to have a Material Adverse Effect, the Property of Borrower and the Subsidiaries, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted), and constitutes all of the assets and properties which are required for the businesses and operations of Borrower and the Subsidiaries as presently conducted.

          8.16.     Security Interest: Absence of Financing Statements; Etc. The
                    --------------------------------------------------------
Security Documents, once executed and delivered, will create, in favor of Administrative Agent for the benefit of the Lenders and Agents, as security for the obligations purported to be secured thereby, a valid and enforceable, and upon filing or recording with the appropriate Governmental Authorities and delivery of the applicable documents to Administrative Agent, perfected first priority security interest in and Lien upon all of the Collateral (and the proceeds thereof), superior to and prior to the rights of all third persons other than the holders of Prior Liens and subject to no other Liens except for Liens expressly permitted to exist on such Collateral by the terms of the applicable Security Document.

          Except with respect to Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document and the Liens created by the Security Documents, there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or Property of any Company or rights thereunder or any Equity Interests of any Unrestricted Subsidiary.

          8.17.     Licenses and Permits, Compliance with Laws. The Companies
                    -------------------------------------------
hold all governmental permits, licenses, authorizations, consents and approvals (none of which has been modified or rescinded and all of which are in full force and effect) (collectively, the "Permits") necessary for the Companies to own,
                                -------
lease, and operate their respective Properties and to carry on their respective businesses as now being conducted, except for Permits the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

          The businesses of the Companies are not being conducted in violation of any applicable Requirement of Law, Permit, concession, grant or other authorization of any Governmental Authority, except for violations that could not reasonably be expected to have a Material Adverse Effect.

          There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the performance by any Obligor of its obligations under the Credit Documents and all applicable Requirements of Law.

          8.18.     True and Complete Disclosure. The information, reports,
                    -----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to any Creditor (other than the projections referred to in the following sentence and other than any reserve studies prepared by third parties) in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto or pursuant to any information memorandum distributed in connection with the syndication of the Commitments and Loans, including all filings made with the Commission by any Company, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by any Obligor to any Creditor pursuant to this Agreement have been prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Obligor, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections. Borrower understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Lenders as a material inducement to make each extension of credit hereunder. As of the Closing Date, there is no fact known to any Obligor (other than general economic conditions, which conditions are commonly known and affect businesses generally) that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Credit Documents or in any other documents, certificates and statements furnished to Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Credit Documents.

          8.19.     Solvency; Etc. As of the Closing Date immediately prior to
                    --------------
and immediately following the consummation of the transactions contemplated hereby and the extensions of credit to occur on such date each Obligor is and will be Solvent (after giving effect to Section 6.08). Borrower believes that no reasonably anticipated final judgment in a pending Proceeding or, to its knowledge, any threatened Proceeding for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's Indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms. No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

          8.20.     Contracts. No Company is in default under any material
                    ----------
contract or agreement to which it is a party or by which it is bound, nor, to Borrower's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that could not reasonably be expected to have a Material Adverse Effect.
Schedule 8.20 accurately and completely lists (x) all agreements, if any, among
-------------
the stockholders (or any of their Affiliates other than any Company) of Borrower on the one hand and any Company on the other in effect on the date hereof and all (y) material agreements which are in effect on the date hereof in connection with the conduct of the business of the Companies.

          8.21.     Labor Matters. Except as set forth in Schedule 8.21 there
                    --------------                        -------------
are no strikes or other labor disputes against any Company pending or, to the knowledge of Borrower, threatened which could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of Borrower, all payments due from any Company on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the relevant Company.

          8.22.     Year 2000. Each Company has reviewed their operations with a
                    ----------
view to assessing whether their business or operations will, in the receipt, transmissions, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. No Company has reason to believe that the risks associated with the Year 2000 issue could reasonably be expected to have a Material Adverse Effect.

     Section 9.     Covenants. Each Obligor, for itself and on behalf of its
                    ----------
Subsidiaries and its Unrestricted Subsidiaries, covenants and agrees with the Creditors that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Borrower hereunder:

          9.01.     Financial Statements, Etc. The Companies shall deliver to
                    --------------------------
Administrative Agent and each of the Lenders:

          (a) Quarterly Financials. As soon as available and in any event within
              ---------------------
     45 days after the end of each of the first three quarterly fiscal periods of each fiscal year beginning with the fiscal quarter ending September 30, 1998, consolidated statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form (i) the corresponding consolidated statements of operations, cash flows and stockholders' equity for the corresponding period in the preceding fiscal year and (ii) the corresponding budget or plan for such period, accompanied by a certificate of a Responsible Officer of Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) Annual Financials. As soon as available and in any event within 90
              ------------------
     days after the end of each fiscal year beginning with the fiscal year ending December 31, 1998, consolidated and consolidating statements of operations, cash flows and stockholders' equity of Borrower and its Consolidated Subsidiaries for such year and the related consolidated and consolidating balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form
     (i) the corresponding consolidated and consolidating information as of the end of and for the preceding fiscal year and (ii) the corresponding budget or plan for such period, and accompanied by an opinion, without qualification or exception, thereon of independent certified public accountants of recognized national standing reasonably acceptable to the Lenders, which opinion shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition, results of operations and cash flows of Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge of any Default; Borrower shall supply such additional information and detail as to any item or items contained on any such statement that Lenders may reasonably require; all such information will be prepared in accordance with GAAP consistently applied;

          (c)  [reserved];

          (d) Other Financial Information. Promptly upon delivery thereof to the
              ----------------------------
     holders of any debt securities or the stockholders of any Company generally, copies of all financial statements and reports and proxy statements so delivered, and at the time the same are filed, copies of all financial statements and reports which any Company may make to or file with the Commission or any successor or analogous Governmental Authority;

          (e) Interest Rate Certificates. Together with the financial statements
              ---------------------------
     delivered pursuant to clause (a) or (b) of this Section 9.01, an Interest Rate Certificate;

          (f) Notice of Default. Promptly after any Company knows or has reason
              ------------------
     to believe that any Default has occurred or that any Company is in default of any material term or provision of the any other material Contractual Obligation (other than pursuant to the Credit Documents), a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Borrower has taken and proposes to take with respect thereto;

          (g) Environmental Matters. Written notice of any Environmental Claim
              ----------------------
     materially affecting any Company or any Unrestricted Subsidiary, any Mortgaged Real Property or the operations of any Company, and any notice from any Person of (i) the occurrence of any release, spill or discharge of any Hazardous Material that is reportable under any Environmental Law, (ii) the commencement of any clean-up pursuant to or in accordance with any Environmental Law of any Hazardous Material at, on, under or within the Mortgaged Real Property or any part thereof, (iii) any matters relating to Hazardous Materials or Environmental Laws that may impair, or threaten to impair, Lenders' security interest in the Mortgaged Real Property or any Obligor's ability to perform any of its obligations under this Agreement when such performance is due or (iv) any other condition, circumstance, occurrence or event, any of which could reasonably be expected to result in a material liability of any Company or any Unrestricted Subsidiary under any Environmental Law;

          (h) Auditors' Reports. Promptly upon receipt thereof, copies of all
              ------------------
     reports submitted to any Company by independent certified public accountants in connection with each annual, interim or special audit of such Company's books made by such accountants, including, without limitation, any management letter commenting on any Company's internal controls submitted by such accountants to management in connection with their annual audit;

          (i) Annual Budgets. An annual operating and capital improvements
              ---------------
     budget of Borrower and the Subsidiaries in reasonable detail and financial projections made in good faith, within 60 days after the end of each fiscal year of Borrower;

          (j) Lien Matters. Written notice of (1) the incurrence of any Lien
              -------------
     (other than Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) on, or claim asserted against any of the Collateral or (2) the occurrence of any other event which could reasonably be expected to adversely affect the aggregate value of the Collateral;

          (k) Notice of Material Adverse Effect. Written notice of the
              ----------------------------------
     occurrence of any Material Adverse Effect or any event or condition which could reasonably be expected to result in any Material Adverse Effect;

          (1) Governmental Filings and Notices. Promptly after request by
              ---------------------------------
     Administrative Agent, copies of any other reports or documents that were filed by any Company with any Governmental Agency and copies of any and all material notices and other material communications from any Federal, state or local Governmental Authority with respect to any Company;

          (m) ERISA Information. Written notice of the occurrence of any ERISA
              ------------------
     Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Companies in an aggregate amount exceeding $2.0 million;

          (n) Reserve Reports. As soon as available and in any event within 30
              ----------------
     days after the end of each fiscal year, a reserve report in form and substance satisfactory to the Administrative Agent, and copies of all Coal Sales Agreements of the Companies, not theretofore delivered to the Administrative Agent as well as copies of any amendments or modifications to any Coal Supply Contracts of the Companies not theretofore delivered to Agent and such other information as the Administrative Agent may request.

          (o)  [reserved]

          (p) Miscellaneous. Promptly, such financial and other information with
              --------------
     respect to any Obligor or Subsidiary, as any Creditor may from time to time reasonably request.

          (Borrower will furnish to Administrative Agent and each of the
     Lenders:

               (i) concurrently with the delivery of the financial statements referred to in Section 9.01(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default relating to the covenants contained in
          Section 9.11, except as specified in such certificate; and

               (ii) at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, (1) a certificate of a senior financial officer of Borrower (1) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Borrower has taken and proposes to take with respect thereto), (11) specifying whether or not any Unrestricted Subsidiary has been created or acquired since the last such certificate and (111) setting forth in reasonable detail the computations necessary to determine whether each Company is in compliance with Sections 9.07, 9.08, 9.09, 9. 10 and 9.11 as of the end of the respective quarterly fiscal period or fiscal year, (2) to the extent not previously disclosed to Administrative Agent, a listing of any state within the United States where any Obligor keeps inventory or equipment and of any licenses arising under the laws of the United States (or any jurisdiction therein) acquired by any Obligor since the date of the most recent list delivered pursuant to this clause (II) (or, in the case of the first such list so delivered, since the Closing Date), and
          (3) any final accountants' management letters delivered by the independent certified public accountants reporting on such financial statements to Borrower or any Subsidiary.

          9.02.     Litigation, Etc. Borrower shall promptly give to
                    ----------------
Administrative Agent and each Lender notice of all Proceedings, and any material development thereof, affecting any Company, except Proceedings which could not reasonably be expected to have a Material Adverse Effect.

          9.03.     Existence, Compliance with Law: Payment of Taxes: Inspection
                    ------------------------------------------------------------
Rights: Performance of Obligations, Etc. Each Company shall (i) preserve and
----------------------------------------
maintain its legal existence and all of its material rights, privileges and franchises; provided, however, that nothing in this Section 9.03
            --------- --------
shall prohibit any transaction expressly permitted under Section 9.06, (ii) comply with all applicable Requirements of Law of Governmental Authorities, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) timely file true, accurate and complete tax returns required by all Governmental Authorities and pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with
GAAP); (iv) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so with respect to any such Property could not reasonably be expected to have a Material Adverse Effect; (v) permit representatives of any Creditor upon reasonable prior notice, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and employees and with the independent accountants of each Company, all to the extent reasonably requested by such Creditor, provided however that Administrative Agent or such Lender shall notify Borrower prior to any contact with such accountants and give Borrower the opportunity to participate in such discussions; (vi) allow the Agents to consult with Borrower's independent public accountants and auditors with respect to the financial affairs of the Companies and authorize such accountants to disclose to the Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Companies; at the request of the Agents, Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.03(vi); (vii) perform in all material respects all of its Contractual Obligations, except where such failure to so perform, singly or in the aggregate with all other such failures, could not reasonably be expected to have a Material Adverse Effect; and (viii) keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the Property and business of each Company in accordance with GAAP in effect from time to time or as otherwise required by applicable rules and regulations of any Governmental Authority having jurisdiction over such Company.

          9.04.     Insurance. (A) Each Company shall maintain, with financially
                    ----------
sound and reputable insurers, insurance of the kinds and in the amounts customarily insured against by companies engaged in the same or similar business and similarly situated and carry such other insurance as is appropriate for such Company. Each Company shall pay all insurance premiums payable by them as and when due.

          (B) All policies of insurance required to be maintained by any Company must name Administrative Agent, on behalf of the Lenders and Agents, as mortgagee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, or certificate holder (in the case of workers' compensation insurance) and must provide that no cancellation, non-renewal or modification (including reduced coverage) of the policies will be made without thirty days' prior written notice to Administrative Agent and if the insurance carrier shall have received written notice from Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Company under such policies directly to Administrative Agent.

          (C) The Obligors shall give immediate written notice of any loss in excess of $5.0 million to the insurance carrier and to Administrative Agent. Each Obligor on behalf of itself and its Subsidiaries hereby irrevocably authorizes and empowers Administrative Agent, as its attorney-in-fact coupled with an interest, if any Default shall have occurred or such loss is reasonably likely to be materially adverse to the Lenders, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent's expenses incurred in the collection of such proceeds. Nothing contained in this Section 9.04(C), however, shall require Administrative Agent to incur any expense or take any action hereunder.

          (D) Each policy of insurance obtained or maintained by any Company shall: (i) be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies reasonably acceptable to Administrative Agent; (ii) waive all rights of subrogation of the insurers against the Creditors; (iii) waive any right of the insurers to set-off or counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against any Creditor; (iv) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Creditors; and
(v) provide that, except in the case of third-party liability insurance, the proceeds of any loss affecting any Property which is Collateral (including Real Property) or interests therein shall be applied in accordance with the terms of this Agreement and all applicable Security Documents.

          (E) Borrower will advise Administrative Agent promptly of any material policy cancellation, reduction or amendment.

          (F) Borrower will not and will not permit any Subsidiary to materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to Administrative Agent.

          (G) If at any time any Covered Property on which significant surface Improvements (as determined in the reasonable discretion of the Agent) exist is located in an area which is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), Borrower shall obtain flood insurance in such total amount as Administrative Agent or the Majority Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone I" area, Borrower shall obtain earthquake insurance in such total amount as Administrative Agent or the Majority Lenders may reasonably require, in the case of each of clauses (i) and (ii), to the extent such risks are customarily insured against by owners of property comparable to and in the same geographic area as the applicable Covered Property and such insurance is available at commercially reasonable rates.

          9.05.     Limitation on Lines of Business; Limitation on Management
                    ---------------------------------------------------------
Agreements. No Company shall directly or indirectly, engage to any material
-----------
extent in any line or lines of business activity other than the business of the type conducted by Borrower and the Subsidiaries as of the Closing Date or any business related, ancillary or complementary thereto. No Company shall, directly or indirectly, turn over the management of its Properties, rights, licenses and franchises to any Person other than a full-time employee of the Companies or enter into any management or similar agreement with any Person.

          9.06.     Limitation on Fundamental Changes, Acquisitions or
                    --------------------------------------------------
Dispositions. No Company shall, directly or indirectly, in a single transaction
-------------
or series of transactions, (1) merge, consolidate or amalgamate with or into any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (2) effect any Acquisition, or (3) effect any Disposition (or agree to do any of the foregoing). Notwithstanding the foregoing provisions of this Section 9.06, each of the following shall be permitted:

          (a) purchases and sales of Property in the ordinary course of business;

          (b) the pledge of the Collateral pursuant to the Security Documents;

          (c) the merger, consolidation, dissolution or liquidation of (1) any Subsidiary with or into (i) Borrower if Borrower shall be the continuing or surviving corporation or (ii) any Qualified Subsidiary if a Qualified Subsidiary shall be the continuing or surviving corporation, and (2) any Subsidiary which is not a Qualified Subsidiary with or into any other Subsidiary which is not a Qualified Subsidiary;

          (d) Dispositions by any Subsidiary to Borrower or to any Qualified Subsidiary;

          (e) Dispositions of used, worn out, obsolete or surplus Property by any Company in the ordinary course of business;

          (f) sale or discount, in each case without recourse, of accounts receivable past due arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, however,
                                                           --------  -------
     that in no event may any Company enter into any factor in with respect to receivables;

          (g) In addition to any other Dispositions permitted by this Agreement, Borrower or any Subsidiary may effect any Disposition for fair market value resulting in gross proceeds not to exceed $50.0 million in the aggregate in any fiscal year of Borrower and $200.0 million since the Closing Date;

     provided, however, that in each case, the Net Available Proceeds therefrom
     --------  -------
     are reinvested as specified in Section 2.1(a)(iv) or applied to the prepayment of the Loans as specified in Section 2.10(a)(iv);

          (h) Acquisitions by Borrower or any Qualified Subsidiary of any Person engaged in or any Property used in the coal business; provided, however,
                                                           --------  --------
     that each Acquisition under this Section 9.06(h) shall satisfy each of the following conditions:

               (i) no Default then exists or would result therefrom;

               (ii) after giving pro forma effect to such Acquisition, (1) Borrower shall be in compliance with all covenants set forth in
          Section 9.11 as of the most recent Test Date (assuming, for purposes of Section 9.11, that such Acquisition, and all other Permitted Acquisitions consummated since the first day of the relevant measurement period for each financial covenant set forth in Section
          9.11 ending on such last day, had occurred on the first day of such relevant measurement period), and (2) Borrower and the Subsidiaries can reasonably be expected to remain in compliance with such covenants through the Final Maturity Date and to have sufficient cash liquidity to conduct their respective business and pay their respective debts and other liabilities as they come due;

               (iii) no Company shall, in connection with any such Acquisition, assume or remain liable with respect to any Indebtedness or other liability (including any material tax or ERISA liability) of the related seller, except (1) to the extent permitted under Section 9.08, and (2) obligations of the seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition;

               (iv) the Properties acquired in connection with any such Acquisition shall be free and clear of any Liens, other than Permitted Liens (or, in the event such Properties shall constitute Additional Collateral or Real Property required, pursuant to the provisions of
          Section 9.12, to be pledged to Administrative Agent, Liens of the type that would constitute Prior Liens under the Security Documents executed and delivered on the date hereof);

               (v) the board of directors of the acquired Person shall not have indicated publicly its opposition to the consummation of such Acquisition;

               (vi) such Acquisition shall be effected through Borrower or a Qualified Subsidiary and the Person acquired shall be merged with or into a Qualified Subsidiary or shall be at the time of consummation thereof a Qualified Subsidiary;

               (vii) with respect to any Acquisition involving Acquisition Consideration of more than $25.0 million, Borrower shall have provided the Agents and the Lenders with (1) historical financial statements for the last three fiscal years of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, (2) reasonably detailed projections for the succeeding five years pertaining to the Person or business to be acquired, (3) a reasonably detailed description of all material information relating thereto and copies of all material documentation pertaining to such Acquisition, and (4) all such other information and data relating to such Acquisition or the Person or business to be acquired as may be reasonably requested by the Agents or the Majority Lenders;

               (viii) Borrower shall have delivered to the Agents and the Lenders an Officers' Certificate certifying that (1) such Acquisition complies with this Section 9.06(h) (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance), and (2) such Acquisition shall not have a Material Adverse Effect; and

               (ix) the Acquisition Consideration (other than Equity Issuances) for such Acquisition shall not exceed $100.0 million, and the aggregate amount of the Acquisition Consideration (other than Equity Issuances) for all Acquisitions effected pursuant to this Section 9.06(h) since the Closing Date shall not exceed $200.0 million.

          (i) transfers resulting from any casualty or condemnation of Property;

          (j) licenses or sublicenses by any Company of software, trademarks and other intellectual property and general intangible and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of any Company;

          (k) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business of any Company;

          (1) the making of Investments permitted by Section 9.09 and the liquidation in the ordinary course of business of (A) Permitted Investments and (B) Investments made pursuant to Sections 9.09(A)(a) and 9.09(A)(b);

          (m) Acquisitions by Borrower or any Subsidiary of any new Subsidiary; provided however that (1) the sole consideration provided therefor by the Companies is common Equity Interests of Borrower, and (2) such Acquisition shall comply with each of clauses (i), (ii), (iii), (iv), (v), (vii) and
     (viii) of Section 9.06(h) (with references therein to Section 9.06(h) being deemed references to this Section 9.06(m));

          (n) the restructuring, renegotiation or termination of any Coal Supply Agreement resulting in Borrower or its Restricted Subsidiaries receiving in a single transaction, or series of related transactions, cash proceeds of no greater than $50.0 million.

To the extent the Majority Lenders waive the provisions of this Section 9.06 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.06 (other than to any Company), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and Administrative Agent shall take such actions as are appropriate in connection therewith.

          9.07.     Limitation on Liens and Negative Pledges. No Company shall,
                    -----------------------------------------
directly or indirectly, create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral except for Prior Liens and other Liens expressly permitted by the terms of the applicable Security Documents. No Company shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of their respective Property that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Property (including the sale of accounts receivable with recourse to any Company) or assign any right to receive income, except for Liens expressly permitted by the applicable Security Document and except for the following, which are herein collectively referred to as "Permitted Liens":
                                              ---------------

          (a) Liens in existence on the Amendment and Restatement Date and identified in Schedule 9.07 which Liens are reasonably acceptable to the
                   -------------
     Agents;

          (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Companies, in accordance with GAAP;

          (c) Liens imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' Liens and other similar Liens arising in the ordinary course of business, in each case for sums the payment of which is not required by Section 9.03;

          (d) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation or the deposits securing the liability to insurance carriers;

          (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (f) The following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine Site or Shipyard Property subject thereto or interfere with the ordinary conduct of the business or operations of any Company as presently conducted on or with respect to such Mine Site or Shipyard Property:

               (i) encumbrances typically found upon Real Property used for mining purposes in the applicable jurisdiction in which the applicable Real Property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such Real Property (i.e., surface rights agreements, wheelage agreements and reconveyance agreements);

               (ii) rights and easements of owners (i) of undivided interests in any of the Real Property where the applicable Company owns less than 100% of the fee interest,

          (ii) of interests in the surface of any Real Property where the applicable Company does not own or lease such surface interests, (iii) and lessees, if any, of coal or other minerals (including oil and gas) where the applicable Company does not own such coal or other minerals, and (iv) and lessees of other coal seams and other minerals (including oil and gas) not owned or leased by such Company; provided however
                                                            -------- -------
          that the rights and easements described in clauses (i) through (iv) of this subclause (b) shall in no event cause any breach of the
               ----------
          representations made in Section 8.15(b);
                                  ---------------

               (iii) easements, rights-of-way, restrictions or minor defects or irregularities in title incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses or restrictions on the use of the Real Property or minor imperfections in title thereto;

               (iv) with respect to any Real Property in which any Company holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which shall be permitted hereunder in accordance with the provisions of
          Section 9.07(f)(vi)) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns);

               (v) farm, grazing, hunting, recreational and residential leases with respect to which any Company is the lessor encumbering portions of the Real Properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such Real Properties;

               (vi) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent;

               (vii) rights of others to subjacent or lateral support and absence of subsidence rights; and

               (viii) rights of repurchase or reversion when mining and reclamation are completed.

          (g) Liens upon tangible personal Property acquired after the Closing Date by Borrower or any Subsidiary, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided however, that (1) no such
                                            -------- -------
     Lien shall extend to or cover any Property of any Company other than the Property so acquired and improvements thereon, and (2) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired;

          (h) Liens existing on any Property of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary and, in each case, not created in contemplation of or in connection with such event; provided however, that such Liens do not extend to any other Property of any Company;

          (i) Liens not otherwise permitted hereunder securing obligations of any Company at any time not exceeding in the aggregate $10.0 million;

          (j) Liens securing obligations under Swap Contracts with any Lender or any Affiliate of a Lender to the extent such Swap Contracts relates to the Obligations and only so long as the Obligations are secured by the same collateral on a pari passu basis;
                     ---- -----

          (k) Liens consisting of judgment or judicial attachment Liens (including prejudgment attachment) in existence less than 45 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under
     Section 10(h);

          (1) Liens securing obligations in respect of Capital Leases solely on Property subject to such Capital Leases;

          (m) any obligations or duties affecting any of the Property of any Company to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

          (n) leases or subleases granted to third Persons not interfering in any material respect with the business of any Company;

          (o) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

          (p) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

          (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

          (r) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

          (s) Liens created under this Agreement and/or the other Credit Documents; and

          (t) any extension, renewal or replacement of the foregoing; provided,
                                                                      --------
     however, that the Liens permitted by this Section 9.07(t) shall not cover
     -------
     any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

          Except with respect to (i) specific Property encumbered pursuant to a Lien permitted to be incurred pursuant to this Section 9.07 or (ii) specific Property to be sold pursuant to an executed agreement with respect to a Disposition consummated in accordance with this Agreement, no Company will directly or indirectly, enter into any agreement on or after the Closing Date prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, except pursuant to the Credit Documents, the Bridge Loan Agreement and any Permitted Refinancings thereof.

          9.08.     Prohibition on Disqualified Capital Stock, Limitation on
                    --------------------------------------------------------
Indebtedness and Contingent Obligation. Except as provided below, no Company
---------------------------------------
shall directly or indirectly issue or permit to be outstanding any Disqualified Capital Stock, other than Disqualified Capital Stock issued to and held by Borrower or any Qualified Subsidiary. No Company will incur any Indebtedness or Contingent Obligation (other than the Loans) which contains any direct or indirect default, prepayment event, redemption event, repurchase or mandatory offer to purchase event upon the occurrence or failure to occur of any event or circumstance relating to any Unrestricted Subsidiary. No Company shall, directly or indirectly, incur any Indebtedness or any Contingent Obligation, except (each of which shall be given independent effect):

          (a) the Loans and the other Obligations (including the Guarantees) under the Credit Documents;

          (b) Existing Debt and Contingent Obligations outstanding on the Amendment and Restatement Date and listed in Schedule 9.08 and specified on
                                                  -------------
     Schedule 9.08 as to remain outstanding after the Amendment and Restatement
     -------------
     Date (less the aggregate amount of any permanent prepayments or repayments thereof) and Permitted Refinancings thereof,

          (c) Indebtedness and Contingent Obligations of Borrower or any Subsidiary owing to Borrower or any Qualified Subsidiary; provided however,
                                                               -------- --------
     that (1) if requested by the Majority Lenders, such Indebtedness shall be evidenced by an Intercompany Note which shall be pledged to Administrative Agent on behalf of the Lenders pursuant to the Security Agreement, and (2) such Indebtedness and Contingent Obligations shall not be held by any Person other than Borrower or a Qualified Subsidiary and shall not be subordinate to any other Indebtedness or Contingent Obligations or other obligation of the obligor unless also subordinated to the Loans on terms no less favorable to the Lenders than that of any other creditor;

          (d) Contingent Obligations in respect of operating leases;

          (e) Indebtedness and Contingent Obligations arising from honoring a check, draft or similar instrument against insufficient funds; provide however that such Indebtedness is extinguished within two Business Days of its incurrence;

          (f) Swap Contracts entered into in the ordinary course of business and designed to protect the Obligors against fluctuations in interest rates, currency exchange rates, or similar risks (including any Interest Rate Protection Agreement entered into pursuant to Section 9.18);

          (g) Contingent Obligations of Borrower or any Qualified Subsidiary in respect of Indebtedness or other liabilities of Borrower or any Subsidiary to the extent that the existence of such Indebtedness or other liabilities is not prohibited under this Agreement;

          (h) Contingent Obligations in connection with Dispositions permitted under Section 9.06, arising in connection with indemnification and other agreements in respect of any contract relating to such Disposition, not to exceed the consideration received by Borrower or any Subsidiary in connection with such sale and excluding, however, in all cases any Contingent Obligation with respect to any obligation of any third person incurred in connection with the acquisition of the Property which is the subject of such Disposition;

          (i) Indebtedness and Contingent Obligations of Borrower and the Subsidiaries (including Permitted Refinancings thereof) secured by Liens permitted under Section 9.07(g) or (1) (and extensions, renewals or replacements thereof pursuant to Section 9.07 (v)) not exceeding (together with any Permitted Refinancing thereof) $50.0 million in the aggregate at any time outstanding for Borrower and the Subsidiaries collectively;

          (j) Indebtedness of a corporation which becomes a Subsidiary after the date hereof; provided however, that (1) such Indebtedness existed at the
                  -------- -------
     time such corporation became a Subsidiary and was not created in connection with or in anticipation thereof, (2) immediately after giving effect to the acquisition of such corporation by Borrower no Default shall have occurred and be continuing, and (3) the aggregate amount of Indebtedness outstanding at any time pursuant to this Section 9.080) shall not exceed $100.0 million for all Subsidiaries;

          (k) unsecured Indebtedness, Contingent Obligations and Disqualified Capital Stock incurred by Borrower, and any Permitted Refinancing thereof, not to exceed $50.0 million in the aggregate at any time outstanding;

          (l) Indebtedness of Borrower in an aggregate principal amount not to exceed $25.0 million which is subordinated to the Loans pursuant to documentation satisfactory to the Agents issued as part of the Acquisition Consideration for any Acquisition permitted by Section 9.06(h);

          (m) the 101/2% Senior Notes due 2005 of AEI in an aggregate principal amount not to exceed $200.0 million;

          (n) Indebtedness under the Bridge Loan Agreement in an aggregate principal amount not to exceed $45.0 million and Permitted Refinancings thereof;

          (o) until February 28, 1999, Contingent Obligations under the Letter of Credit Agreements in an aggregate face amount not to exceed $6.0 million; and

          (p) the 11 1/2% Senior Subordinated Notes due 2006 of Borrower in an aggregate principal amount not to exceed $150,000,000.

          All intercompany debt shall be unsecured and subordinate in right of payment (to the same extent as the subordination provisions set forth in Exhibit
                                                                         -------
B hereto) to the Obligations. Each Obligor, by its execution and delivery of
-
this Agreement, hereby agrees to subordinate its right of payment under any intercompany debt owed to it by Borrower or any Subsidiary to the full and complete payment and performance of the Obligations. No Obligor shall incur any Subordinated Indebtedness unless such Subordinated Indebtedness shall be subordinated to the Obligations at least to the same extent and for so long as such Subordinated Indebtedness is subordinated to such other Indebtedness pursuant to documentation reasonably acceptable to the Agents.

          9.09.     Limitation on Investments; Limitation on Creation of
                    ----------------------------------------------------
Subsidiaries and Unrestricted Subsidiaries. (A) No Company shall, directly or
-------------------------------------------
indirectly, make or permit to remain outstanding any Investments, except:

          (a) operating deposit accounts and certificates of deposit with banks in the ordinary course of business;

          (b)  Permitted Investments;

          (c) Investments by (1) Borrower or any Subsidiary in any Qualified Subsidiary or in any Subsidiary if as a result thereof or in connection therewith such Subsidiary becomes a Qualified Subsidiary (provided that no Investment will be permitted in respect of any Subsidiary with respect to which Borrower has not complied with Section 9.20), and (2) any Subsidiary in Borrower;

          (d) Investments outstanding on the Closing Date and identified with particularity in Schedule 9.09 and any renewals, amendments and
                      -------------
     replacements thereof that do not increase the amount thereof;

          (e) Investments that constitute Indebtedness or Contingent Obligations permitted under Section 9.08;

          (f) advances, loans or extensions of credit by any Company to (1) employees of any Company; provide however that the aggregate amount of all such loans, advances and extensions of credit (other than pursuant to clause (2) of this Section 9.09(f)) shall not at any time exceed in the aggregate $5.0 million (without giving effect to any write-down or write-off thereof), and (2) employees of any Company in connection with stock option plans so long as (x) such loans do not involve cash payments by any Company and
     (y) no Company incurs any obligations at any time to repurchase the stock so purchased;

          (g) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (h) pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

          (i) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

          (j) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (k) Borrower and the Subsidiaries may hold additional Investments in any Subsidiary which is not a Qualified Subsidiary to the "tent that such Investments reflect an increase in the stockholders' equity of such Subsidiary resulting from retained earnings of such Subsidiary;

          (1) Capital Expenditures permitted by Section 9.11 (d);

          (m) Investments by any Company in any Subsidiary which is not a Qualified Subsidiary to the extent made in the ordinary course to fund or support the ordinary course operations of such Subsidiary so long as no Default shall have occurred and be continuing; provided, however that (1)
                                                    --------  -------
     the amount of such Investments made pursuant to this clause (m) shall not exceed $5.0 million in the aggregate outstanding at any time (without giving effect to any write-down or write-off thereof), and (2) upon the request of the Majority Lenders all such Investments in excess of $1.0 million shall be evidenced by Intercompany Notes, which shall be pledged to Administrative Agent pursuant to the Security Agreement;

          (n) Borrower or any Subsidiary may hold the Equity Interests of any Subsidiary existing on the Closing Date or created or acquired thereafter in accordance with the provisions hereof and any additional Equity Interests issued in exchange therefor or as a dividend thereon;

          (o) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any Disposition; provided, however, that (1) the aggregate amount of such non-
                  --------  --------
     cash consideration received in connection with any such Disposition shall not exceed 20% of the total consideration received in connection with any such Disposition if the total consideration received in connection with such Disposition exceeds $5.0 million, and (2) such non-cash consideration is pledged pursuant to the appropriate Security Document;

          (p) Investments made in order to consummate Acquisitions permitted by
     Section 9.06(h) and Acquisitions effected in accordance with Section
     9.06(n);

          (q) Investments consisting of loans to the purchaser of Triton, in an aggregate principal amount not to exceed $20.0 million (plus any additional amounts added thereto for accrued interest and fees);

          (r) Investments (other than any direct or indirect Guaranty Obligation in respect of any Indebtedness, Contingent Obligation or other liabilities or obligations) by Borrower in any Unrestricted Subsidiary with the portion of the Net Available Proceeds of any Equity Issuance not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) and not previously expended pursuant to Section 9.09(r); provided, however,
                                                          --------  --------
     that (1) Borrower shall be in compliance with Section 9.09(D) with respect to any Unrestricted Subsidiary in which such Investment is being made, (2) at the time of making any such Investment no Default shall exist or would arise therefrom, (3) no such Investment shall be permitted to be made until after the pot portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) shall have been applied to the prepayment of the Loans, and (4) such Investments shall not exceed in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof) $5.0 million, net of any cash returns of capital, cash dividends and cash distributions received in respect thereof;

          (s) in addition to the foregoing, other Investments by Borrower or any Subsidiary not exceeding in the aggregate outstanding at any time (without giving effect to any write-downs or write-offs thereof) the sum of (1) $20.0 million, plus (2) the aggregate sum of the portion of the Net Available Proceeds from all Equity Issuances since the Closing Date not required to be applied to the prepayment of the Loans pursuant to Section 2.10(a)(ii) and not previously expended pursuant to Section 9.09(q), net of any cash returns of capital, cash dividends and cash distributions received in respect thereof and Net Available Proceeds of any Disposition thereof; provided however, that (x) any Investment made pursuant to this Section
     -------- -------
     9.06(r) that results in $5.0 million or more being then outstanding (without giving effect to any write-downs or write-offs thereof) shall only be made in a Subsidiary or in a Person whom Borrower or a Subsidiary has the power to control the management and affairs thereof as certified to the Agents by Borrower in an Officers' Certificate delivered prior to the time of the making of such Investment and providing documentation evidencing such control (and such Investment shall be permitted hereunder only so long as Borrower or a Subsidiary has such control), (y) no such Investment shall be permitted to be made with the Net Available Proceeds of any Equity Issuance until after the portion of the Net Available Proceeds of such Equity Issuance required to be applied to the prepayment of the Loans pursuant to Section 2. 1 0(a)(ii) shall have been applied to the prepayment of the Loans, and (z) at the time of making any such Investment no Default shall exist or would arise therefrom.

          (B) No Company shall, directly or indirectly, create or acquire any Subsidiary without the prior written consent of the Majority Lenders, which consent shall not be unreasonably withheld; provided, however, that (1) the
                                            --------- -------
provisions of this Section 9.09(B) shall not require the Majority Lenders' consent for (I) the creation or acquisition of direct or indirect Wholly Owned Subsidiaries so long as Section 9.20 is complied with at the time of formation or acquisition thereof, (II) the creation or acquisition of any Subsidiary which is not a Wholly Owned Subsidiary so long as the Investment made in connection therewith complies with Section 9.09(A) and so long as Section 9.20 is complied with at the time of formation or acquisition thereof, and (iii) the acquisition of any Subsidiary made in compliance with Section 9.06(o) so long as Section
9.20 is complied with at the time of such acquisition; and (2) all Investments in any Subsidiary, including in connection with the creation or acquisition thereof, must comply with Section 9.09(A).

          (C) No Company shall cause or permit the majority of the members of the board of directors or other governing body of any Subsidiary or Unrestricted Subsidiary to be Persons designated by any Person other than (1) Borrower or
(II) any Subsidiary or (other than with respect to any Subsidiary) Unrestricted Subsidiary of which the majority of the members of the board of directors or other governing body are designees of Borrower.

          (D) Borrower shall not create or acquire any direct or indirect Unrestricted Subsidiary unless at the time of creation or acquisition thereof
(1) Borrower shall have or shall have caused the applicable Unrestricted Subsidiary to comply with Section 9.12 and Section 9.13, and (2) Borrower shall have entered into a tax sharing agreement which is in full force and effect on terms and conditions satisfactory to the Agents in their sole discretion.

          9.10.     Limitation on Dividend Payments. No Company shall, directly
                    --------------------------------
or indirectly, declare or make any Dividend Payment at any time, except:

          (a) any Subsidiary may declare and make Dividend Payments to Borrower or any Subsidiary;

          (b) so long as no Default has occurred and is continuing, Borrower may make Dividend Payments to Holding if the proceeds thereof are used at the time of such Dividend Payment by Holding:

               (i) to pay out-of-pocket expenses, for administrative, legal and accounting services provided by third parties that are reasonable and customary and incurred in the ordinary course of business for the professional services, or to pay franchise fees and similar costs;

          provided, however, that Dividend Payments under this clause (b)(i)
          --------  --------
          shall not exceed an aggregate amount of $ 1.0 million per year;

               (ii) to pay taxes of the Companies as part of a consolidated, combined or unitary tax filing group or of the separate operations of Holding which are actually due and payable arising from the ownership of the Equity Interests of Borrower by Enterprises (not to exceed in any event the amount of tax that Borrower and the Subsidiaries would otherwise pay if not part of such filing group); and

               (iii) to redeem Equity Interests (other than Disqualified Capital Stock) held by current or former employees or directors of any Company (or their estates or beneficiaries of their estates) upon the death, disability, retirement or termination of employment or directorship, as the case may be, pursuant to an agreement in effect on the Closing Date as in effect on the Closing Date; provided,
                                                                --------
          however, that the aggregate cash consideration paid, or distributions
          -------
          made, pursuant to this clause (c)(ii) shall not exceed $5.0 million in the aggregate in any fiscal year, plus, in each case, the proceeds of any Excluded Equity Issuance consummated contemporaneously with such purchase or redemption.

          9.11.     Financial Covenants.
                    --------------------

          (a) Maximum Leverage Ratio. The Leverage Ratio shall not, as of any
              -----------------------
Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

          Period                              Ratio
          -------                             ---------

          December 31, 1998                   4.00:1.00
          March 31, 1999                      3.90:1.00
          June 30, 1999                       3.75:1.00
          September 30, 1999                  3.50:1.00
          December 31, 1999                   3.25:1.00
          March 31, 2000                      3.25:1.00
          June 30, 2000                       3.25:1.00
          September 30, 2000                  3.25:1.00
          December 31, 2000                   3.00:1.00
          March 3 1, 2001                     3.00:1.00
          June 30, 2001                       3.00:1.00
          September 30, 2001                  3.00:1.00
          December 31, 2001 and thereafter    2.75:1.00


          (b) Minimum Interest Coverage Ratio. The Interest Coverage Ratio shall
              -------------------------------
not, as of any Test Date during any period set forth in the table below, be less than the ratio set forth opposite such period in the table below:

          Period                              Ratio
          -------                             ---------
          December 31, 1998                   2.50:1.00
          March 31, 1999                      2.60:1.00
          June 30, 1999                       2.75:1.00
          September 30, 1999                  2.90:1.00
          December 3 1, 1999                  3.00:1.00
          March 31, 2000                      3.00:1.00
          June 30, 2000                       3.00:1.00
          September 30, 2000                  3.00:1.00

          December 31, 2000                   3.25:1.00
          March 31, 2001                      3.25:1.00
          June 30, 2001                       3.25:1.00
          September 30, 2001                  3.25:1.00
          December 31, 2001 and thereafter    3.50:1.00


          (c) Minimum Net Worth. Consolidated Net Worth shall not, at any time
              ------------------
on or after December 31, 1997, be less than the sum of negative $125.0 million, plus 50% of cumulative Consolidated Net Income from October 1, 1998 plus 100% of the proceeds (net of underwriting discounts and commissions and other costs and expenses directly associated therewith) from the sale after the Closing Date of equity securities of the Borrower in any public offering or private placement or from a capital contribution from any person; Provided that no adjustment shall be made for any period in which the Borrower has negative Consolidated Net Income.

          (d) Capital Expenditures. (1) The aggregate amount of Capital
              ---------------------
Expenditures made by the Companies in any fiscal year shall not exceed the amount set forth below opposite such year:

          Fiscal Year                    Capital Expenditures
          -----------                    --------------------
          Amendment and Restatement Date        $125.0 million
through 1999
     2000 and each fiscal year thereafter     $65.0 million

provided, however, that (x) if the aggregate amount of Capital Expenditures for
--------  --------
any fiscal year shall be less than the amount permitted for such fiscal year (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such year before any carryover.

          (2) Notwithstanding anything herein to the contrary, so long as no Default shall have occurred and be continuing, Borrower and the Subsidiaries may make Capital Expenditures with the Net Available Proceeds of any Disposition effected in accordance with Section 9.06(g) to the extent that such Net Available Proceeds have not been otherwise expended by Borrower or any Subsidiary.

          9.12.     Pledge or Mortgage of Additional Collateral. Promptly, and
                    --------------------------------------------
in any event within 30 days, after the acquisition of any Property of the type that would have constituted Collateral at the Amendment and Restatement Date (including the Equity Interests of any Subsidiary hereafter created or acquired and the Property of AEI and its Subsidiaries at such time as AEI and its Subsidiaries shall cease to be Unrestricted Subsidiaries) other than Real Property (the "Additional Collateral") and after the creation or acquisition of
               ---------------------
any Subsidiary or at such time as AEI and its Subsidiaries shall cease to be Unrestricted Subsidiaries, each Company shall take all action reasonably necessary or desirable, including the execution and delivery of all such agreements, assignments, documents, registers and instruments (including amendments to the Credit Documents), using best efforts to obtain any necessary consents where applicable (provided, however, that "best efforts" shall not
                           --------  -------
require such Company to pay or cause to be paid any remuneration to any third party in order to obtain any necessary consent to the extent it would be commercially unreasonable so to do) and the filing of appropriate financing statements or other documents under the provisions of the UCC or applicable requirements of any Governmental Authority in each of the offices where such filing is necessary or appropriate, to grant (in the reasonable judgment of Administrative Agent or the Majority Lenders) to Administrative Agent for the benefit of the Issuing Lender, Lenders and Agents a duly perfected first priority Lien on such Property pursuant to appropriate Security Documents.

          In the event that, after the Amendment and Restatement Date, any Company (including any Subsidiary created or acquired on or after the Amendment and Restatement Date) acquires or holds any fee or leasehold interest in any Real Property as a result of such creation, acquisition or merger, such Company shall notify the Administrative Agent and (i) take such actions and execute such documents as Administrative Agent or the Majority Lenders shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Administrative Agent, on behalf of the Lenders, the documents and instruments reasonably requested by Administrative Agent with respect to such additional Real Property, including, without limitation, items of the type set forth in
Section 7.01 relating to Real Property. If requested by the Agents or the Majority Lenders, Borrower shall obtain at its sole expense and as soon as practicable but in any event not later than 45 days after request therefor, Phase I environmental reports from an environmental engineering firm reasonably acceptable to An-anger with respect to any fee or leasehold Real Property held by any Company if not delivered on or prior to the Amendment and Restatement Date.

          The costs of all actions taken by the parties in connection with the pledge of Additional Collateral or in connection with any Mortgage, including reasonable costs of counsel for Administrative Agent, shall be paid by the Obligors promptly following written demand.

           9.13.    Post-Closing Deliveries; Further Assurances.
                    --------------------------------------------

          (i) Post-Closing Deliveries. Each Obligor shall cause to be delivered
              ------------------------
to Administrative Agent, on behalf of Agents and the Lenders, as soon as reasonably practicable but in no event later than 120 days after the Amendment and Restatement Date, the following:

          (1) each of the following documents or instruments:

               (a) Lien Waiver and Access Agreement to the extent required by
     Section 7.01(xviii)(3);

               (b) a Survey to the extent required by Section 7.01
          (xviii)(4); and

               (c) title insurance, title opinions or certificates of title as required by Section 7.01 (xviii)(I 0);

          (2) in the case of all of the Real Property other than the Covered Properties, each of the following documents or instruments:

               (a) a Mortgage, or amendment to a Mortgage delivered on the Closing Date or the amendment and Restatement Date (as appropriate), duly authorized and executed encumbering each Real Property not encumbered by a Mortgage on the Closing Date or the Amendment and Restatement Date (other than any Real Property excluded at the discretion of Administrative Agent or otherwise excluded pursuant to the proviso set forth in the last paragraph of the Granting Clauses to the Mortgage), in favor of Administrative Agent, for the benefit of the Agents and the Lenders, in form for recording in the recording office of each jurisdiction where each such Real Property is situated, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of Administrative Agent) to create a Lien under applicable law (subject, however, to the provisions of Section 1.4.1 of the Mortgage relating to recordation of memoranda of Leases), all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create a first priority Lien on such Real Property subject to no Liens other than Prior Liens applicable to such Real Property and such other Liens reasonably acceptable to Administrative Agent; and

               (b) an Intercompany Lease Agreement, or amendment to an Intercompany Lease Agreement delivered on the Amendment and Restatement Date, duly authorized and executed, assigning each Obligor's interest in the Intercompany Leases to Administrative Agent, for the benefit of the Agents and the Lenders, in form for recording in the recording office of each jurisdiction where the Real Property demised under each Intercompany Lease is situated, together with such other instruments as shall be necessary or appropriate (in the judgment of Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Intercompany Lease Agreement and other instruments would be effective to create (upon recordation of such instruments at the times contemplated in the Intercompany Lease Agreement) a first priority Lien on such Obligor's interests in the Intercompany Leases subject to no Liens other than Prior Liens permitted by the Intercompany Lease Agreement.

          (3) in addition to the foregoing, in the event the contemplated Disposition of the Shipyard Properties shall not have been consummated on or before December 31, 1998, the appropriate Obligors shall cause to be delivered to Administrative Agent on behalf of Agents and the Lenders, in no event later than December 31, 1998, Mortgage Amendments to the Mortgages encumbering the Shipyard Properties.

          (4) any other instruments or documents of the type described in
     Section 7.01 relating to Collateral, as shall be reasonably requested by Administrative Agent;

provide, however, that with respect to the documents required to be delivered
-----------------
pursuant to subsection (i)(1)(a) of this Section, each Obligor shall be required to use its best efforts to deliver such documents and such "best efforts" shall not require such Obligor to pay or cause to be paid any remuneration to any third party in order to obtain such third-party's consent to the extent it would be commercially unreasonable so to do.

          (ii) Security Interests, Further Assurances. Each Company shall,
               --------------------------------------
promptly, upon the reasonable request of Administrative Agent or any Lender, at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby, or obtain any consents as may be necessary or appropriate in connection therewith.

          Each Company shall deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral.

          If any Lender determines in good faith that it is required by any Governmental Authority or any Requirement of Law to obtain appraisals as to the market value of any Real Property constituting Collateral, Borrower shall obtain such appraisals as soon as practicable but in any event not less than 45 days after request therefor, at the sole cost and expense of Borrower and in conformity with the requirements of such Governmental Authority and all Requirements of Law, as from time to time in effect.

          Upon the exercise by Administrative Agent or the Lenders of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Company shall execute and deliver all applications, certifications, instruments and other documents and papers that Administrative Agent or the Lenders may be so required to obtain.

          (iii) Letters of Credit. Borrower shall cause to be discharged all obligations under the Letter of Credit Agreements and the letters of credit issued thereunder as soon as reasonably practicable but in no event later than April 8, 1999.

          9.14.     Compliance with Environmental Laws. (a) Each Company shall
                    -----------------------------------
comply with all Environmental Laws, and will keep or cause all Real Property to be kept free of any Liens under Environmental Laws, unless failure to do so could not reasonably be expected to have a Material Adverse Effect or subject any Agent, Lender or Issuing Lender to any material risk of damages or liability; (b) in the event of the presence of any Hazardous Material at, on, under or emanating from any Real Property which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect, each Company and Unrestricted Subsidiary shall undertake, and/or cause any of their respective tenants or occupants to undertake, at their sole expense, any action required pursuant to Environmental Laws to mitigate and eliminate such presence; provide however that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; (c) each Company shall promptly notify Administrative Agent of the occurrence of any event specified in clause
(b) of this Section 9.14 and
shall periodically thereafter keep Administrative Agent informed of any material actions taken in response to such event and the results of such actions; and (d) at the written request of Administrative Agent at any time and from time to time, such Obligor will provide, at such Obligor's sole cost and expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted if Administrative Agent directs that such testing be conducted) concerning any Real Property now or hereafter owned, leased or operated by any Company, conducted by an environmental consulting firm proposed by such Obligor and approved by Administrative Agent indicating the presence or absence of Hazardous Materials and the potential cost of any required investigation or other response or any corrective action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (a) there has occurred and is continuing an Event of Default, (b) Administrative Agent reasonably believes that any Company or any such Real Property is not in material compliance with Environmental Law or (c) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against such Company or any such Real Property which could materially and adversely affect any Company. If any Obligor fails to provide the same within 60 days after such request was made, Administrative Agent may but is under no obligation to conduct the same, and such Obligor shall grant and hereby grants to Administrative Agent and its agents access to such Real Property and specifically grants Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at such Obligor's sole cost and expense.

          9.15.     Limitation on Transactions with Affiliates. No Company
                    -------------------------------------------
shall, directly or indirectly: enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any Property, the rendering of any service, or a merger or consolidation), with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction is (i) otherwise not prohibited under this Agreement, (ii) in the ordinary course business and (iii) on fair and reasonable terms that are not less favorable to such Company than those that are reasonably obtainable at the time in an arm's-length transaction with a Person that is not such an Affiliate; provided, however that so long as no Default shall have occurred and be continuing, the following shall be permitted: (a) Dividend Payments permitted by Section 9. 10, (b) reasonable fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Company in the ordinary course of business; (c) loans or advances to employees permitted by Section 9.09; (d) transactions and agreements in existence on the Closing Date and listed and described with particularity in
Schedule 9.15 (as such agreements are in effect on the Closing Date, the
-------------
"Existing Affiliate Agreements") and the transactions contemplated by each of the Existing Affiliate Agreements.

          9.16.     Limitation on Accounting Changes, Limitation on Investment
                    ----------------------------------------------------------
Company Status. No Company shall make or permit, any change in (i) accounting
---------------
policies or reporting practices, except immaterial changes and except as required by generally accepted accounting principles or (ii) its fiscal year end (December 31 of each year). No Obligor shall be or become an investment company subject to the registration requirements under the United States Investment Company Act of 1940, as amended.

          9.17.  Limitation on Modifications of Certain Documents, Etc. No
                 ------------------------------------------------------
Company shall, directly or indirectly, consent to any modification, supplement, waiver, or amendment, in any manner which could be materially adverse to the Lenders, of any of the provisions of any Organic Document.

          9.18.     Interest Rate Protection Agreements. Borrower shall obtain,
                    ------------------------------------
on or within 90 days after the Amendment and Restatement Date, interest rate protection agreements (or in lieu thereof, shall have Refinanced Indebtedness which accrues interest at a fixed rate) having terms and with counter parties reasonably satisfactory to An-anger as shall result in effectively limiting the interest cost to the Companies of 50% of the aggregate principal amount of then outstanding Total Debt of the Companies for such period of time as the An-anger may reasonably request from the date the initial interest rate protection agreements were obtained (not to exceed three years).

          9.19.       Limitation on Certain Restrictions Affecting Subsidiaries.
                     -----------------------------------------------------------
No Company shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any direct or indirect encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on such Subsidiary's Equity Interests or any other interest or participation in its profits owned by any Company, or pay any Indebtedness or any other obligation owed to any Company, (b) make Investments in or to any Company, or (c) transfer any of its Property to any Company. The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by reason of applicable law or the Credit Documents, the Bridge Loan Agreement, the Senior Indenture or the Senior Subordinated Indenture, or documents governing any Permitted Refinancing thereof, (ii) restrictions on the transfer of assets subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, and (iv) restrictions on the transfer of any Property subject to a Disposition permitted under this Agreement.

          9.20.     Additional Obligors. Upon any Company creating or acquiring
                    --------------------
any Subsidiary after the Closing Date or at such time as AEI and its Subsidiaries shall cease to constitute Unrestricted Subsidiaries hereunder (each such Subsidiary and each of AEI and its Subsidiaries referred to herein as an

"Additional Obligor" and collectively as the "Additional Obligors"), Borrower
-------------------                           --------------------
shall (i) cause each Additional Obligor to execute and deliver all such agreements, guarantees, documents and certificates (including any amendments to the Credit Documents and a Joinder Agreement substantially in the form of Exhibit J as Administrative Agent may reasonably request and do such other acts
---------
and things as Administrative Agent may reasonably request in order to have such Additional Obligor guarantee the Obligations in accordance with the terms of the Credit Documents, (ii) promptly (1) execute and deliver to Administrative Agent such amendments to the Security Documents as Administrative Agent deems necessary or advisable in order to grant to Administrative Agent, for the benefit of the Agents and the Lenders, a perfected first priority security interest in the Equity Interests and debt securities of such Additional Obligor which are owned by Borrower or any Subsidiary and required to be pledged pursuant to the Security Agreement, (11) deliver to Administrative Agent the certificates representing such Equity Interests and debt securities, together with (A) in the case of such Equity Interests, undated stock powers endorsed in blank, and (B) in the case of such debt securities, endorsed in blank, in each case executed and delivered by a responsible officer of Borrower or such Additional Obligor, as the case may be, (111) cause such Additional Obligor to take such actions necessary or advisable to grant to Administrative Agent for the benefit of the Agents and the Lenders a perfected first priority security interest in the collateral described in the Security Agreement with respect to such Additional Obligor, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by Requirements of Law or as may be reasonably requested by Administrative Agent, and (IV) if reasonably requested by Administrative Agent, deliver to Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

          9.21.  Limitation on Leases. No Company shall become liable in any
                 ---------------------
way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect shall not exceed $5.0 million per annum.

          9.22.     Limitation on Other Restrictions on Amendment of Credit
                    -------------------------------------------------------
Documents. No Company shall, directly or indirectly, enter into, suffer to exist
----------
or become or remain subject to any agreement or instrument (other than the Credit Documents) that (a) would, directly or indirectly prohibit or restrict or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents or (b) contains any provision that would contravene any provision of any Credit Document.

          9.23.     Designated Senior Debt. No Company shall designate any
                    -----------------------
Indebtedness or other obligation, other than Indebtedness under this Agreement and under the Senior Notes Indenture, as "Designated Senior Debt" or other similar designation in the documents governing any Indebtedness of any Company that confers upon the holders of such Indebtedness or other obligation (or any Person acting on their behalf) the right to initiate blockage periods under any other Indebtedness of such Company.

          9.24. Limitation on Issuance or Dispositions of Equity Interests of
                -------------------------------------------------------------
Borrower, Subsidiaries and Unrestricted Subsidiaries. Holding shall not,
-----------------------------------------------------
directly or indirectly, effect any Disposition of any Equity Interests or Equity Rights of Borrower. No Subsidiary shall issue, sell, assign, transfer or otherwise dispose of any of its Equity Interests or Equity Rights, except (a) to any Subsidiary, to Borrower or a Qualified Subsidiary and (b) directors' qualifying shares as required by law. Neither Borrower nor any Subsidiary shall effect the Disposition of any Equity Interests of any Subsidiary unless all Equity Interests owned by Borrower and the Subsidiaries are sold pursuant thereto.

          9.25. Limitation on Payments or Prepayments of Indebtedness or
                ---------------------------------------------------------
Modification of Debt Documents. Borrower shall not, and shall not cause or
-------------------------------
permit any Subsidiary to, directly or indirectly:

          (a) make any payment or prepayment (optional or otherwise) on or redemption of or any payments in redemption, defeasance or repurchase of any Indebtedness (other than the Loans) (whether in cash, securities or other Property), except (1) regularly scheduled mandatory payments of interest, (2) pursuant to any Permitted Refinancing, (3) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Borrower and (4) so long as no Default or Event of Default shall have occurred and is continuing, regularly scheduled mandatory payments of principal on the Mid-Vol Note, the Leslie Note and Indebtedness under the Ikerd Bandy Note and any Indebtedness incurred pursuant to
     Section 9.08(l);

          (b) amend, supplement, waive or otherwise modify any of the provisions of any Existing Debt (or any Permitted Refinancing thereof):

          (i) which shortens the fixed maturity, or increases the rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, liquidation preference or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith (other than the exercise by Borrower of its rights under the Cyprus Acquisition Agreement to accelerate royalty payments thereunder);

          (ii) which relates to the affirmative or negative covenants, events of default or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject Borrower or any of the Subsidiaries to any more onerous or more restrictive provisions; or

          (iii) which otherwise adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect.

          9.26.     Take or Pay Contracts. No Company shall or enter into or be
                    ----------------------
a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Company regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

          9.27.     Tax Sharing Arrangements. No Company shall enter into or
                    -------------------------
permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by the Agents.

          9.28.     Maintenance of Corporate Separateness. Borrower shall not,
                    --------------------------------------
and shall not permit any of the Subsidiaries or Unrestricted Subsidiaries to,
(a) fail to satisfy customary corporate formalities, including, without limitation, (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and (iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) commingle any money or other assets of Borrower or any of the Subsidiaries with any money or other assets of any Unrestricted Subsidiary; or (d) take any action, or conduct its affairs in a manner, which could be expected to result in the separate corporate existence of each of Borrower, each of the Subsidiaries and each of its Unrestricted Subsidiaries from being ignored or the assets and liabilities of Borrower or any of the Unrestricted Subsidiaries being substantively consolidated with those of the Borrower or any other Company in any Insolvency Proceeding. No Company shall make any payment to any creditor of any Unrestricted Subsidiary. All financial statements of each Unrestricted Subsidiary distributed to any creditor of an Unrestricted Subsidiary shall clearly establish the separateness of such Unrestricted Subsidiary from the Companies.

          9.29.     Changes in Factual Information Regarding the Collateral.
                    --------------------------------------------------------
Each Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Obligor's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Obligor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Obligor's identity or corporate structure, (iv) resulting in any tangible Collateral being located in any jurisdiction in which a financing statement must be, but has not been, filed in order to perfect the Administrative Agent's Liens, (v) in respect of any patents, trademarks copyrights or applications therefor owned by or licensed to any Obligor, or (vi) in any Obligor's Federal Taxpayer Identification Number. Each Company will not effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and will promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          9.30.     Casualty and Condemnation. Each Company will furnish to the
                    --------------------------
Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          Section 10.    Events of Default. If one or more of the following
                         ------------------
events (herein called "Events of Default") shall occur and be continuing:

          (a) (i) Borrower shall default in the payment when due (whether at stated maturity upon prepayment or repayment or acceleration or otherwise) of any principal of any Loan or Reimbursement Obligation, or (ii) Borrower shall default in the payment when due of interest on any Loan or any Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Credit Document when due and such default under this clause (ii) shall have continued unremedied for three or more Business Days; or

          (b) Any Company shall (i) default (x) in any payment under any coal lease with aggregate lease payments in excess of $25.0 million or (y) in the payment when due of any principal of or interest on any of its Indebtedness (other than the Loans) aggregating $25.0 million or more, beyond the period of grace, if any, provided in the instrument or agreement under which such lease or Indebtedness was created, after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace; or (ii) any event specified in any lease, note, agreement, indenture or other document evidencing or relating to any lease with aggregate lease payments in excess of $25.0 million or Indebtedness aggregating $25.0 million or more if the effect of such event (after giving effect to any consents or waivers relating thereto obtained before the expiration of any such period of grace) is to cause, or (with the giving of any notice or the lapse of time or both) to permit the lessor under such lease or the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such lease to be terminated (and which termination could reasonably be expected to have a Material Adverse Effect) or such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

          (c) Any representation or warranty made or deemed made in any Credit Document (or in any modification or supplement thereto) by any Relevant Party or in any certificate furnished to any Creditor pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.0 1 (f) or 9.05 through 9.11, 9.13 through 9.15 or 9.20 through 9.24; or Borrower shall default in the performance of its obligations under Section 9.0 1 (e) or (k) or 9.18 and such default shall continue unremedied for five Business Days; or any Obligor shall default in the performance of any of its other obligations in this Agreement, the Security Documents or the Letter of Credit Documents and such default shall continue unremedied for a period of thirty days after written notice thereof to such Obligor or Borrower by Administrative Agent or any Lender; or

          (e) Any Company shall not, or shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence or consents to any Insolvency Proceeding, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert within 30 days or in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary insolvency Proceeding, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) (i) Any Insolvency Proceeding is commenced or filed against any Company, or any writ, judgment, wan-ant of attachment, execution or similar process is issued or levied against any Company, and either (1) such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy or (2) such proceeding shall not be actively contested by the Company; (ii) any Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; (iii) any

     Company acquiesces in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its Property or business; or (iv) an order of relief against any Company shall be entered in any Involuntary Proceeding; or

          (h) A final judgment or judgments for the payment of money in excess of $25.0 million in the aggregate (exclusive of judgment amounts to the extent covered by insurance) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Company and the same shall not be discharged (or provision shall not be made for such discharge), vacated or bonded pending appeal, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Company shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Company in an aggregate amount exceeding $5.0 million; or

          0)   Any Change of Control shall occur; or

          (k) Any Security Document after delivery thereof by any Obligor at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon (subject to Prior Liens and other Liens expressly permitted by the terms of the applicable Security Document) any material portion of the Collateral; or

          (1) Any Guarantee ceases to be in full force and effect; or

          (in) Any Credit Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a Proceeding shall be commenced by any Company or any other Person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Company shall repudiate or deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Credit Document; or

          (n) Any non-monetary judgment, order or decree is entered against any Company which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10, Administrative Agent may, with the consent of the Majority Lenders, and upon written direction of the Majority Lenders shall, by notice to Borrower, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, reduce any claim to judgment, take any other action permitted by law and/or take any action permitted to be taken by the Security Documents during the existence of an Event of Default; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower or any Significant Subsidiary, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or 5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower.

          In addition, Borrower agrees, upon the occurrence and during the continuance of any Event of Default if Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans, and all other amounts payable to the Revolving Credit Lenders hereunder and under the Notes evidencing such Loans to be due and payable, it may and shall, if requested by the Majority Revolving Credit Lenders through Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Borrower or any Significant Subsidiary, forthwith, without any demand or the taking of any other action by Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Security Agreement.

      Section 11.   Agents.
                    -------

          11.01.    General Provisions.  Each of the Lenders, the Issuing Lender
                    -------------------
and Arranger hereby irrevocably appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Administrative Agent agrees to give promptly to each Lender a copy of each notice or other document received by it pursuant to any Credit Document (other than any that are required to be delivered to the Lenders by any Obligor).

          The Lender or other financial institution serving as any Agent or Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent or Issuing Lender, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or other Affiliate thereof as if it were not such Agent or Issuing Lender hereunder.

          No Agent or Issuing Lender shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent or Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent or Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent or Issuing Lender is required to exercise in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.0-4), and (c) except as expressly set forth herein, no Agent or Issuing Lender shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the financial institution serving as such Agent or Issuing Lender or any of its Affiliates in any capacity. No Agent or Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.04) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to Administrative Agent and such Agent by Borrower or a Lender, and no Agent or Issuing Lender shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Credit Document or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

          Each Agent and Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent and Issuing Lender also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent and Issuing Lender may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent and Issuing Lender may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent or Issuing Lender. Each Agent and Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or, if so specified by this

Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Each Agent and Issuing Lender may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent or Issuing Lender. Each Agent, Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates, directors, officers, employees, agents and advisors ("Related Parties"). The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and Issuing Lender and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent or Issuing Lender.

          Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Lender (with respect to Administrative Agent only) and Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor which, so long as no Default is continuing, shall be reasonably acceptable to Borrower. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the Agent's resignation hereunder, the provisions of this
Section I I shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as such Agent.

          Each Lender acknowledges that it has, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. No Agent or Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

          11.02.    Indemnification. Each Lender agrees to indemnify and hold
                    ----------------
harmless each Agent and the Issuing Lender (to the extent not promptly reimbursed under Section 12.03, but without limiting the obligations of Borrower under Section 12.03), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and Reimbursement Obligations held by the Lenders, for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses

(including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Credit Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Credit Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that Borrower is obligated to pay under Section 12.03, and including also any payments under any indemnity that Administrative Agent is required to issue to any Lender referred to in Section 4.0 1 (c) of the Security Agreement, or to any bank referred to in
Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided however that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this
Section 11.02 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

          11.03.  Consents Under Other Credit Documents. Except as otherwise
                  --------------------------------------
provided in this Agreement and the other Credit Documents, Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Credit Documents.

          11.04.    Collateral Sub-Agent. Each Lender by its execution and
                    ---------------------
delivery of this Agreement agrees, as contemplated by Section 9 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for Administrative Agent thereunder. Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

     Section 12.    Miscellaneous.
                    --------------

          12.01.    Waiver. No failure on the part of any Creditor to exercise
                    -------
and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02.    Notices. All notices, requests and other communications
                    --------
provided for herein and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof-, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement all such communications shall be deemed to have been duly given when transmitted by facsimile or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any Notice of Borrowing or Notice of Continuation/Conversion shall be deemed to have been received when actually received.

           12.03.   Expenses, Indemnification, Etc. (a) The Obligors, jointly
                    -------------------------------
and severally, agree to pay or reimburse:

          (i) the Issuing Lender, Arranger and Administrative Agent for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension of credit hereunder, (2) the negotiation or preparation of any modification, supplement or waiver of any of the terms of any Credit Document (whether or not consummated or effective) and (3) the primary syndication of the Loans and Commitments;

          (ii) each of the Lenders, the Issuing Lender and Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders, the Issuing Lender and Administrative Agent (including the reasonable fees and expenses of legal counsel) in connection with (1) any Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated),
     (2) the enforcement of this Section 12.03 and (3) any documentary taxes;
     and

          (iii) each of the Lenders, the Issuing Lender and Administrative Agent for all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          (b) The Obligors, jointly and severally, hereby agree to indemnify each Creditor and their respective Affiliates, directors, trustees, officers, employees and agents (each, an "Indemnitee") from, and hold each of them harmless against, and that no Indemnitee will have any liability for, any and all Losses incurred by any of them (including any and all Losses incurred by Administrative Agent, Arranger or the Issuing Lender to any Lender, whether or not any Creditor is a party thereto) directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents, any breach by any Obligor of any representation, warranty, covenant or other agreement contained in any of the Credit Documents in connection with any of the transactions contemplated hereby, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or the use of any collateral security for the Loans (including the exercise by any Creditor of the rights and remedies or any power of attorney with respect thereto and any action or inaction in respect thereof), but excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final and nonappealable judgment to have arisen from the gross negligence or bad faith of the Indemnitee.

          Without limiting the generality of the foregoing, the Obligors. jointly and severally, will indemnify each Creditor and each other Indemnitee from, and hold each Creditor and each other Indemnitee harmless against, any Losses described in the preceding sentence arising under any Environmental Law as a result of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor in 'interest), or (C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents; pro- vided, however that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

          To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any law or public policy or otherwise, the Obligors, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          The Obligors also agree that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Obligor or any Obligor's security holders or creditors resulting from, arising out of, in any way related to or by reason of any matter referred to in any indemnification or expense reimbursement provisions set forth in this Agreement or any other Credit Document, except to the extent that any Loss is determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from the gross negligence or bad faith of such Indemnitee.

          The Obligors agree that, without the prior written consent of Administrative Agent, An-anger and the Majority Lenders which consent shall not be unreasonably withheld, no Obligor will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 12.03 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          12.04.    Amendments, Etc. (i) Any provision of any Credit Document
                    ----------------
may be amended, modified or supplemented by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders, and any provision of any Credit Document may be waived by an instrument in writing signed by the Obligors party thereto and the Majority Lenders, or by the Obligors party thereto and Administrative Agent acting with the written consent of the Majority Lenders; provide however that:
                                                         ---------------

          (a) no amendment or waiver shall, unless by an instrument signed by all of the Lenders or by Administrative Agent acting with the written consent of each Lender (with Obligations directly affected in the case of clause (I)): (1) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Commitment Termination Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to clause (b) of Section 3.02) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or make any change to the definition of Applicable Margin or Applicable Revolving Credit Fee Percentage, (11) extend the final maturity of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 10), (111) change the currency in which any Obligation is payable, (IV) amend the terms of this Section 12.04 or Section 4.07, 5 or 11.03, (V) reduce the percentages specified in the definition of the term "Majority Lenders" or "Supermajority Lenders" or amend any provision of any Credit Document requiring the consent of all the Lenders or reduce any other percentage of the Lenders required to make any determinations or waive any fights hereunder or to modify any provision hereof (it being understood that, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in the determination of the Majority Lenders and Supermajority Lenders without notice to or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Closing Date), (VI) release any Guarantor from its obligations under Section 6 (unless permitted by this Agreement), (VII) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Credit Document, (VIII) release all or substantially all the Collateral or terminate the Lien under any Credit Document in respect of all or substantially all the Collateral (except as permitted by the Credit Documents) or agree to additional obligations (other than the Obligations) being secured by the Collateral, or (IX) amend
     Section 12.03 or any other indemnification and expense reimbursement provision set forth in any Credit Document (it being understood that any prepayment required by Section 2. 1 0(a) may be waived or amended by the Majority Lenders);

          (b) no such amendment or waiver shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments or waivers of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of any Lender);

          (c) any modification or supplement of or waiver with respect to
     Section I I which affects any Agent in their respective capacities as such shall require the consent of such Agent;

          (d) no consent of any Lender need be obtained, and Administrative Agent is hereby authorized, to release any Lien securing the Obligations on Property which is the subject of any disposition permitted by the Credit Documents;
          (e) subject to clause (a)(1) above of this proviso to this Section 12.04(i), the consent of the Supermajority Lenders of the Affected Class as well as the Supermajority Lenders shall be required with respect to any extension of any scheduled Amortization Payment or any reduction in the amount of any scheduled Amortization Payment (it being understood that, subject to clause (f) below of this Section 12.04, any prepayment required by Section 2. 10 may be modified, supplemented or waived by the Majority Lenders);

          (f) no modification, supplement or waiver shall, unless by an instrument signed by the Supermajority Lenders of the Affected Class or by Administrative Agent acting with the written consent of the Supermajority Lenders of the Affected Class, change the timing of the receipt or the application of mandatory prepayments hereunder as among the Tranche A Term Loans and the Tranche B Term Loans or the order in which any such prepayment is applied to the Tranche A Term Loans or Tranche B Term Loans (although any required prepayment set forth in Section 2. 10 may otherwise be modified, supplemented or waived by the Majority Lenders);

          (g) no reduction of the percentage specified in the definition of "Majority Revolving Credit Lenders," "Majority Tranche A Term Loan Lenders" or "Majority Tranche B Term Loan Lenders" shall be made without the consent of each Revolving Credit Lender, each Tranche A Term Loan Lender or each Tranche B Term Loan Lender, respectively (it being understood that only the Class of such Loan to which such definition relates need consent to any such reduction and that the Increased Facility Amount, if extended by any Lender, shall be, and, with the consent of the Majority Lenders, other additional extensions of credit pursuant to this Agreement may be, included in any such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (h) no reduction of the percentage specified in the definition of (1) "Majority Tenn Lenders" shall be made without the consent of the Majority Tranche A Term Loan Lenders and the Majority Tranche B Term Loan Lenders or
     (11) "Supermajority Lenders of the Affected Class" shall be made without the consent of each Term Loan Lender (it being understood, that with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in either such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Closing Date);

          (i)  (reserved];

          0) no amendment or waiver shall affect the rights or duties of the Issuing Lender in its capacity as such or alter the obligation of any Revolving Credit Lender pursuant to Section 2.03(e) or 2.03(f) without the consent of the Issuing Lender;

          (k) no consent of any Lender need be obtained to effect any amendment of any Credit Document necessary to comply with Section 9.12 or Section 9.19; and

          (1) no amendment, modification, supplement or waiver may be made to any condition precedent to any extension of credit under the Revolving Credit Facility set forth in subsection 7.02 without the written consent of the Majority Revolving Credit Lenders, it being understood that no amendment to or waiver of any representation or warranty or any covenant contained in this Agreement or any other Credit Document, or of any Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in subsection 7.02 to the making of any extension of credit under the Revolving Credit Loans have been satisfied unless the Majority Revolving Credit Lenders shall have consented to such amendment or waiver.

          (ii) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by
Section 12.04(i)(a) (other than clause (1) of such section), the consent of the Majority Lenders, Majority Tranche A Term Loan Lenders, Majority Tranche B Tenn Loan Lenders, Majority Revolving Credit Lenders, Majority Term Lenders, Supermajority Lenders or Supermajority Lenders of the Affected Class, as the case may be, is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Replacement Lenders pursuant to Section 2.11 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided however, that Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to clause (1) of
Section 12.04(i)(a).

          12.05.    Successors and Assigns. This Agreement shall be binding upon
                    -----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06.    Assignments and Participations. (a) No Obligor may assign
                    -------------------------------
its respective rights or obligations hereunder or under the Notes or any other Credit Document without the prior written consent of all of the Lenders.

          (b) Each Lender may assign to any Eligible Person any of its Loans, its Notes, its Letter of Credit Interests and its Commitments (but only with the consent (which shall not be unreasonably withheld, delayed or conditioned) of Borrower and the Administrative Agent and, in the case of the Revolving Credit Commitments, the Issuing Lender); provided, however that (i) no such consent by Borrower, the Issuing Lender or the Administrative Agent shall be required in the case of any assignment to another Lender or any Lender's Affiliate or an Approved Fund of any Lender (in which case, the assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent); (ii) no consent of Borrower need be obtained if any Default shall have occurred and be continuing; (iii) each assignment, other than to a Lender or any Lender's Affiliate or an Approved Fund of any Lender and other than any assignment effected by UBS AG or any of its Affiliates in connection with the syndication of the Commitments and/or Loans, shall be in an aggregate amount at least equal to $5.0 million unless the assigning Lender's exposure is reduced to $0 or unless Borrower and the Administrative Agent otherwise agree and (iv) in no event may any such assignment be made to any Obligor or any of its Affiliates without consent of all Lenders. Any assignment of a Loan shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of a Loan shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan (if a Note was issued in respect thereof), accompanied by an instrument in writing substantially in the form of Exhibit F, and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above, one or more new Notes (if requested by the New Lender) in the same aggregate principal amount shall be issued to the designated assignee and the old Notes shall be returned by Administrative Agent to Borrower marked "canceled". Upon execution and delivery by the assignee to Borrower and the Administrative Agent of an instrument in writing substantially in the form of Exhibit F and upon consent thereto by Borrower, the Administrative Agent and the Issuing Lender to the extent required above, and in the case of a Loan, upon appropriate entries being made in the Register the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans (or portions thereof) and Letter of Credit Interests assigned to it (in addition to the Commitment(s), Letter of Credit Interests and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such as assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon any such assignment (other than to a Lender or any Affiliate of a Lender or an Approved Fund of any Lender and other than any assignment by UBS AG or any of its Affiliates) the assignee Lender shall pay a fee of $3,500 to Administrative Agent. Upon any such assignment, certain rights and obligations of the assigning Lender shall survive as set forth in Section 12.07.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans and Letter of Credit Interests held by it, or in its Commitments, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 5 (provide however, that no Participant shall be entitled to receive any greater amount pursuant to Section 5 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred) with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if such Participant were a "Lender" for purposes of said Section, but, except as other wise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Credit Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by Borrower to any Lender under Section 5 in respect of Loans, Letter of Credit Interests and its Commitments shall be no greater than the amount that would have applied if such Lender had not sold or agreed to sell any participation in such Loans, Letter of Credit Interests and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interests and Commitments in the same way that it is funding the portion of such

Loan, Letter of Credit Interests and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Credit Document, except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to any modification or amendment set forth in subclauses (1), (11), (111) or

(VIII) of clause (a) of the proviso to Section 12.04.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may assign and pledge all or any portion of its Loans and its Notes to any United States Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and, in the case of a Lender that is an investment fund, any such Lender may assign or pledge all or any portion of its Loans and its Notes to its trustee in support of"its obligations to its trustee, without notice to or consent of Borrower, Administrative Agent, Arranger or Issuing Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning any Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to the provisions of Section 12.11. In addition, each of Administrative Agent and Arranger may furnish any information concerning any Obligor or any of its Affiliates in Administrative Agent's or Arranger's possession to any Affiliate of Administrative Agent or Arranger, subject, however, to the provisions of
Section 12.11. The Obligors shall assist any Lender in effectuating any assignment or participation pursuant to this Section 12.06 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective mansferees.

          12.07.    Survival. The obligations of the Obligors under Sections
                    ---------
5.01, 5.05, 5.06 and 12.03, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 11.02, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

          12.08.    Captions. The table of contents and captions and section
                    ---------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09.    Counterparts Interpretation, Effectiveness. This Agreement
                    -------------------------------------------
may be executed in counterparts (and by different parties hereto an different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the indemnity, confidentiality, waiver of jury trial and governing law provisions of the Commitment Letter, which are not superseded and survive. Except as provided in
Section 7.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          12.10.    Governing Law: Submission to Jurisdiction, Waivers. Etc.
                    ---------------------------------------------------
Each Credit Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof (except in the case of the other Credit Documents, to the extent otherwise expressly stated therein). Each Obligor hereby irrevocably and unconditionally: (I) submits for itself and its Property in any Proceeding relating to any Credit Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof-, (II) consents that any such Proceeding may be brought in any such court and waives trial by jury and any objection that it may now or hereafter have to the venue of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (111) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto; and
(IV) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          12.11.    Confidentiality. Each Lender agrees to keep information
                    ----------------
obtained by it pursuant hereto and the other Credit Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counter party in swap agreements or such contractual counter party's professional advisor (so long as such contractual counter party or professional advisor to such contractual counter party agrees to be bound by the provision of this Section 12.11), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provide that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 12.11, (f) to the extent required in connection with any litigation between any Obligor and any Lender with respect to the Loans or this Agreement and the other Credit Documents or (g) with Borrower's prior written consent.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         AEI RESOURCES, MC., as Borrower



                         By:___________________________________
                              Name:
                              Title:

                         Address for Notices:

                         c/o AEI Resources, Inc.
                         1500 North Big Run Road
                         Ashland, Kentucky 41102

                         Attention: Donald P. Brown

                         Telecopier No.: (606) 928-0450
                         Telephone No.: (606) 928-0439

17 WEST MINING, INC.,               IKERD-BANDY CO., INC.,
ACECO, INC.,                  KERMIT COAL COMPANY,
ADDINGTON MINING, INC.,       LESLIE RESOURCES, INC.,
AEI COAL SALES COMPANY, INC., LESLIE RESOURCES MANAGEMENT, INC.,
AEI HOLDING COMPANY, INC.,          MEADOWLARK, INC.,
AEI RESOURCES HOLDING, INC.,  MEGA MINERALS, INC.,
AMERICOAL DEVELOPMENT COMPANY,           MIDWEST COAL SALES COMPANY,
APPALACHIAN REALTY COMPANY,   MID-VOL LEASING, INC.
AYRSHIRE LAND COMPANY,        MINING TECHNOLOGIES, INC.,
BELLAIRE TRUCKING COMMAND,    MOUNTAIN-CLAY, INCORPORATED (d/b/a
BLUEGRASS COAL DEVELOPMENT COMPANY,           Mountain Clay, Inc.),
Bowie Resources Limited       PHOENIX LAND COMPANY,
CC COAL COMPANY,         PREMIUM PROCESSING, INC.,
COAL VENTURES HOLDING COMPANY, INC.,          PREMIUM COAL DEVELOPMENT COMPANY,
EAST KENTUCKY ENERGY CORPORATION,        PRO-LAND, INC. (d/b/a Kern Coal
Company)
EMPLOYEE BENEFITS MANAGEMENT, INC.,           R. & F. COAL COMPANY,
ENCOAL CORPORATION,      RIVER COAL COMPANY, INC.,
ENERZ CORPORATION,       ROARING CREEK COAL COMPANY,
EVERGREEN MINING COMPANY,           SHIPYARD RIVER COAL TERMINAL
          COMPANY,
FAIRVIEW LAND COMPANY,        STRAIGHT CREEK COAL RESOURCES
          COMPANY,
FRANKLIN COAL SALES COMPANY,        TENNESSEE MINING, INC.,
GRASSY COVE COAL MINING COMPANY,         TURRIS COAL COMPANY,
HERITAGE MINING COMPANY,      WYOMING COAL TECHNOLOGY, INC.,
HIGHLAND COAL, INC.,          ZEIGLER COAL HOLDING COMPANY,
                         ZEIGLER ENVIRONMENTAL SERVICES
                         COMPANY,
                         ZENERGY, INC.,

                              Each as a guarantor

                         By:___________________________________
                              Name:  C.K. LANE
                              Title:    VICE PRESIDENT

                                    BEECH COAL COMPANY.
                                    CANNELTON, INC.,
                                    CANNELTON INDUSTRIES. INC..
                                    CANNELTON LAND COMPANY,
                                    CANNELTON SALES COMPANY.
                                    DUNN COAL & DOCK COMPANY,
                                    HAYMAN HOLDINGS, INC.,
                                    KANAWRA CORPORATION,
                                    KINDILL HOLDING, INC.,
                                    KINDILL MINING, INC.,
                                    MIDWEST COAL COMPANY,
                                    MOUNTAINEER COAL
                                    DEVELOPMENT COMPANY,
                                    MOUNTAIN COALS CORPORATION,
                                    OLD BEN COAL COMPANY,
                                    WEST VIRGINIA-INDIANA COAL
                                         HOLDING

                                    COMPANY, INC.,
                                          each as a Guarantor


                              By:     __________________________
                                    Name: WILLIAM  H. HASELHOFF
                                    Title: SEC SECRETARY/TREASURER

                                    BENTLEY COAL COMPANY.
                                    SKYLINE COAL COMPANY.
                                    KENTUCKY PRINCE MINING
                                     COMPANY,
                                          each as Pledgor

                              By:   GRASSY COVE COAL MINING
                                    COMPANY,
                                    ROARING CREEK COAL COMPANY,
                                    each as General Partner of each of the
                              entities listed above

                              By:   __________________________________
                                    Name:       C. K. LANE
                                    Title: VICE-PRESIDENT

                                    NUCOAL. LLC,
                                      as Pledgor


                              By:   AMERICOAL DEVELOPMENT
                                     COMPANY
                                    ENCOAL CORPORATION
                                      each as Member




                              By:   _________________________________
                                    Name:     C. K. L A N E
                                    Title: VIC E-P RE S I D E N T

                                    Address for Notices for all Guarantors:

                                    c/o AEI Resources. Inc.
                                    1500 North Big Run Road
                                    Ashland. Kentucky 41102

                                    Attention: Donald P. Brown

                                    Telecopier No.: (606) 928-0450
                                    Telephone No.: (606) 928-0439

                                    UBS AG, Stamford Branch,
                                     as Administrative Agent. Issuing Lender and
                                      as a  Lender



                              By:   ___________________________________
                                    Name: Dorothy McKinley
                                    Title:  Executive Director
                                               Leveraged Finance


                              Address for Notices:

                              UBS AG. Stamford Branch
                              677 Washington Blvd.
                              Stamford. CT 06901

                              Attention: Lara Kavanagh

                              Telecopier No.: (203) 719-4181
                              Telephone No.: (203) 719-4176

                                    WARBURG DILLON READ LLC.
                                    as Syndication Agent. and Arranger



                              By:   ___________________________________
                                    Name:   Kaj Ahlburg
                                    Title:  Executive Director
                                            High Yield Corporate Finance



                                    Address for Notices:

                                    Warburg Dillon Read LLC
                                    535 Madison Avenue
                                    New York, New York 10022

                                    Attention: Michael Leder

                                    Telecopier No.: (212) 906-7858
                                    Telephone No.:(212) 906-7116

                                    ANNEX A

                                  ALLOCATIONS

As of the Closing Date:

                                                            Allocation
                                             -----------------------------------------------------
                                             Revolving     Tranche A     Tranche B
                                             Credit        Term Loan     Term Loan
Institution                                  Commitments   Commitment    Commitment    Total
-------------------------------------------  ------------  ------------  ------------  ------------
UBS AG.                                      $350,000,000  $150,000,000  $250,000,000  $750,000,000

   Total                                     $350,000,000  $150,000,000  $250,000,000  $750,000,000
                                             ============  ============  ============  ============

As of the Amendment and Restatement Date:

                                                           Allocation
                                             --------------------------------------------------------------------
                                             Revolving     Outstanding   Tranche A     Outstanding
                                             Credit        Tranche A     Term Loan     Tranche B
Institution                                  Commitments   Term Loans    Commitment    Term Loans    Total
-------------------------------------------  ------------  ------------  ------------  ------------  ------------
UBS AG.                                      $300,000,000  $150,000,000  $175,000,000  $250,000,000  $875,000,000

      Total                                  $300,000,000  $150.000,000  $175,000,000  $250,000.000  $875,000,000
                                             ============  ============  ============  ============  ============


                                     -128-